   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                        SUN INTERNATIONAL HOTELS LIMITED
                     SUN INTERNATIONAL NORTH AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

    COMMONWEALTH OF THE BAHAMAS                     7011                              98-0136554
             DELAWARE                               7011                              59-0763055
   (State or other jurisdiction         (Primary Standard Industrial               (I.R.S. Employer
 of incorporation or organization)       Classification Code Number)            Identification Number)

                         ------------------------------

           SUN INTERNATIONAL HOTELS LIMITED                     SUN INTERNATIONAL NORTH AMERICA, INC.
                     CORAL TOWERS                                       1415 E. SUNRISE BLVD.
             PARADISE ISLAND, THE BAHAMAS                              FT. LAUDERDALE, FL 33304
                    (242) 363-6000                                          (954) 713-2500
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ------------------------------

                            WILLIAM C. MURTHA, ESQ.
                     SUN INTERNATIONAL NORTH AMERICA, INC.
                               2106 NEW ROAD - C7
                               LINWOOD, NJ 08221
                                 (609) 653-8116
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                 JOHN W. WHITE, ESQ.                                    CHARLES D. ADAMO, ESQ.
               CRAVATH, SWAINE & MOORE                             SUN INTERNATIONAL HOTELS LIMITED
                   WORLDWIDE PLAZA                                           CORAL TOWERS
                  825 EIGHTH AVENUE                                  PARADISE ISLAND, THE BAHAMAS
               NEW YORK, NY 10019-7475                                      (242) 363-6000
                    (212) 474-1000                                    (242) 363-4581 (FACSIMILE)
              (212) 474-3700 (FACSIMILE)

                         ------------------------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
             REGISTERED(1)                    REGISTERED             UNIT(1)             PRICE(1)        REGISTRATION FEE(2)
8 7/8% Senior Subordinated Notes due
  2011..................................     $200,000,000             100%             $200,000,000            $50,000
Guarantees of Notes.....................          (4)                  (4)                  (4)                  (5)

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2) Calculated by multiplying the aggregate offering amount by .00025.
(3) See inside facing page for table of registrant guarantors.
(4) No separate consideration will be received for the guarantees.
(5) No further fee is payable pursuant to Rule 457(n).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             REGISTRANT GUARANTORS

                                                                              PRIMARY STANDARD
                                                                                 INDUSTRIAL      I.R.S. EMPLOYER
                                                         JURISDICTION OF       CLASSIFICATION    IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER       ORGANIZATION         CODE NUMBER          NUMBER
----------------------------------------------------  ----------------------  ----------------   ---------------
Sun International Bahamas Limited(+)..........        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Acquisitions Limited(+)..............        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Island Limited(+)....................        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Enterprises Limited(+)...............        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Island Hotel Company Limited(+)...............        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Beach Inn Limited(+).................        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Sun International Management Limited(+).......        British Virgin Islands        7011         Not Applicable

Sun Cove, Ltd.*...............................        Connecticut                   7011           36-4041616

Sun International Nevada, Inc.*..............         Nevada                        7011           65-0922984

Sun International Resorts Inc.*...............        Florida                       7011           65-0483525

PIV, Inc.*...................................         Florida                       7011           65-0483531

ISS, Inc.*...................................         Florida                       7011           65-0483536

Sun International Marketing, Inc.*...........         Florida                       7011           65-0880994

Sun Cove California, Inc.*...................         Delaware                      7011           65-0932228

Sun Cove New York, Inc.*.....................         Delaware                      7011           65-1069728

Sun International New York, Inc.*............         New York                      7011           13-4027976

Sun International Development Group, Inc.(+)..        New Jersey                    7011           65-0746089

Sun International Timeshare Limited(+)........        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Island Futures Limited(+)............        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Sun International Development Limited(+)......        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Paradise Security Services Limited(+).........        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Sunonline Limited(+)..........................        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Bahamas e-Trading Limited(+)..................        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Sun International Network Data Limited(+).....        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

                                                                              PRIMARY STANDARD
                                                                                 INDUSTRIAL      I.R.S. EMPLOYER
                                                         JURISDICTION OF       CLASSIFICATION    IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER       ORGANIZATION         CODE NUMBER          NUMBER
----------------------------------------------------  ----------------------  ----------------   ---------------
Sunonline (IOM) Limited(+)....................        Isle of Man                   7011         Not Applicable

Sun International Development (Timeshare)
  Limited(+)..................................        Commonwealth of The           7011         Not Applicable
                                                      Bahamas

Sun Hotels International (Bermuda) Limited(+)...      Bermuda                       7011         Not Applicable

Sun International Finance Limited(+)..........        British Virgin Islands        7011         Not Applicable

Aberdeen Management Limited(+)................        Channel Islands               7011         Not Applicable

Sun Vacances SA(+)............................        France                        7011         Not Applicable

Birbo NV(+)...................................        Netherlands Antilles          7011         Not Applicable

Sun Hotels International Management NV(+).....        Netherlands Antilles          7011         Not Applicable

Purposeful BV(+)..............................        Netherlands                   7011         Not Applicable

Sun International Marketing (UK) Ltd.(+)......        United Kingdom                7011         Not Applicable

Sun International Network Services Limited(+)...      United Kingdom                7011         Not Applicable

------------------------

+ The address, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

           Coral Towers
           Paradise Island, The Bahamas
           (242) 363-6000

* The address, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

           10th Floor, 1415 E. Sunrise Blvd.
           Ft. Lauderdale, FL 33304
           (954) 713-2500

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2001

PROSPECTUS

                        SUN INTERNATIONAL HOTELS LIMITED
               [LOGO]        SUN INTERNATIONAL NORTH
                                 AMERICA, INC.
                                OFFER TO EXCHANGE
                          ALL OUTSTANDING 8 7/8% SENIOR
                           SUBORDINATED NOTES DUE 2011
                        ($200,000,000 AGGREGATE PRINCIPAL
                                     AMOUNT)
                                       FOR
                        8 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2011
                        ($200,000,000 AGGREGATE PRINCIPAL
                                     AMOUNT)
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
        , 2001, UNLESS WE EXTEND THE EXCHANGE OFFER IN OUR SOLE AND ABSOLUTE DISCRETION.

    We do not intend to list the New Notes on any national securities exchange, and no established trading market for the New Notes is anticipated.

                            ------------------------

         SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE   FOR A
      DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR
                        OLD NOTES IN THE EXCHANGE OFFER.

    None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS         , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Summary.....................................................      1
Risk Factors................................................     11
Organizational Structure....................................     21
Use of Proceeds.............................................     22
Capitalization..............................................     22
Unaudited Pro Forma Consolidated Statements of Operations...     23
Selected Historical Consolidated Financial Data.............     28
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     31
Business....................................................     42
Management..................................................     54
Major Shareholders and Related Party Transactions...........     56
The Exchange Offer..........................................     59
Description of New Notes....................................     67
Description of Other Indebtedness...........................    101
Certain Tax Considerations..................................    103
Plan of Distribution........................................    104
Legal Matters...............................................    105
Experts.....................................................    105
Index to Financial Statements...............................    F-1

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933, as amended, relating to the exchange offer that incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. The information is available from us without charge to holders of the Old Notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign issuers, and in accordance therewith file reports, including annual reports on Form 20-F, and other information with the SEC. We make available to our shareholders annual reports containing audited financial statements within 180 days of the end of each fiscal year and publish quarterly reports containing selected financial data for the first three quarters of the fiscal year within 60 days from the end of such fiscal quarter (in each case, prepared in accordance with generally accepted accounting principles in the United States). We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. However, we furnish shareholders with statements with respect to annual or extraordinary meetings of shareholders, as well as such other reports as may from time to time be authorized by the board of directors or be required under law. Sun International North America, Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC.

    You may read and copy this information at the SEC's public reference facilities, Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at the following SEC regional offices: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade

Center, 13th Floor, New York, New York 10048. The public may obtain information on the operation of the public reference facilities by telephone at
(800)-732-0330.

    You may also obtain copies of such information by mail from the Public Reference Section of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    You can inspect copies of such materials filed by Sun International Hotels Limited at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which Sun International Hotels Limited's ordinary shares are listed.

    In addition, for so long as any of the Notes remain outstanding and during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, we will make available to any prospective purchaser or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act of 1933.

    Information with respect to us also may be obtained from us at Sun International Hotels Limited, Coral Towers, The Bahamas or by telephone at
(242) 363-6017.

    TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME ON         , 2001. THE EXCHANGE OFFER MAY BE
EXTENDED BY US IN OUR SOLE DISCRETION. SEE THE SECTION ENTITLED "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Sun International Hotels Limited has filed the following documents with the SEC and they are incorporated by reference in this prospectus:

    - Annual Report on Form 20-F for the year ended December 31, 2000; and

    - Form 6-K filed on September 20, 2001; Form 6-K filed on August 24, 2001; Form 6-K filed on August 9, 2001; Form 6-K filed on August 3, 2001; Form 6-K filed on August 2, 2001; Two Forms 6-K filed on August 1, 2001;
      Form 6-K filed on July 24, 2001; Form 6-K filed on July 20, 2001;
      Form 6-K filed on July 19, 2001; Form 6-K filed on July 10, 2001; and Form 6-K filed on July 3, 2001.

    Sun International North America, Inc. has filed the following documents with the SEC and they are incorporated herein by reference:

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

    - Form 8-K filed on September 20, 2001; Form 8-K filed on August 24, 2001; Form 8-K filed on August 9, 2001; Form 8-K filed on August 3, 2001; Form 8-K filed on August 2, 2001; Form 8-K filed on July 24, 2001; Form 8-K filed on July 20, 2001; Form 8-K filed on July 19, 2001; and Form 8-K filed on July 10, 2001.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus. In addition, all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the consummation of the exchange offer for the New Notes shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents or reports, to the extent not superseded by documents or reports subsequently filed.

    We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written requests should be directed to the Secretary, Sun International Hotels Limited, Coral Towers, The Bahamas. Telephone requests for such copies should be directed to the general counsel at
(242) 363-6017.

                           FORWARD-LOOKING STATEMENTS

    This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations, estimates, projections, management's beliefs and assumptions made by management. We use "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions to identify forward-looking statements. Forward-looking statements include statements relating to our plans for future expansion and other business activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. These forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future. Accordingly, our results may differ from those expressed in such forward-looking statements made in this prospectus and our public filings. These risks and uncertainties include, but are not limited to, the risk factors discussed under the heading "Risk Factors" in this prospectus and in our filings with the SEC.

    You should not place undue reliance on any forward-looking statements. Other than as required by applicable law or the applicable rules of any exchange on which our securities may be listed, we have no intention or obligation to update forward-looking statements.

                                  MARKET DATA

    Market data used in this prospectus, including the information relating to our relative position in the resort and gaming markets, is based upon our good faith estimates, which are based upon our review of internal surveys, independent industry publications and other publicly available information. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

                                    SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS OFFERING. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS WE HAVE REFERRED YOU TO, ESPECIALLY THE RISKS OF INVESTING IN THE NEW NOTES DISCUSSED UNDER "RISK FACTORS," BEFORE INVESTING IN THE NEW NOTES. UNLESS THE CONTEXT OTHERWISE INDICATES AND EXCEPT WITH RESPECT TO ANY DESCRIPTION OF THE NEW NOTES, REFERENCES TO "WE," "US," AND "OUR" ARE TO SUN INTERNATIONAL HOTELS LIMITED, OR SUN INTERNATIONAL, AND ITS SUBSIDIARIES (INCLUDING SUN INTERNATIONAL NORTH AMERICA, INC., OR SINA), TAKEN AS A WHOLE.

    WHEN WE USE THE TERM "NOTES" IN THIS PROSPECTUS, THE TERM INCLUDES THE OLD NOTES AND THE NEW NOTES.

                                  THE COMPANY

    We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

    In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from the Mohegan Sun casino in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

    In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

                                   BUSINESSES

DESTINATION CASINO RESORTS

    Our destination casino resort business consists of large-scale, premier destination resorts that we believe are "must see" properties. The existing properties in this business are Atlantis and Mohegan Sun. These properties feature distinctive themes, unique architectural designs and decors, and offer a wide range of gaming, entertainment and other amenities. We believe these properties maintain competitive advantages due to their scale, location, design, variety of amenities and significant barriers to entry in the markets in which they operate.

    ATLANTIS

    Our flagship destination casino resort is Atlantis, a 2,317-room, ocean-themed resort located on Paradise Island, The Bahamas. Since we acquired the property in 1994, we have spent approximately $1.0 billion to create a unique destination casino resort that caters to multiple segments of the resort and casino gaming markets. Atlantis features three interconnected hotel towers built around a 7-acre lagoon and a 34-acre marine environment that includes the world's largest open-air aquarium. Atlantis also features a 100,000 square foot entertainment complex which includes the largest casino in the Caribbean market, containing approximately 1,000 slot machines and 80 table games, 17 restaurants, approximately 100,000 square feet of convention space, a sports center and over 30,000 square feet of high-end retail space. The 63-slip, full service Marina at Atlantis enjoys some of the highest average docking rates in the Caribbean market and can accommodate yachts up to 200 feet in length. We also developed Harborside at Atlantis, a timeshare project located adjacent to Atlantis, through a joint venture with Starwood Hotels and Resorts Worldwide, Inc.

    Atlantis is master-planned for expansion, and we believe the approximate 100 acres of undeveloped land we own on Paradise Island gives us the capacity to add more than 2,000 new hotel rooms as well as condominiums and additional timeshare units, restaurants, retail space and other facilities. We are evaluating plans for a 1,000-room hotel expansion at Atlantis that will cater primarily to the middle-market customer segment. This expansion is contingent upon a number of factors, including continued strong demand at Atlantis.

    MOHEGAN SUN

    We believe the Native American-themed Mohegan Sun is one of the premier casino gaming properties in the Northeast and one of the most profitable casinos in the United States. The property features a 176,500 square foot casino with approximately 3,600 slot machines, 153 table games and various other amenities. For the fiscal year ended September 30, 2000, Mohegan Sun reported gross revenue of $809.3 million and a gross win per slot per day of $488. We believe Mohegan Sun benefits from a superior location and strong demographics. It is located approximately one mile from the interchange of Interstate 395 and Connecticut Route 2A in Uncasville, Connecticut, and is within 150 miles of approximately
22 million adults. Mohegan Sun has spent approximately $40.0 million for infrastructure improvements providing direct highway access to the property from Boston, Providence and New York.

    We developed Mohegan Sun and managed the property from its opening in 1996 until January 2000 through Trading Cove Associates, or TCA, a partnership in which we own a 50% interest. On January 1, 2000, TCA turned over management of the property to the Mohegan Tribe and TCA now receives payments equal to 5% of gross revenues generated by the property from January 2000 through December 2014, including the expansion described below.

    We are also overseeing the development of an approximate $960.0 million expansion of the property through TCA. This expansion includes 115,000 square feet of additional gaming space containing approximately 2,550 slot machines and 80 table games, a 34-story, 1,200-room luxury hotel, 100,000 square feet of convention space, a 10,000-seat arena, 5,275 additional parking spaces, 130,000 square feet of retail space, specialty retail shops and additional restaurants. The expanded casino is expected to open in Fall 2001, with the remainder of the expansion expected to open in phases through April 2002. Upon completion of the Mohegan Sun expansion, we believe the gross revenues of the property will significantly increase and that Mohegan Sun will be one of the largest and most unique destination casino resorts in the world.

LUXURY RESORT HOTELS

    Our luxury resort hotel business consists of a collection of premier beach resort hotels that operate primarily in the five-star, deluxe-end of the resort market. The properties in our luxury resort hotel business are as follows:

       - In Mauritius, we manage and own interests in five beach resorts:

           - the recently renovated 175-room Le Saint Geran Hotel;

           - the 200-room Le Touessrok Hotel & Ile Aux Cerfs;

           - the 248-room La Pirogue Hotel;

           - the 333-room Le CoCo Beach; and

           - the 238-room Sugar Beach Resort Hotel.

       - In the Maldives, located off the southern tip of India, we manage the Kanuhura Resort & Spa, a 120-room luxury resort located on Kanuhura Island.

       - In the Middle East, we manage the Royal Mirage Hotel in Dubai, a luxury 258-room hotel which opened in August 1999, and we will manage a new 225-room luxury hotel that is to be constructed adjacent to the Royal Mirage Hotel.

       - In The Bahamas, we own and operate the Ocean Club, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, including a 50-room addition completed in October 2000. In January 2001, we completed the Tom Weiskopf-designed championship Ocean Club Golf Course and Clubhouse and created Ocean Club Estates, with 121 luxury homesites set around the golf course.

                  BUSINESS STRATEGY AND COMPETITIVE STRENGTHS

    Our strategy is to develop and manage premier, "one of a kind" destination casino resorts and luxury resort hotels through direct ownership, joint ventures or other contractual arrangements. We believe our business infrastructure, including our development and marketing expertise, marketing programs and tour and travel distribution channels will enable us to leverage and expand our business in existing and new markets.

    We believe our competitive strengths to be as follows:

    - Unique Destination Casino Resorts and Luxury Resort Hotels

    - Significant Recent Capital Expenditures

    - Locations in Attractive Markets with Significant Barriers to Entry

    - Strong Cash Flow

    - Proven Track Record of Developing and Operating Destination Casino Resorts

    - Extensive Management Experience in Developing and Operating Luxury Resort Hotels

    - Geographically Diverse Clientele in Multiple Price Segments

    - Atlantis Offers a Variety of Amenities Resulting in a Diverse Revenue
      Stream

                              RECENT DEVELOPMENTS

REVOLVING CREDIT FACILITY

    We are currently engaged in discussions with various lenders to amend and restate our existing revolving credit facility, which matures in August 2002.

MAJORITY SHAREHOLDER REORGANIZATION

    On July 3, 2001, we announced the restructuring of our majority shareholder, Sun International Investments Limited, or SIIL. In connection with this restructuring, among other things, SIIL will be dissolved and the shareholders agreement governing SIIL was terminated. In addition, SIIL's shareholders have agreed to, among other things, certain standstill provisions in effect through June 2006, pursuant to which each of them will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets. See "Major Shareholders and Related Party Transactions."

ATLANTIC CITY SALE

    On April 25, 2001, we sold Resorts Atlantic City and certain related assets for approximately $144.8 million and granted the purchaser a two-year option to acquire certain undeveloped real estate adjacent to the property for an additional $40.0 million. We believe that Resorts Atlantic City was a property that did not fit with our business strategy. We initially planned to develop the property into a "must-see" destination resort, but due to the difficulty in acquiring the requisite land and other obstacles to development, we concluded our capital could be better deployed elsewhere.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table contains summary financial and other data that has been derived from the following sources:

    - as of and for each of the years in the three-year period ended December 31, 2000, from our audited consolidated financial statements prepared in accordance with U.S. GAAP included in this prospectus;

    - as of June 30, 2001, from our unaudited interim consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, that in our opinion are necessary for a fair presentation of our financial position and results of operations as of and for such periods, included in this prospectus; and

    - as of June 30, 2001 and for the six-month periods ended June 30, 2000 and 2001, and for the year ended December 31, 2000, on a pro forma as adjusted basis to give effect to the disposition of Resorts Atlantic City and this offering, from our unaudited pro forma financial statements included in this prospectus under the heading "Unaudited Pro Forma Consolidated Statements of Operations."

    The information set forth below is not necessarily indicative of future operations and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included elsewhere in this prospectus. Amounts are reported in U.S. dollars.

                                                                                             SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                      JUNE 30,
                                       --------------------------------------------------   -------------------
                                                                               PRO FORMA         PRO FORMA
                                                      ACTUAL                  AS ADJUSTED       AS ADJUSTED
                                       ------------------------------------   -----------   -------------------
                                       1998 (A)(B)   1999 (B)   2000 (B)(C)      2000         2000       2001
                                       -----------   --------   -----------   -----------   --------   --------
                                                   (UNAUDITED)                (UNAUDITED)       (UNAUDITED)
                                                                    (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Gross Revenues
  Gaming.............................    $319,342    $351,545     $367,935     $132,108     $ 74,565   $ 73,819
  Rooms..............................      94,942     164,831      194,008      177,596      101,300    110,604
  Food and beverage..................      86,593     137,100      147,718      121,679       67,108     72,678
  Tour operations....................      14,757      28,714       33,192       33,192       15,926     20,711
  Real estate related................          --          --      108,650      108,650       96,091      7,757
  Management fees....................      40,645      46,898       35,763       35,763       16,670     18,323
  Other..............................      35,391      45,910       49,208       45,435       21,627     32,989
  Insurance recovery.................          --      14,209           --           --           --         --
                                         --------    --------    ---------    ---------     --------   --------
Total gross revenues.................     591,670     789,207      936,474      654,423      393,287    336,881
Net revenues.........................     550,878     738,967      884,695      627,932      376,751    322,417
Write-down of net assets held for
  sale...............................          --          --     (229,208)          --           --         --
Income (loss) from operations........      52,206     114,432      (74,844)     147,534      120,414     78,174
Equity in earnings of associated
  companies..........................       2,730       2,628        4,225        4,225        1,014      2,804
Net income (loss)....................    $ 57,746    $ 69,822    $(119,104)    $112,371     $101,677   $ 54,814

                                                                                                    AS OF JUNE 30,
                                                                                              --------------------------
                                                                                                              PRO FORMA
                                                                                                 ACTUAL      AS ADJUSTED
                                                                                              ------------   -----------
                                                                                                  2001          2001
                                                                                              ------------   -----------
                                                                                                     (UNAUDITED)
                                                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA AT END OF PERIOD:
Cash and cash equivalents, including restricted cash.......................................    $   42,488    $   42,488
Total assets...............................................................................     1,362,231     1,368,231
Long-term debt, including current portion..................................................       521,304       527,304
Shareholders' equity.......................................................................       698,813       698,813

                                                                                              SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                   JUNE 30,
                                              --------------------------------------------   -------------------
                                                                                PRO FORMA         PRO FORMA
                                                                               AS ADJUSTED       AS ADJUSTED
                                                                               -----------   -------------------
                                              1998 (A)     1999       2000        2000         2000       2001
                                              --------   --------   --------   -----------   --------   --------
                                                                               (UNAUDITED)       (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
OTHER FINANCIAL DATA:
EBITDA (d).................................   $110,248   $176,360   $164,041    $140,993      $89,872   $101,199
Depreciation and amortization..............     32,081     57,230     60,223      44,005       20,749     24,116
Capital expenditures.......................    443,996    205,046    155,892     144,576       62,630     33,606
Cash interest expense (e)..................     30,703     49,784     48,439      39,458       19,095     22,117

ATLANTIS OPERATING DATA:
Average number of rooms....................      1,196      2,325      2,319       2,319        2,319      2,317
Average occupancy..........................       87.0%      81.4%      83.2%       83.2%        88.2%      89.7%
Average daily room rate....................       $187       $211       $242        $242         $263       $273
Average number of slot machines............        823        979        975         975          978        959
Average win per slot machine per day.......       $115       $136       $144        $144         $154       $158
Average number of table games..............         69         77         79          79           79         79
Average win per table game per day.........   $  1,987   $  2,934   $  2,813    $  2,813     $  3,295   $  3,239

--------------------------

(a) The results of operations for the year ended December 31, 1998 include only two weeks of operations of the Royal Towers on Paradise Island after its opening in mid-December 1998.

(b) The results of operations for the years ended December 31, 1998, 1999 and 2000 include pre-opening expenses of $26.0 million, $5.4 million and $7.6 million, respectively.

(c) The results of operations for the year ended December 31, 2000 include a $229.2 million write-down of the carrying value of Resorts Atlantic City in connection with the sale of the property and the related option to its realizable value.

(d) EBITDA is defined as income from operations before interest, taxes, depreciation and amortization, real estate related gains and non-recurring items. The real estate related gains and non-recurring items excluded in the calculation of EBITDA for the periods presented are set forth below:

                                                                                             SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                   JUNE 30,
                                             --------------------------------------------   -------------------
                                                                               PRO FORMA         PRO FORMA
                                                         ACTUAL               AS ADJUSTED       AS ADJUSTED
                                             ------------------------------   -----------   -------------------
                                               1998       1999       2000        2000         2000       2001
                                             --------   --------   --------   -----------   --------   --------
                                                                       (IN THOUSANDS)
    Gain on real estate related sales......  $    --     $   --    $(76,378)   $(76,378)    $(70,197)  $(5,446)
    Pre-opening expenses...................   25,961      5,398       7,616       7,616          690     4,355
    Write-down of net assets held for
      sale.................................       --         --     229,208          --           --        --
    Gain on sale of airplane...............       --       (700)         --          --           --        --
    Purchase termination costs.............       --         --      11,202      11,202       11,202        --
    Transaction costs......................       --         --       7,014       7,014        7,014        --
                                             -------     ------    --------    --------     --------   -------
    Total..................................  $25,961     $4,698    $178,662    $(50,546)    $(51,291)  $(1,091)
                                             =======     ======    ========    ========     ========   =======

    Purchase termination costs relate to the termination of our agreement to acquire the Desert Inn. Transaction costs represent costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire all our ordinary shares it did not already own.

    We believe that EBITDA provides useful information regarding our ability to service our indebtedness but should not be considered in isolation from or as a substitute for operating income or cash flow data prepared in accordance with U.S. GAAP as an indicator of our operating performance or as a measure of our liquidity.

(e) Cash interest expense includes capitalized interest and excludes amortization of deferred financing costs and interest income.

                                  THE OFFERING

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

BACKGROUND................................  On August 14, 2001, we completed a private placement of the Old Notes. In connection with that private
                                            placement, we entered into a registration rights
                                            agreement in which we agreed, among other things, to
                                            complete an exchange offer.

EXCHANGE OFFER............................  We are offering to exchange our New Notes which have been registered under the Securities Act of 1933 for a
                                            like principal amount of our outstanding, unregistered
                                            Old Notes. Old Notes may only be tendered in integral
                                            multiples of $1,000 principal amount.

RESALE OF NEW NOTES.......................  We believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered
                                            for resale, resold and otherwise transferred by you
                                            without compliance with the registration and prospectus
                                            delivery provisions of the Securities Act of 1933,
                                            provided that:

                                                - you are acquiring the New Notes in the ordinary
                                                course of your business;

                                                - you have not engaged in, do not intend to engage
                                                in, and have no arrangement or understanding with
                                                  any person to participate in the distribution of
                                                  the New Notes; and

                                                - you are not our affiliate as defined under
                                                Rule 405 of the Securities Act of 1933.

                                            Each participating broker-dealer that receives New Notes
                                            for its own account pursuant to the exchange offer in
                                            exchange for Old Notes that were acquired as a result of
                                            market-making or other trading activity must acknowledge
                                            that it will deliver a prospectus in connection with any
                                            resale of New Notes. See "Plan of Distribution."

CONSEQUENCES IF YOU DO NOT EXCHANGE YOUR
  OLD NOTES...............................  Old Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear
                                            legends restricting their transfer. You will not be able
                                            to offer or sell the Old Notes unless:

                                                - each offer or sale is made pursuant to an
                                                exemption from the requirements of the Securities
                                                  Act of 1933; or

                                                - the Old Notes are registered under the Securities
                                                Act of 1933.

                                            After the exchange offer is closed, we will no longer
                                            have an obligation to register the Old Notes, except for
                                            some limited exceptions. See "Risk Factors--Holders who
                                            fail to exchange their Old Notes will continue to be
                                            subject to restrictions on transfer."

EXPIRATION DATE...........................  5:00 p.m., New York City time, on             , 2001,
                                            unless extended in our sole and absolute discretion.

WITHDRAWAL; NON-ACCEPTANCE................  You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City
                                            time, on         , 2001.

CONDITIONS TO THE EXCHANGE OFFER..........  The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the
                                            caption "The Exchange Offer--Conditions to the Exchange
                                            Offer" for more information regarding the conditions to
                                            the exchange offer.

SPECIAL PROCEDURES FOR BENEFICIAL
  HOLDERS.................................  If you beneficially own Old Notes which are registered in the name of a broker, dealer, commercial bank, trust
                                            company or other nominee and you wish to tender in the
                                            exchange offer, you should contact such registered
                                            holder promptly and instruct such person to tender on
                                            your behalf. If you wish to tender in the exchange offer
                                            on your own behalf, you must, prior to completing and
                                            executing the letter of transmittal and delivering your
                                            Old Notes, either arrange to have the Old Notes
                                            registered in your name or obtain a properly completed
                                            bond power from the registered holder. The transfer of
                                            registered ownership may take a considerable period of
                                            time.

ACCOUNTING TREATMENT......................  We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The
                                            expenses of the exchange offer that we pay will increase
                                            our deferred financing costs in accordance with
                                            generally accepted accounting principles. See "The
                                            Exchange Offer--Accounting Treatment."

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS..........................  The exchange of the Old Notes for New Notes in the exchange offer generally should not be a taxable
                                            transaction for United States Federal income tax
                                            purposes.

USE OF PROCEEDS...........................  We will not receive any cash proceeds from the exchange offer. See "Use of Proceeds."

EXCHANGE AGENT............................  The Bank of New York is the exchange agent for the exchange offer. You can find the address and telephone
                                            number of the exchange agent below under the caption
                                            "The Exchange Offer--Exchange Agent."

             SUMMARY DESCRIPTION OF THE SECURITIES TO BE REGISTERED

    THE NEW NOTES HAVE THE SAME FINANCIAL TERMS AND COVENANTS AS THE OLD NOTES, WHICH ARE AS FOLLOWS:

Issuers...................................  Sun International Hotels Limited and Sun International
                                            North America, Inc.

Securities Offered........................  $200 million aggregate principal amount of 8 7/8% senior subordinated notes due 2011.

Maturity..................................  August 15, 2011.

Interest Payment Dates....................  Interest will be payable semiannually in arrears on
                                            February 15 and August 15, commencing on February 15,
                                            2002.

Ranking...................................  The New Notes will:

                                                - be our unsecured senior subordinated obligations;

                                                - rank junior to all of our existing and future
                                                senior debt, including debt under our revolving
                                                  credit facility; and

                                                - rank equal to our existing and future subordinated
                                                  debt.

                                            The guarantees of the New Notes by all of our
                                            subsidiaries will:

                                                - be unsecured senior subordinated obligations of
                                                such subsidiaries;

                                                - rank junior to all of the existing and future
                                                senior debt of such subsidiaries, including
                                                  guarantees of borrowings under our revolving
                                                  credit facility; and

                                                - rank equal to all of the existing and future
                                                  subordinated debt of such subsidiaries.

                                            As of June 30, 2001, as adjusted for the offering of the
                                            Old Notes, we estimate that we and our subsidiaries
                                            would have had $27.9 million of senior debt outstanding,
                                            with approximately $345.8 million of unused availability
                                            under our revolving credit facility, and approximately
                                            $500.0 million in subordinated debt.

Guarantees................................  All of our subsidiaries will unconditionally guarantee the New Notes. If we cannot make payments required by
                                            the New Notes, our guarantor subsidiaries must make
                                            them, subject to the ranking limitations discussed
                                            above. The guarantees may be released under certain
                                            circumstances.

Optional Redemption.......................  On or after August 15, 2006, we may redeem some or all of the New Notes at the redemption prices listed in the
                                            "Description of New Notes" section under the heading
                                            "Optional Redemption," plus accrued interest.

Optional Redemption After Equity
  Offerings...............................  At any time (which may be more than once) before
                                            August 15, 2004, we can choose to redeem up to 35% of
                                            the Notes (including any additional Notes) with the net
                                            proceeds

                                            that we raise in one or more specified equity offerings,
                                            as long as:

                                                - we pay 108.875% of the face amount of the Notes,
                                                plus accrued and unpaid interest to the date of
                                                  redemption;

                                                - we redeem the Notes within 60 days of completing
                                                the equity offering; and

                                                - at least 65% of the aggregate principal amount of
                                                  Notes issued (including any additional Notes)
                                                  remain outstanding afterwards.

Redemption Based upon Gaming Laws.........  The Notes are subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in
                                            jurisdictions in which we conduct gaming operations. See
                                            "Description of New Notes--Required Regulatory
                                            Redemption."

Change of Control Offer...................  If a change of control of our company occurs and there is a ratings decline of the Notes within 90 days of such
                                            change in control, we must give holders of the Notes the
                                            opportunity to sell us their Notes at 101% of their face
                                            amount, plus accrued and unpaid interest.

Asset Sale Proceeds.......................  If we or any of the guarantors engage in asset sales, we generally must either invest the net cash proceeds from
                                            such sales in our business within a specified period of
                                            time, prepay senior debt or make an offer to purchase a
                                            principal amount of the Notes equal to the excess net
                                            cash proceeds. The purchase price of the Notes would be
                                            100% of their principal amount, plus accrued and unpaid
                                            interest.

Certain Indenture Provisions..............  The indenture governing the New Notes contains covenants limiting our (and substantially all of our
                                            subsidiaries') ability to:

                                                - incur additional debt;

                                                - pay dividends or distributions on our capital
                                                stock or repurchase our capital stock;

                                                - make certain investments;

                                                - create liens on our assets to secure subordinated
                                                  debt;

                                                - enter into transactions with affiliates;

                                                - merge or consolidate with another company; and

                                                - transfer and sell assets.

                                            These covenants are subject to a number of important
                                            limitations and exceptions.

Use of Proceeds...........................  We will not receive any proceeds from the exchange offer.

Risk Factors..............................  See "Risk Factors" for a description of certain of the risks you should consider before tendering your Old
                                            Notes in the exchange offer.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE TENDERING YOUR OLD NOTES IN THE EXCHANGE OFFER. WHEN WE USE THE TERM "NOTES" IN THIS PROSPECTUS, THE TERM INCLUDES THE OLD NOTES AND THE NEW NOTES.

         RISKS RELATED TO THE EXCHANGE OFFER AND HOLDING THE NEW NOTES

HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

    If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act of 1933 and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act of 1933.

    Because we anticipate that most holders of Old Notes will elect to exchange such Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer may be substantially limited. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the Old Notes outstanding. Following the exchange offer, if you did not tender your Old Notes you generally will not have any further registration rights (subject to limited exceptions), and such Old Notes will continue to be subject to certain transfer restrictions, as described above. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A and Regulation S through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NOTES.

    Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

    - certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined) if the tendering holder does not deliver a letter of transmittal,

    - a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal, and

    - any other documents required by the letter of transmittal.

    Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act of 1933 and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering" and "The Exchange Offer--Consequences of Failures to Properly Tender Old Notes in the Exchange."

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS.

    If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

HOLDERS OF THE OLD NOTES PARTICIPATING IN THE EXCHANGE OFFER WILL NOT RECOGNIZE GAIN OR LOSS IN THE EXCHANGE.

    The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction to holders for U.S. federal income tax purposes. See "Certain Tax Considerations."

                           RISKS RELATED TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We have now, and after the offering will continue to have, a significant amount of indebtedness. As of June 30, 2001, after giving effect to the offering of the Old Notes (and the application of the proceeds therefrom), we would have had approximately $527.9 million of indebtedness and shareholders' equity of approximately $698.8 million.

    Our substantial indebtedness could have important consequences for you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the Notes;

    - increase our vulnerability to general adverse economic and industry conditions;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate requirements;

    - limit our flexibility in planning for, or reacting to, changes in our business and industry;

    - place us at a competitive disadvantage to competitors with less indebtedness; and

    - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

    Failure to comply with the covenants in the agreements governing our indebtedness could result in an event of default which, if not cured or waived, could have a significant adverse effect on us.

SERVICING OUR INDEBTEDNESS WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts depends on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our revolving credit facility in the future will depend on our continued compliance with certain financial covenants in the revolving credit facility and any amendments thereto.

    We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, indebtedness under our existing revolving credit facility, our 9.000% senior subordinated notes or 8.625% senior subordinated notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of such indebtedness on or before maturity. We cannot assure you that we will be able to refinance or amend the terms of any of our indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the Notes.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES AND THE GUARANTEES IS JUNIOR TO ALL OF OUR AND THE GUARANTORS' SENIOR INDEBTEDNESS.

    The Notes will be general unsecured obligations, junior in right of payment to all existing and future senior indebtedness of the issuers and each guarantor, including obligations under our revolving credit facility. The Notes will not be secured by any of our or the guarantors' assets, and as such will be effectively subordinated to any secured indebtedness that we or the guarantors may have now or may incur in the future to the extent of the value of the assets securing that indebtedness.

    If one of the issuers or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the Notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantors before any payment may be made with respect to the Notes or the guarantees. In any such case, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, proportionally, than the holders of indebtedness senior to the Notes and the guarantees. The subordination provisions of the indenture will also provide that we can make no payment to you during the continuance of payment defaults on our senior indebtedness, and payments to you may be suspended for a period of up to 180 days if a non-payment default exists under our senior indebtedness. See "Description of New Notes--Subordination."

    At June 30, 2001, after giving effect to the offering of the Old Notes (and the application of the proceeds therefrom), the Notes and the guarantees would have ranked junior to $27.9 million of our senior indebtedness and an additional $345.8 million of unused availability under our revolving credit facility. In addition, the indenture and our revolving credit facility permit, subject to the terms and conditions of such agreements, the incurrence of additional indebtedness, some or all of which may be senior indebtedness. See "Description of New Notes--Certain Covenants" and "Description of Other Indebtedness."

WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE INDEBTEDNESS. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. After giving effect to the offering of the Old Notes, including the application of the net proceeds therefrom, as of June 30, 2001, we would have had approximately an additional $345.8 million of unused availability under our revolving credit facility. All of the indebtedness outstanding under our revolving credit facility is senior to the Notes, and any indebtedness we may incur under any amended and restated revolving credit facility will be senior to the Notes. If new indebtedness is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

THE ISSUERS ARE HOLDING COMPANIES AND DEPEND ON THE BUSINESS OF THEIR SUBSIDIARIES TO SATISFY THEIR OBLIGATIONS UNDER THE NOTES.

    The issuers are holding companies. The issuers' subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our indebtedness depends on our subsidiaries' cash flow and their payment of funds to us. Our non-guarantor subsidiaries, if any, may not be obligated to make funds available to us for payment on the Notes or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. The ability of our subsidiaries to make payments to us is also governed by the gaming laws of certain jurisdictions, which may place limits on the amount of funds which may be transferred to us and may require prior or subsequent approval for any payments to us. Payments to us are also subject to legal and contractual restrictions.

WE MAY REQUIRE YOU TO DISPOSE OF YOUR NOTES OR REDEEM YOUR NOTES IF REQUIRED BY APPLICABLE GAMING REGULATIONS.

    Gaming authorities to whom we or any of our subsidiaries are or may become subject have the power to investigate any of our debt security holders, including holders of the Notes. Generally, these gaming authorities may, in their discretion, require a holder of any of our debt securities to file applications, be investigated and be found suitable to own our debt securities, and the costs of the investigation of such finding of suitability generally will be the responsibility of such holder. Any person who fails or refuses to apply for a finding of suitability or a license within a specified time after being ordered to do so by such gaming authorities may be found unsuitable. In addition, under certain circumstances, we have the right, at our option, to cause a holder to dispose of our Notes or to redeem our Notes in order to comply with gaming laws to which we are subject. See "Description of New Notes--Required Regulatory Redemption."

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NOTES.

    The New Notes are new issues of securities for which there is currently no trading market. We do not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market. In addition, the liquidity of the trading market in the New Notes, if developed, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events and a credit rating downgrade on the Notes within 90 days of any such change of control event, we will be required to offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at such time to make the required repurchase of the Notes or that restrictions in our existing revolving credit facility, or our proposed amended and restated revolving credit facility, or other agreements related to our indebtedness will not allow such repurchase. See "Description of New Notes--Repurchase of Notes at the Option of the Holder upon a Change of Control."

    Our failure to repurchase the Notes would be a default under the indenture. The occurrence of certain of the events that would require us to repurchase the Notes may constitute a default under our existing revolving credit facility. If we are required to make a change of control offer for the Notes, we also likely will need to offer to repurchase our 9.000% senior subordinated notes, of which an aggregate principal amount of $200.0 million is outstanding as of June 30, 2001, and our 8.625% senior subordinated notes, of which an aggregate principal amount of $100.0 million is outstanding as of June 30, 2001. Future indebtedness we incur may have similar provisions. We cannot assure you that sufficient funds will be available when necessary to make any required purchases.

THE GUARANTEES MAY NOT BE ENFORCEABLE BECAUSE OF FRAUDULENT CONVEYANCE LAWS.

    The obligation of each of the guarantors of the Notes may be subject to review under state, federal or foreign fraudulent transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a guarantor, such as a trustee in bankruptcy or such guarantor as debtor-in possession, were to find that at the time such obligation was incurred, such guarantor, among other things:

    - did not receive fair consideration or reasonably equivalent value therefore; and

    - either

       - was insolvent,

       - was rendered insolvent,

       - was engaged in a business or transaction for which its assets constituted unreasonably small capital, or

       - intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

such court could avoid such guarantor's obligation under its guarantee, and direct the return of any payments made under the guarantee to such guarantor or to a fund for the benefit of its creditors.

    Moreover, regardless of the factors identified above, such court could avoid such obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such guarantor's creditors. In that event, the holder of the Notes would have to look for repayment to other guarantors whose guarantee obligations had not been avoided.

    The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

    - if the sum of its debts is greater than the fair value of all of its property;

    - if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

    - it could not pay its debts as they become due.

                         RISKS RELATED TO OUR BUSINESS

THE RESORT AND CASINO INDUSTRIES ARE HIGHLY COMPETITIVE, AND INCREASES IN COMPETITION COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

    The resort and casino industries are highly competitive. Our destination casino resorts compete with other resorts and casinos, including land-based casinos, riverboat, dockside and cruise ship casinos and other forms of gaming, as well as other forms of entertainment. Our luxury resort hotels compete with other resorts and hotels located in markets where we conduct business. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels or casinos are established in and around the markets where we conduct business, we may lose market share. In particular, the expansion, upgrading or construction of competing resort or casino properties in or near any market from which we attract or expect to attract a significant number of customers could have a significant adverse effect on our business, financial condition and results of operations.

    A number of our competitors are larger and have greater financial and other resources than us. In addition, a number of jurisdictions have recently legalized gaming and other jurisdictions are considering the legalization of gaming. This could open markets in which we currently compete to new entrants, and could create new markets which may compete as tourist destinations. Our gaming operations compete, and will in the future compete, with all forms of existing legalized gaming and with new forms of gaming that may be legalized in the future. Our competitive position could be materially adversely affected by larger competing companies, new entrants, new markets and new forms of gaming, and our revenues could decline, harming our financial condition.

NEW PROJECTS AND EXPANSION AND RENOVATION EFFORTS ARE INHERENTLY SUBJECT TO SIGNIFICANT DEVELOPMENT AND CONSTRUCTION RISKS.

    We regularly evaluate potential development opportunities and engage in expansion, development and renovation projects at properties that we develop or operate, including expansions and upgrades at Atlantis. Each of these projects will be subject to the many risks in expanding or renovating an existing enterprise or developing new projects, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing an expansion strategy in new markets. In particular, any such projects are subject to the risks associated with the following:

    - the availability of financing and the terms and covenants in our credit facilities and other debt, including the Notes;

    - shortages in materials;

    - shortages of skilled labor or work stoppages;

    - unforeseen construction, scheduling, engineering, environmental or geological problems;

    - weather interference, floods, fires or other casualty losses;

    - the failure to obtain required licenses, permits or approvals; and

    - unanticipated cost increases.

    The anticipated costs and construction period for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with architects and contractors. The cost of any project may vary from initial expectations, and we, or the owners of the property, may have a limited amount of capital resources to fund cost overruns on any project. If cost overruns cannot be financed on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The completion dates of development projects could also differ significantly from expectations for construction-related or other reasons. We cannot assure you that any project will be completed, if at all, on time or within established budgets. Significant delays or cost overruns on projects could have a material adverse effect on our business, financial condition or results of operations.

    In addition, although we design our projects for existing facilities to minimize disruption of business operations, expansion and renovation projects require, from time to time, portions of the existing operations to be closed or disrupted. Any extended disruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO FINANCE OUR EXPANSION, DEVELOPMENT AND RENOVATION PROJECTS AS WELL AS CAPITAL EXPENDITURES THROUGH CASH FLOW AND BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, OUR EXPANSION, DEVELOPMENT AND RENOVATION EFFORTS COULD BE JEOPARDIZED.

    If we are unable to finance existing or future projects with cash flow from operations or borrowings, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects and other capital expenditures, selling assets, restructuring indebtedness, obtaining additional equity financing or joint venture partners, or modifying our revolving credit facility. These sources of additional funds may not be sufficient to finance existing or future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or expand expansion, development or renovation projects, which may adversely affect our business, financial condition and results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL GAMING REGULATION, WHICH MAY HARM OUR BUSINESS.

    Our operation of gaming facilities is subject to extensive governmental regulations. Regulatory authorities typically require various registrations, licenses, findings of suitability and approvals to be held by operators of gaming facilities. The regulatory authorities in these jurisdictions generally have broad discretion in the granting, renewal, suspension and revocation of licenses and require that such registrations, licenses, findings and approvals be renewed or updated periodically. We and our necessary key personnel are currently qualified to do business in all the jurisdictions in which we operate. We cannot assure you that any new or permanent licenses, permits or approvals that may be required by us, our key employees and our partners, if applicable, in the future will be granted or that our existing licenses, permits and approvals will be renewed or will not be suspended or revoked in the future. The failure to receive or renew licenses or the suspension or revocation of licenses could harm our reputation and result in a loss of revenue, which could materially adversely affect our financial condition and results of operations.

THE RECENT TERRORISTS' ATTACKS ON THE UNITED STATES ARE LIKELY TO NEGATIVELY AFFECT OUR REVENUES AND PROFITS.

    On September 11, 2001, the United States was attacked by terrorists using hijacked jets. The effects of these events are likely to include a decline in vacation travel, group conventions and tourism due to, among other things, fears regarding additional acts of terrorism, as well as reduced operations by airlines due to, among other things, decreased demands for air travel, new security directives and increased costs. The magnitude and duration of these effects is unknown and cannot be predicted. We have already experienced a material decline in occupancy at our resorts and in particular many customers have cancelled booked individual vacations and group conventions at Atlantis in the coming months. Continued negative market conditions related to those terrorist actions, any future occurrences of similar events, and potential responsive action by the United States and other countries which perpetuates a climate of war, could cause further existing and potential customers to delay and cancel travel, convention and vacation plans. Our operating results are being adversely effected and the duration and magnitude of this effect is unknown.

OUR GAMING OPERATIONS ARE SUBJECT TO SIGNIFICANT TAXATION AND FEES THAT INCREASE OUR COSTS.

    Our gaming operations are subject to significant taxation and fees. Such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our gaming operations in The Bahamas and will likely incur significant taxes and fees in any other jurisdictions in which we conduct gaming operations in the future. Any material increase in existing taxes and fees, the adoption of new taxes or fees, or the loss or reduction of any existing or future tax incentives, could have a material adverse effect on our profitability.

OUR BUSINESS IS SEASONAL AND SEVERE WEATHER CONDITIONS CAN ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, OR FURTHER INCREASE OUR INSURANCE PREMIUMS.

    Historically, our revenues and operating profits in The Bahamas have been higher during the first calendar quarter, the prime tourist season, than in successive quarters. Higher revenues and earnings are typically realized from the Mauritius properties during the fourth quarter of the year and from Mohegan Sun during the middle third of the year. If any of these properties were unable to accommodate guests during such periods for any reason, including disruptions caused by weather, our revenues and profits could be adversely affected.

    The Bahamas and Mauritius are subject to tropical weather and storms, which, if severe, could adversely affect our operations and tourism. Similarly, inclement weather can adversely affect the revenues that we derive from Mohegan Sun, as the principal means of transportation to this property is by automobile or bus. In September 1999, our Paradise Island properties were hit by Hurricane Floyd, a hurricane rated by the United States National Weather Service as a category five, its highest rating. These properties suffered approximately
$45.0 million of property damage that took three months to repair. Although this property damage was covered by our insurance policies, we incurred significant increases in our property and windstorm insurance costs as a result. We cannot assure you that our insurance costs will not further increase in the future or that appropriate coverage will be available on acceptable terms or at all. In addition, we cannot assure you that our business will not be adversely affected by severe weather conditions in the future, which could cause significant damage and suspension in service provided to our patrons and could harm our business, results of operations or financial condition.

WORK STOPPAGES AND OTHER LABOR DISPUTES COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    In The Bahamas, a union represents approximately 3,800 of our approximately 6,000 employees. We participate in an employer association whose existing contract with the union expires January 1, 2003. Labor relations in The Bahamas have been unstable at times over the last few years, and there have been occasional work stoppages. As the country's largest private employer, we are sometimes the target of labor disputes. Any protracted labor disputes or work stoppages affecting any of the properties that we own or operate could reduce our revenues. In addition, many of the public sector industries in The Bahamas, such as electricity, telecommunication and airport facilities, are unionized. The Bahamian government's labor relations with these unions have been unstable at times and there have been work stoppages on occasion that have been disruptive to our business.

LACK OF SUFFICIENT AIR SERVICE COULD ADVERSELY AFFECT OUR REVENUES AND PROFITS.

    Most patrons of our resorts and hotels arrive by air. Although prior to the events of September 11, 2001 we considered the level of air service to The Bahamas, Mauritius, Dubai and the Maldives to be adequate, the interruption or reduction of air service to any such locations could restrict the growth of our businesses, negatively affect our competitive position and adversely affect our revenues and profits. The magnitude and duration of the adverse impact of the events of September 11, 2001 (and any subsequent events) is, at this time, unknown.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS AND OUR NONCOMPLIANCE OR A SIGNIFICANT REGULATORY CHANGE COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

    Our operations are regulated under a number of federal, provincial, state and local laws and regulations that govern, among other things, the handling of waste materials, some of which are classified as hazardous materials, and the discharge of hazardous materials into the environment. Our operations are subject to stringent regulations relating to protection of the environment and waste handling. In addition to liability for our own noncompliance, these laws and regulations may expose us to liability for the noncompliance of other parties, without regard to whether we were negligent. Sanctions for noncompliance with applicable environmental laws and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Furthermore, we may be liable for costs for environmental cleanup at currently or previously owned or operated properties or off-site locations. Our failure to comply with existing laws or regulations, the adoption of new laws or regulations with additional or more rigorous compliance standards, or the more vigorous enforcement of environmental laws or regulations could significantly harm our business by increasing our expenses and limiting our future opportunities.

A SMALL NUMBER OF OUR SHAREHOLDERS CONTROL A SIGNIFICANT PERCENTAGE OF OUR ORDINARY SHARES AND MAY BE ABLE TO CONTROL DECISIONS AFFECTING OUR COMPANY.

    On July 3, 2001, we announced the restructuring of our majority shareholder, SIIL, which is beneficially owned by World Leisure Group Limited, or WLG, and Caledonia Investments plc, or Caledonia, and Kersaf Investments Limited, or Kersaf. As a result of certain proxy arrangements granted in the restructuring, WLG and Caledonia currently have the right to vote approximately 27% and 32%, respectively, of our issued and outstanding ordinary shares, respectively. Consequently, if WLG and Caledonia act together they will be able to effectively control the outcome of substantially all matters requiring shareholder approval, including the election of our directors, thereby controlling our management, policies and business operations. For example, WLG and Caledonia could use this voting power to block our ability to obtain certain types of financing for development plans, renovations or expansions, which could materially adversely affect our ability to develop our business and pursue our strategies. See "Major Shareholders and Related Party Transactions."

YOU MAY HAVE DIFFICULTY ENFORCING JUDGMENTS AGAINST US OR OUR DIRECTORS OR MANAGEMENT OUTSIDE THE UNITED STATES.

    Sun International is a Bahamian international business company incorporated under the laws of the Commonwealth of The Bahamas. Certain of our directors and executive officers reside outside the United States. In addition, a substantial portion of the assets of our directors and officers and of our assets is located outside the United States. As a result, it may be difficult or impossible to:

    - effect service of process within the United States upon us or these persons; or

    - enforce, against us or these persons, in the United States, court judgments obtained in the United States courts, including judgments relating to U.S. federal securities laws.

    It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. Subject to consideration of private international law, in general, a judgment obtained after due trial by a court of competent jurisdiction, which is final and conclusive as to the issues in connection, is actionable in Bahamian courts and is impeachable only upon the grounds of fraud, public policy and natural justice.

WE MAY HAVE DIFFICULTY ENFORCING GAMING DEBTS IN CERTAIN FOREIGN JURISDICTIONS OR IN CERTAIN JURISDICTIONS WITHIN THE UNITED STATES, WHICH COULD NEGATIVELY AFFECT OUR REVENUES.

    Gaming debts may not be legally enforced in certain foreign jurisdictions or in certain jurisdictions within the United States. A substantial portion of the customers at Atlantis and Mohegan Sun reside in the United States. As a result, we and the Mohegan Tribe may be unable to collect gaming debts from patrons of those casinos who reside in such jurisdictions, which could reduce our revenues.

REASSESSMENTS OF AND CHANGES TO OUR BUSINESS PLANS COULD HINDER OUR DEVELOPMENT AND RESULT IN CHARGES OR FEES THAT COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    We are regularly reviewing our development plans in light of a variety of factors, including the availability of financing, regulatory and political considerations, competition and other business and strategic concerns. As a result of such assessments, our management may choose to change such plans, which could result in failure to expand and could also cause us to incur fees or charges. For example, in 2000, we agreed to terminate our agreement with Starwood to acquire the Desert Inn Hotel and Casino in Las Vegas, which Starwood later sold to a third party. Consequently, we were required to pay Starwood
$7.2 million and we incurred an additional $4.0 million of costs relating to the Desert Inn transaction. We had plans for a 700-room hotel project at Atlantis that we postponed, which caused the Bahamian government to suspend annual tax incentives of approximately $3.0 million. Any future changes in our plans could result in additional costs and fees which could harm our financial condition and results of operations. We cannot assure you that we will carry forward and complete any proposed business plans.

ENERGY PRICE INCREASES MAY ADVERSELY AFFECT OUR COST OF OPERATIONS AND OUR REVENUES.

    Our destination casino resorts use significant amounts of electricity, natural gas and other forms of energy. Although we have not experienced shortages of energy, substantial increases in the cost of electricity or natural gas may negatively affect our operating results. The extent of any impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, energy price increases in locations that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a decrease in visitation and spending at our properties, which could negatively impact revenues.

DETERIORATION IN GENERAL ECONOMIC AND MARKET CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

    Our business is affected by general economic and market conditions, particularly in the United States and Europe. A large portion of our business at Atlantis is generated by group convention sales and individual tour and travel. A recession or economic slowdown could cause a reduction in group sales bookings or the willingness or ability of tourists to book vacations at Atlantis, which could adversely affect our operating results. We are already experiencing reductions in bookings and cancellations in bookings as a consequence of the events of September 11, 2001. The magnitude and duration of the adverse impact of the events of September 11, 2001 (and any subsequent events) is, at this time, unknown.

                            ORGANIZATIONAL STRUCTURE

        The following chart summarizes our organizational structure:

                                     [LOGO]

   ---------------------------

       (1) Owns the Mauritius properties.

       (2) Own and operate our Paradise Island operations, including Atlantis and the Ocean Club.

       (3) Own and operate our United States operations and interests, including our 50% interest in TCA.

       (4) Manages our luxury resort hotels, excluding the Ocean Club.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive the Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness or capital stock.

    We used the net proceeds from the issuance of the Old Notes to repay a portion of the indebtedness outstanding under our revolving credit facility.

    As of June 30, 2001, the weighted average interest rate on indebtedness outstanding under the revolving credit facility was 7.3%. Our revolving credit facility matures on August 12, 2002. See "Description of Other Indebtedness."

                                 CAPITALIZATION

    The following table sets forth our cash position and our unaudited historical consolidated capitalization:

    - as of June 30, 2001; and

    - as adjusted to give effect to the offering of the Old Notes and the use of the net proceeds from the offering of the Old Notes, in each case as if the offering of the Old Notes had occurred on June 30, 2001.

                                                                AS OF JUNE 30, 2001
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................  $   34,099   $   34,099
Restricted cash equivalents.................................       8,389        8,389
                                                              ----------   ----------
  Total cash and cash equivalents...........................  $   42,488   $   42,488
                                                              ==========   ==========
Long-term debt (including current maturities)
  Revolving credit facility (a).............................  $  221,230   $   27,230
  9.000% senior subordinated notes due 2007 (b).............     200,000      200,000
  8.625% senior subordinated notes due 2007.................     100,000      100,000
  8.875% senior subordinated notes due 2011.................          --      200,000
  Capitalized leases and other debt.........................         697          697
                                                              ----------   ----------
    Total long-term debt....................................     521,927      527,927
Shareholders' equity........................................     698,813      698,813
                                                              ----------   ----------
Total capitalization........................................  $1,220,740   $1,226,740
                                                              ==========   ==========

------------------------

(a) The revolving credit facility currently permits aggregate borrowings of $373.0 million. As described under the section entitled "Use of Proceeds," we used the net proceeds from the issuance of the Old Notes to repay a portion of the indebtedness outstanding under our revolving credit facility.

(b) Excludes $0.6 million unamortized discount.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    The following unaudited pro forma consolidated financial statements are based on our historical financial statements included in this prospectus, adjusted to give effect to the disposition of Resorts Atlantic City and this offering.

    The unaudited pro forma consolidated statements of operations for the year ended December 31, 2000, the six months ended June 30, 2000 and the six months ended June 30, 2001 give effect to the disposition of Resorts Atlantic City and this offering as though each such transaction had occurred on January 1, 2000.

    The disposition of Resorts Atlantic City and this offering and the related adjustments are described in the accompanying notes to unaudited pro forma consolidated statements of operations. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. The unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been had the disposition of Resorts Atlantic City and this offering in fact occurred on such dates or to project our results of operations or financial condition for any future period. The unaudited pro forma financial statements should be read in conjunction with our historical consolidated financial statements included elsewhere in this prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                        SUN INTERNATIONAL HOTELS LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                             RESORTS            NOTES
                                                          ATLANTIC CITY       OFFERING         PRO FORMA
                                             HISTORICAL    ADJUSTMENTS       ADJUSTMENTS      AS ADJUSTED
                                             ----------   -------------      -----------      -----------
                                                                    (IN THOUSANDS)
Revenues:
  Gaming...................................  $ 367,935      $(235,827)(a)      $    --          $132,108
  Rooms....................................    194,008        (16,412)(a)           --           177,596
  Food and beverage........................    147,718        (26,039)(a)           --           121,679
  Tour operations..........................     33,192             --               --            33,192
  Real estate related......................    108,650             --               --           108,650
  Management and other fees................     35,763             --               --            35,763
  Other revenues...........................     49,208         (4,973)(a)           --            45,435
                                                    --          1,200 (b)           --                --
                                             ---------      ---------          -------          --------
    Gross revenues.........................    936,474       (282,051)              --           654,423
  Less: promotional allowances.............    (51,779)        25,288 (a)           --           (26,491)
                                             ---------      ---------          -------          --------
    Net revenues...........................    884,695       (256,763)              --           627,932
                                             ---------      ---------          -------          --------
Cost and expenses:
  Gaming...................................    224,765       (158,708)(a)           --            66,057
  Rooms....................................     33,915         (4,186)(a)           --            29,729
  Food and beverage........................     98,288        (14,716)(a)           --            83,572
  Other operating expenses.................     96,605        (25,667)(a)           --            70,938
  Real estate related......................     32,272             --               --            32,272
  Selling, general and administrative......    103,465        (30,438)(a)           --            73,027
  Tour operations..........................     29,626             --               --            29,626
  Corporate expenses.......................     25,340             --               --            25,340
  Depreciation and amortization............     60,223        (16,218)(a)           --            44,005
  Purchase termination costs...............     11,202             --               --            11,202
  Transaction costs........................      7,014             --               --             7,014
  Pre-opening expenses.....................      7,616             --               --             7,616
  Write-down of net assets held for sale...    229,208       (229,208)(c)           --                --
                                             ---------      ---------          -------          --------
    Cost and expenses......................    959,539       (479,141)              --           480,398
                                             ---------      ---------          -------          --------
Income (loss) from operations..............    (74,844)       222,378               --           147,534
                                             ---------      ---------          -------          --------
Other income (expense):
  Interest income..........................      4,194         (1,557)(a)           --             4,824
                                                    --          2,187 (d)           --                --
  Interest expense, net of
    capitalization.........................    (45,678)        10,067 (a)       (2,316)(e)       (37,927)
  Equity in earnings of associated
    companies..............................      4,225             --               --             4,225
  Other, net...............................       (688)           716 (a)           --                28
                                             ---------      ---------          -------          --------
    Other income (expense), net       .....    (37,947)        11,413           (2,316)          (28,850)
                                             ---------      ---------          -------          --------
Income (loss) before provision for income
  taxes....................................   (112,791)       233,791           (2,316)          118,684
Provision for income taxes.................     (6,313)            --               --            (6,313)
                                             ---------      ---------          -------          --------
    Net income (loss)......................  $(119,104)     $ 233,791          $(2,316)         $112,371
                                             =========      =========          =======          ========

     The accompanying notes are an integral part of the unaudited pro forma consolidated statements of operations.

                        SUN INTERNATIONAL HOTELS LIMITED
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                             RESORTS             NOTES
                                                          ATLANTIC CITY        OFFERING          PRO FORMA
                                             HISTORICAL    ADJUSTMENTS        ADJUSTMENTS       AS ADJUSTED
                                             ----------   -------------       -----------       -----------
                                                                     (IN THOUSANDS)
Revenues:
  Gaming...................................   $188,086     $  (113,521)(a)      $    --           $ 74,565
  Rooms....................................    109,415          (8,115)(a)           --            101,300
  Food and beverage........................     80,006         (12,898)(a)           --             67,108
  Tour operations..........................     15,926              --               --             15,926
  Real estate related......................     96,091              --               --             96,091
  Management and other fees................     16,670              --               --             16,670
  Other revenues...........................     23,214          (2,187)(a)           --             21,627
                                                                   600 (b)           --
                                              --------     -----------          -------           --------
    Gross revenues.........................    529,408        (136,121)              --            393,287
  Less: promotional allowances.............    (28,745)         12,209               --            (16,536)
                                              --------     -----------          -------           --------
    Net revenues...........................    500,663        (123,912)              --            376,751
                                              --------     -----------          -------           --------
Cost and expenses:
  Gaming...................................    113,337         (77,481)(a)           --             35,856
  Rooms....................................     17,587          (1,986)(a)           --             15,601
  Food and beverage........................     50,520          (7,750)(a)           --             42,770
  Other operating expenses.................     46,970         (12,920)(a)           --             34,050
  Real estate related......................     25,894              --               --             25,894
  Selling, general and administrative......     51,055         (15,183)(a)           --             35,872
  Tour operations..........................     14,447              --               --             14,447
  Corporate expenses.......................     12,192              --               --             12,192
  Depreciation and amortization............     29,278          (8,529)(a)           --             20,749
  Purchase termination costs...............     11,202              --               --             11,202
  Transaction costs........................      7,014              --               --              7,014
  Pre-opening expenses.....................        690              --               --                690
  Write-down of net assets held for sale...         --              --               --                 --
                                              --------     -----------          -------           --------
    Cost and expenses......................    380,186        (123,849)              --            256,337
                                              --------     -----------          -------           --------
Income (loss) from operations..............    120,477             (63)              --            120,414
                                              --------     -----------          -------           --------
Other income (expense):
  Interest income..........................      1,972            (878)(a)           --              2,188
                                                                 1,094 (d)           --                 --
  Interest expense, net of
    capitalization.........................    (23,320)          4,872 (a)       (1,158)(e)        (19,606)
  Equity in earnings of associated
    companies..............................      1,014              --               --              1,014
                                              --------     -----------          -------           --------
    Other income (expense), net............    (20,334)          5,088           (1,158)           (16,404)
                                              --------     -----------          -------           --------
Income (loss) before provision for income
  taxes....................................    100,143           5,025           (1,158)           104,010
Provision for income taxes.................     (2,333)             --               --             (2,333)
                                              --------     -----------          -------           --------
    Net income (loss)......................   $ 97,810     $     5,025          $(1,158)          $101,677
                                              ========     ===========          =======           ========

     The accompanying notes are an integral part of the unaudited pro forma consolidated statements of operations.

                        SUN INTERNATIONAL HOTELS LIMITED
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                       RESORTS         NOTES
                                                                    ATLANTIC CITY    OFFERING      PRO FORMA
                                                       HISTORICAL    ADJUSTMENTS    ADJUSTMENTS   AS ADJUSTED
                                                       ----------   -------------   -----------   -----------
                                                                           (IN THOUSANDS)
Revenues:
  Gaming.............................................   $ 73,819       $    --        $    --       $ 73,819
  Rooms..............................................    110,604            --             --        110,604
  Food and beverage..................................     72,678            --             --         72,678
  Tour operations....................................     20,711            --             --         20,711
  Real estate related................................      7,757            --             --          7,757
  Management and other fees..........................     18,323            --             --         18,323
  Other revenues.....................................     32,609           380 (b)         --         32,989
                                                        --------       -------        -------       --------
    Gross revenues...................................    336,501           380             --        336,881
  Less: promotional allowances.......................    (14,464)           --             --        (14,464)
                                                        --------       -------        -------       --------
    Net revenues.....................................    322,037           380             --        322,417
                                                        --------       -------        -------       --------
Cost and expenses:
  Gaming.............................................     35,345            --             --         35,345
  Rooms..............................................     16,150            --             --         16,150
  Food and beverage..................................     46,914            --             --         46,914
  Other operating expenses...........................     42,170            --             --         42,170
  Real estate related................................      2,311            --             --          2,311
  Selling, general and administrative................     42,628            --             --         42,628
  Tour operations....................................     18,041            --             --         18,041
  Corporate expenses.................................     12,213            --             --         12,213
  Depreciation and amortization......................     24,116            --             --         24,116
  Pre-opening expenses...............................      4,355            --             --          4,355
                                                        --------       -------        -------       --------
    Cost and expenses................................    244,243            --             --        244,243
                                                        --------       -------        -------       --------
Income (loss) from operations........................     77,794           380             --         78,174
                                                        --------       -------        -------       --------
Other income (expense):
  Interest income....................................      4,270        (1,965)(d)         --          2,305
  Interest expense, net of capitalization............    (26,836)        3,101 (a)     (1,720)(e)    (25,455)
  Equity in earnings of associated companies.........      2,804            --             --          2,804
  Other, net.........................................        (60)           --             --            (60)
                                                        --------       -------        -------       --------
    Other income (expense), net......................    (19,822)        1,136         (1,720)       (20,406)
                                                        --------       -------        -------       --------
Income (loss) before provision for income taxes......     57,972         1,516         (1,720)        57,768
Provision for income taxes...........................     (2,954)           --             --         (2,954)
                                                        --------       -------        -------       --------
    Net income (loss)................................   $ 55,018       $ 1,516        $(1,720)      $ 54,814
                                                        ========       =======        =======       ========

     The accompanying notes are an integral part of the unaudited pro forma consolidated statements of operations.

                        SUN INTERNATIONAL HOTELS LIMITED
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    (a) Represents the elimination of the results of operations of Resorts Atlantic City, exclusive of Sun International intercompany charges.

    (b) In connection with the sale of Resorts Atlantic City, we entered into a lease agreement with Colony pursuant to which Colony is leasing from us 10 acres of undeveloped real estate adjacent to Resorts Atlantic City. We receive $1.2 million per year from Colony under the lease agreement. For the six months ended June 30, 2001 and the twelve months ended June 30, 2001, such amount is reduced by $0.2 million, the actual amount of lease income we recorded from the date of the closing of the Resorts Atlantic City sale (April 25, 2001) through June 30, 2001.

    (c) As a result of entering into the agreement to sell Resorts Atlantic City at a purchase price less than its carrying value, we incurred a loss of $229.2 million in the fourth quarter of 2000. The adjustment represents the elimination of such loss.

    (d) As part of the purchase price for Resorts Atlantic City, Colony issued to us a note in the amount of $17.5 million. Interest accrues on the note at an annual rate of 12.5%. The adjustment represents interest income in respect of the Colony note. For the six months ended June 30, 2001 and the twelve months ended June 30, 2001, such amount is reduced by
       (1) $2.7 million of interest earned on the purchase price paid by Colony and (2) the actual amount of interest income we recorded in respect of the Colony note from the date of the closing of the sale (April 25, 2001) through June 30, 2001.

    (e) Represents net increase in interest expense assuming an interest rate of 8 7/8% on the Old Notes offered and the application of the net proceeds from the offering of the Old Notes to repay amounts outstanding under our revolving credit facility. The weighted average cost of borrowing increased as follows: from 8.3% for the twelve months ended December 31, 2000 to 8.9% on a pro forma basis for the same period; from 8.7% for the six months ended June 30, 2000 to 8.9% on a pro forma basis for the same period; and from 7.6% for the six months ended June 30, 2001 to 8.9% on a pro forma basis for the same period. For each 0.125% change in the interest rate payable on the Old Notes offered, annual interest expense on the Old Notes would change by approximately $0.3 million.

DETAIL OF NET INCREASE IN INTEREST EXPENSE

                                                YEAR ENDED      SIX MONTHS        SIX MONTHS
                                               DECEMBER 31,   ENDED JUNE 30,    ENDED JUNE 30,
                                                   2000            2000              2001
                                               ------------   ---------------   ---------------
                                                                (IN THOUSANDS)
Interest on Notes............................     $17,750          $8,875            $8,875

Non-cash increase in amortization associated
  with deferred financing costs incurred in
  connection with the issuance of the Notes,
  amortized over 10 years....................         600             300               300
                                                  -------          ------            ------

  Sub-total interest expense.................      18,350           9,175             9,175

Elimination of interest expense and
  associated fees on borrowings estimated to
  be repaid with the net proceeds of the
  offering of the Old Notes..................      16,034           8,017             7,455
                                                  -------          ------            ------

Net increase in interest expense.............     $ 2,316          $1,158            $1,720
                                                  =======          ======            ======

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table contains selected financial and other data that has been derived from the following sources:

    - as of and for each of the years in the five-year period ended
      December 31, 2000, from our audited consolidated financial statements prepared in accordance with U.S. GAAP, certain of which are included in this prospectus; and

    - as of and for the six month periods ended June 30, 2000 and 2001, from our unaudited interim consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, that in our opinion are necessary for a fair presentation of our financial position and results of operations as of and for such periods, included in this prospectus.

    The information set forth below is not necessarily indicative of future operations and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included elsewhere in this prospectus. Amounts are reported in U.S. dollars and presented in accordance with U.S. GAAP.

                                                                                                   SIX MONTHS ENDED
                                              TWELVE MONTHS ENDED DECEMBER 31,                         JUNE 30,
                               --------------------------------------------------------------   -----------------------
                                  1996         1997         1998         1999         2000         2000         2001
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                 (A)(E)       (B)(E)     (C)(D)(E)    (D)(E)(F)    (D)(E)(G)          (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT RATIOS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:

Gross Revenues
  Gaming.....................  $   77,342   $  329,610   $  319,342   $  351,545   $  367,935   $  188,086   $   73,819
  Rooms......................      67,243       96,846       94,942      164,831      194,008      109,415      110,604
  Food and beverage..........      60,372       91,329       86,593      137,100      147,718       80,006       72,678
  Tour operations............      15,048       15,403       14,757       28,714       33,192       15,926       20,711
  Real estate related........          --           --           --           --      108,650       96,091        7,757
  Management fees............       8,896       22,979       40,645       46,898       35,763       16,670       18,323
  Other......................      23,317       44,503       35,391       45,910       49,208       23,214       32,609
  Insurance recovery.........          --           --           --       14,209           --           --           --
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total gross revenues.......     252,218      600,670      591,670      789,207      936,474      529,408      336,501

Net revenues.................     240,116      558,912      550,878      738,967      884,695      500,663      322,037

Write-down of net assets held
  for sale...................          --           --           --           --     (229,208)          --           --
Income (loss) from
  operations.................      34,258       84,624       52,206      114,432      (74,844)     120,477       77,794
Equity in earnings from
  associated companies.......       2,530        2,214        2,730        2,628        4,225        1,014        2,804
Net income (loss)............  $   45,722   $   83,008   $   57,746   $   69,822   $ (119,104)  $   97,810   $   55,018

CONSOLIDATED BALANCE SHEET
  DATA AT END OF PERIOD:

Cash and cash equivalents,
  including restricted
  cash.......................  $  122,864   $  153,161   $   63,123   $   40,210   $   24,148   $   61,179   $   42,488
Total assets.................   1,122,619    1,374,740    1,625,733    1,671,471    1,460,791    1,703,185    1,362,231
Long-term debt, including
  current portion............     263,365      412,615      568,134      579,133      669,138      510,418      521,304
Shareholders' equity.........     702,989      790,283      850,621      899,831      641,827      997,678      698,813

                                                                                                    SIX MONTHS ENDED
                                                      TWELVE MONTHS ENDED DECEMBER 31,                  JUNE 30,
                                            ----------------------------------------------------   -------------------
                                              1996       1997       1998       1999       2000       2000       2001
                                            --------   --------   --------   --------   --------   --------   --------
                                                                                                       (UNAUDITED)
OTHER FINANCIAL DATA:
EBITDA (h)................................  $45,700    $113,263   $110,248   $176,360   $164,041   $98,464    $100,819
Depreciation and amortization.............   11,442      28,639     32,081     57,230     60,223    29,278      24,116
Capital expenditures......................   79,476     219,700    443,996    205,046    155,892    66,209      33,606
Cash interest expense
  (income) (i)............................   (3,191)     21,781     30,703     49,784     48,439    23,325      21,833
Ratio of earnings to fixed charges (j)....    11.81x       3.65x      1.73x      2.32x        --      4.36x       2.98x

ATLANTIS OPERATING DATA:
Average number of rooms available.........    1,147       1,147      1,196      2,325      2,319     2,319       2,317
Average occupancy.........................     86.6%       87.7%      87.0%      81.4%      83.2%     88.2%       89.7%
Average daily room rate...................     $158        $173       $187       $211       $242      $263        $273
Average number of slot machines...........      N/A         801        823        979        975       978         959
Average win per slot machine per day......      N/A        $128       $115       $136       $144      $154        $158
Average number of table games.............      N/A          64         69         77         79        79          79
Average win per table game per day........      N/A    $  2,062   $  1,987   $  2,934   $  2,813   $ 3,295    $  3,239

--------------------------

(a) Mohegan Sun opened in October 1996. Accordingly, our results for the year ended December 31, 1996 reflect our share of TCA's management fees from two months of operations at this property.

(b) The results of operations for the year ended December 31, 1997 included a gain of $13.4 million on the sale of our casino interest in France.

(c) The results of operations for the year ended December 31, 1998 include only two weeks of operations of the Royal Towers on Paradise Island after its opening in mid-December.

(d) The results of operations for the years ended December 31, 1998, 1999 and 2000 include pre-opening expenses of $26.0 million, $5.4 million, and $7.6 million, respectively.

(e) We acquired SINA on December 16, 1996. Accordingly, the results of operations for each of the years in the four-year period ended December 31, 2000 include results of operations related to SINA, including Resorts Atlantic City. The results of operations for the last 16 days of 1996 were considered immaterial and were not included in our results of operations for that year.

(f) The results of operations for the year ended December 31, 1999 include pre-opening expenses of $5.4 million related to a renovation completed at Resorts Atlantic City in July 1999.

(g) The results of operations for the year ended December 31, 2000 include a $229.2 million write-down of the carrying value of Resorts Atlantis City in connection with the sale of the property and the related option to their realizable value.

(h) EBITDA is defined as income from operations before interest, taxes, depreciation and amortization, real estate related gains and non-recurring items. The real estate related gains and non-recurring items excluded in the calculation of EBITDA for the periods presented are set forth below:

                                                                                               SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                       JUNE 30,
                                       ----------------------------------------------------   -------------------
                                         1996       1997       1998       1999       2000       2000       2001
                                       --------   --------   --------   --------   --------   --------   --------
                                                          (IN THOUSANDS)
    Gain on real estate related
      sales..........................  $    --    $    --    $    --     $   --    $(76,378)  $(70,197)  $(5,446)
    Pre-opening expenses.............       --         --     25,961      5,398       7,616        690     4,355
    Write-down of net assets held for
      sale...........................       --         --         --         --     229,208         --        --
    Gain on sale of airplane.........       --         --         --       (700)         --         --        --
    Purchase termination costs.......       --         --         --         --      11,202     11,202        --
    Transaction costs................       --         --         --         --       7,014      7,014        --
                                       -------    -------    -------     ------    --------   --------   -------
    Total............................  $    --    $    --    $25,961     $4,698    $178,662   $(51,291)  $(1,091)
                                       =======    =======    =======     ======    ========   ========   =======

    Purchase termination costs relate to the termination of our agreement to acquire the Desert Inn. Transaction costs represent costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire all our ordinary shares it did not already own.

    We believe that EBITDA provides useful information regarding our ability to service our indebtedness but should not be considered in isolation from or as a substitute for operating income or cash flow data prepared in accordance with U.S. GAAP as an indicator of our operating performance or as a measure of our liquidity.

(i) Cash interest expense includes capitalized interest and excludes amortization of deferred financing costs and interest income.

(j) For purposes of computing the ratio of earnings to fixed charges, earnings represents income from continuing operations before income taxes and extraordinary items, plus fixed charges exclusive of capitalized interest, cash distributions received from equity investees, and amortization of capitalized interest, less equity earnings in equity investees. Fixed charges consist of interest, whether expensed or capitalized, the interest element of rentals, and amortization of deferred financing fees. For the year ended December 31, 2000, fixed charges exceeded earnings available for fixed charges by $123.7 million.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

    In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from the Mohegan Sun casino in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

    In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

OPERATING RESULTS

CONSOLIDATED RESULTS

    SIX MONTHS ENDED JUNE 30, 2001 VS. SIX MONTHS ENDED JUNE 30, 2000. We recorded net income of $55.0 million for the six months ended June 30, 2001 compared to net income of $97.8 million for the same period in 2000. Net income in the first six months of 2001 included $4.4 million of pre-opening costs related to the opening of the newly redesigned Ocean Club Golf Course and Clubhouse and the design and development of an online gaming site. Also in the first six months of 2001, we recorded a net gain of $5.4 million from the sale of luxury homesites around the Ocean Club Golf Course. Net income in the first six months of 2000 included $11.2 million of purchase termination costs related to the cancellation of our agreement to acquire the Desert Inn, $7.0 million of transaction costs incurred in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL, our majority shareholder, to acquire all our ordinary shares that it did not already own and $0.7 million of pre-opening expenses primarily related to the Ocean Club Golf Course. Also in the first six months of 2000, we recorded a net gain of $70.2 million from the sale of homesites at Ocean Club Estates. Net revenues for the first six months of 2001, excluding the sale of homesites at Ocean Club Estates, were $314.3 million as compared to $404.6 million in 2000. Operating expenses excluding non-recurring items were $237.6 million in the first six months of 2001 versus $335.4 million for the same period in 2000. Excluding non-recurring items, we earned net income of $53.9 million in the first six months of 2001 compared to net income of $46.5 million in the first six months of 2000.

    Our operating earnings decreased by $42.7 million for the first six months of 2001 compared to the same period in 2000. This was due to a decrease of $64.8 million in the gain realized on the sale of homesites, as a substantial portion of the lots at Ocean Club Estates were sold in the first six months of 2000. This decrease was partially offset by improved performance at our Paradise Island operations over the same period in 2000 as well as higher amounts due from TCA related to Mohegan Sun. In addition, operating earnings in the first six months of 2000 were impacted by the non-recurring purchase termination costs and transaction costs described in the preceding paragraph. The sale of Resorts Atlantic City did not have a significant impact on operating earnings as the first six months of 2000 included operating earnings of only $0.7 million from that property.

    During the fourth quarter of 2000, we entered into a definitive agreement to sell Resorts Atlantic City, which subsequently closed on April 25, 2001. As of December 31, 2000, we reflected Resorts Atlantic City as an asset held for sale. Accordingly, commencing January 1, 2001, the operations of Resorts Atlantic City are no longer included in our consolidated financial statements. Pro forma net income for the first six months of 2001 of $54.8 million, excluding non-recurring items, compares to pro forma net income of $101.7 million for the same period in 2000, giving effect to the sale of Resorts Atlantic City as though it had occurred on January 1, 2000. On the same basis, pro forma net revenues of $322.4 million in the first six months of 2001 compare to pro forma net revenues of $376.8 million for the first six months of 2000, and pro forma operating expenses of $244.2 million in the first six

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months of 2001 compare to pro forma operating expenses of $256.3 million for the comparable prior year period. See "Unaudited Pro Forma Consolidated Statements of Operations."

    2000 VS. 1999. We recorded a net loss of $119.1 million in 2000 compared to net income of $69.8 million in 1999. The net loss in 2000 included a $229.2 million write-down of the net assets related to the sale of Resorts Atlantic City and the related option to their realizable value. Other non-recurring items in 2000 included $11.2 million of purchase termination costs related to the cancellation of our agreement to acquire the Desert Inn, $7.0 million of transaction costs incurred in connection with our self-tender offer in June 2000 and the termination of the proposal by our former majority shareholder to acquire all of our outstanding ordinary shares that it did not already own and $7.6 million of pre-opening expenses primarily related to the expansion of the Ocean Club and the redesign of the Ocean Club Golf Course. Also in 2000, we recorded a net gain of $76.4 million from the sale of homesites at Ocean Club Estates. Net income in 1999 included the write-off of $5.4 million of pre-opening expenses related to the 1999 renovation of Resorts Atlantic City. Net revenues in 2000, excluding the sale of homesites at Ocean Club Estates, were $776.0 million as compared to $739.0 million in 1999. Operating expenses excluding non-recurring items were $672.2 million in 2000 versus $619.1 million in 1999. Excluding non-recurring items, we earned net income of $59.6 million and $75.2 million in 2000 and 1999, respectively.

    1999 VS. 1998. We recorded net income of $69.8 million in 1999 compared to $57.7 million in 1998. Net income in 1999 included the write-off of pre-opening expenses of $5.4 million related to the renovation of Resorts Atlantic City. In 1998, net income included the write-off of pre-opening expenses of $26.0 million related primarily to the opening in December 1998 of the Royal Towers at Atlantis, a 1,200 room deluxe hotel, a new 100,000 square-foot casino and entertainment center, expanded marine environments and other entertainment attractions. Net revenues were $739.0 million in 1999 as compared to $550.9 million in 1998, excluding income of $0.8 million from a real estate lease in Atlantic City that was terminated in February 1998. Operating expenses excluding the write-off of pre-opening expenses were $619.1 million in 1999 versus $472.7 million in 1998. This increase was largely due to the opening of the Royal Towers. Excluding non-recurring items, we earned net income of $75.2 million and $83.7 million in 1999 and 1998, respectively.

SEGMENT RESULTS

    PARADISE ISLAND

    SIX MONTHS ENDED JUNE 30, 2001 VS. SIX MONTHS ENDED JUNE 30, 2000. Our Paradise Island operations generated income from operations, excluding the gain on the sale of luxury homesites and pre-opening expenses of $70.0 million in the first six months of 2001, as compared to $64.3 million in the first six months of 2000. Our largest property on Paradise Island, Atlantis, achieved an average occupancy of 89.7% for the first six months of 2001, compared to 88.2% in the same period of 2000, and the average daily room rate increased from $263 for the first six months of 2000 to $273 for the same period of 2001. Due to the increase in average occupancy and average daily room rate, we experienced growth in the contribution to operating earnings from our rooms and food and beverage operations on Paradise Island. In addition, the overall contribution to operating earnings from the casino increased in the first six months of 2001 as compared to the first six months of 2000. These variances were partially offset by increased selling, general and administrative costs. The increased earnings at the casino amounted to $1.8 million as compared to the first six months of 2000, primarily due to a reduction in promotional allowances provided to casino patrons. The amount of gaming win at the casino decreased by $0.8 million, primarily as a result of lower table game win. The casino generated gaming win of pro forma $73.8 million in the first six months of 2001 as compared to pro forma $74.6 million in the first six months of 2000. The lower table game win was due to a decrease of $10.5 million in table game drop (the dollar amount of chips purchased) which was partially offset by the effect of an increase in hold percentage (ratio of table game win to dollar amount of chips purchased) from 14.4% in the first six months of 2000 as compared to 14.7% in the first six months of 2001. Slot win for the first six months of 2001 was flat compared to the comparable prior year period

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as an increase of $16.7 million in slot handle (dollar amount wagered) was offset by a decrease in hold percentage from 9.8% in the first six months of 2000 to 9.3% for the same period in 2001.

    Selling, general and administrative expenses decreased by $8.4 million for the first six months of 2001 compared to the same period in 2000. This was primarily due to the exclusion of the results of Resorts Atlantic City, partially offset by an increase of $2.7 million in premiums we paid for property and windstorm insurance due to reduced availability in the catastrophic insurance market. In addition, we experienced an increase in costs related to information technology and process re-engineering projects in an effort to improve operational efficiency, computer systems and gathering of marketing information.

    Paradise Island operating income was also impacted by an increase in depreciation expense for the first six months of 2001 as compared to the same period in 2000. Depreciation expense increased by $2.9 million largely due to the completion in December 2000 of the newly redesigned Ocean Club Golf Clubhouse and the expansion of the Ocean Club in October 2000, which included the addition of 50 luxury rooms and suites.

    2000 VS. 1999. Our Paradise Island operations generated income from operations of $85.7 million in 2000, as compared to $93.6 million in 1999. Atlantis achieved an average occupancy of 83.2% in 2000, compared to 81.4% in 1999, and the average daily room rate increased by 15% from $211 in 1999 to $242 in 2000. While we experienced growth in the contribution to operating earnings from the rooms and food and beverage operations on Paradise Island, a decrease in earnings generated by the casino and increased selling, general and administrative costs resulted in the lower income from operations. The casino generated gaming win of $132.1 million in 2000 as compared to $130.5 million in 1999. While casino revenues increased slightly, the overall contribution to operating earnings from the casino in 2000 decreased by $10.4 million as compared to 1999. Higher casino operating expenses, which included promotional and marketing costs, resulted in increased play in the casino, the effects of which were not fully realized due to a poor hold percentage in table games (ratio of table game win to dollar amount of chips purchased). In 2000, table game win of $81.3 million, a decrease of $1.2 million (or 1.5%), was the result of a decrease in hold percentage from 16.1% to 14.2%, which more than offset an increase of $58.2 million (or 11.3%) in table game drop (the dollar amount of chips purchased). Slot win of $50.8 million in 2000 reflected an increase of $2.7 million (or 5.6%) as compared to 1999 due to an increase in handle (dollar amount wagered) of $31.7 million (or 6.3%).

    Selling, general and administrative expense increased by $8.3 million (or 14.4%) in 2000 as compared to 1999. We experienced increases in costs related to information technology and process re-engineering projects as part of an effort to improve operational efficiency, computer systems and gathering of marketing information. Sales and marketing costs increased primarily due to more special events on Paradise Island. We also incurred additional property and windstorm insurance costs as a result of the effects of Hurricane Floyd in September 1999 as well as overall premium increases in the industry.

    In the fourth quarter of 1999, operations at Atlantis were negatively impacted by the effects of Hurricane Floyd which occurred in September 1999. We recorded net revenues of $14.2 million from business interruption insurance recoveries.

    1999 VS. 1998. Our Paradise Island operations generated income from operations of $93.6 million in 1999, as compared to $42.1 million in 1998. Atlantis achieved an average occupancy of 81.4% in 1999 compared to 87.0% in 1998, while the average daily room rate increased by 13% from $187 in 1998 to $211 in 1999. The number of room nights available at Atlantis nearly doubled over 1998 as a result of the opening of the Royal Towers in December 1998. The casino generated gaming win of $130.5 million in 1999 as compared to $84.6 million in 1998. In 1999, table game win of $82.5 million, an increase of $32.5 million from 1998, was a result of increased table game drop of $177.7 million (or 52%), as well as increased hold percentage from 14.9% to 16.1%. Slot win of $48.1 million in 1999 reflected an increase from $34.6 million achieved in 1998 as a result of an increase in handle of $147.2 million (or 41.6%), partially offset by a reduction in hold percentage from 9.8% to 9.7%.

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    The increase in income from operations reflects a substantial contribution in 1999 from Atlantis' new 1,200-room Royal Towers and 100,000 square foot entertainment complex. As previously mentioned, in 1999 we recorded net revenues of $14.2 million from business interruption insurance recoveries as a result of the negative impact Hurricane Floyd had on operations at Atlantis in the fourth quarter. During the fourth quarter of 1999, the average occupancy at Atlantis was 74% with an average room rate of $204.

    Other factors affecting Paradise Island income from operations were increases in depreciation expense and management services fees paid to an affiliate. Depreciation expense increased by $23.6 million largely due to the opening of the Royal Towers and related facilities in December 1998. In 1999, management fees paid to affiliates increased by approximately $4.3 million as a result of changes in our management services agreement.

    HARBORSIDE AT ATLANTIS

    In 1999, through one of our Bahamian subsidiaries, we formed a joint venture with Starwood to develop a timeshare project on Paradise Island, Harborside at Atlantis, which is adjacent to Atlantis. Sun International and Starwood each have a 50% interest in the joint venture. Construction of the first phase, consisting of 82 two-bedroom units, began in 2000 and was completed in February 2001. Sales of the timeshare units began in May 2000. In the first six months of 2001, we earned $0.9 million in fees for marketing and development services provided to Harborside at Atlantis. Equity earnings for the first six months of 2001 were $1.4 million. In the first six months of 2000 we earned fees of $1.3 million for development services provided to Harborside at Atlantis, and we incurred an equity loss of $0.5 million in the period. In 2000, we earned $3.4 million in fees for marketing and development services, and we realized equity earnings of $0.8 million for the period.

    CONNECTICUT

    We have a 50% interest in, and are a managing partner of, TCA, a Connecticut general partnership that developed and, until January 1, 2000, managed Mohegan Sun, a casino and entertainment complex in Uncasville, Connecticut. TCA managed Mohegan Sun from its opening in 1996 to January 2000 pursuant to a management agreement and earned management fees based on a percentage of Mohegan Sun's earnings after depreciation and interest.

    In 1998, the Mohegan Tribe appointed TCA to develop its approximately
$960.0 million expansion of Mohegan Sun for a development fee of $14.0 million. The expansion includes an additional 115,000 square foot casino, a 34-story, 1,200-room luxury hotel, an arena and additional retail space. The expanded casino is expected to open in Fall 2001, and the remainder of the expansion is expected to be opened in phases through April 2002. In addition, TCA and the Mohegan Tribe entered into an agreement, which we refer to as the relinquishment agreement, whereby, effective January 1, 2000, TCA turned over management of Mohegan Sun (which comprises the existing operations and the proposed future expansion) to the Mohegan Tribe. Pursuant to the relinquishment agreement, the management agreement was terminated and, beginning January 1, 2000, TCA receives payments of 5% of the gross revenues of Mohegan Sun, including the current and any future expansions, for a 15-year period. The payments received by TCA under the relinquishment agreement are currently less than was previously earned under the management agreement. However, the relinquishment agreement will expire at the end of 2014, whereas the management agreement would have expired in 2003.

    SIX MONTHS ENDED JUNE 30, 2001 VS. SIX MONTHS ENDED JUNE 30, 2000. During the first six months of 2001, Mohegan Sun generated gross revenues of $422.5 million as compared to $399.4 million for the same period in 2000. Gross revenues included gaming win of $372.7 million and $353.6 million for the first six months of 2001 and 2000, respectively. We reported revenues pursuant to the relinquishment agreement of $13.2 million and $10.0 million for the first six months of 2001 and 2000, respectively. We also recorded development fees from TCA of $1.0 million in the first six months of 2000.

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    2000 VS. 1999.  During the fiscal year ended September 30, 2000, Mohegan Sun generated gross revenues of $809.3 million as compared to $725.5 million for the comparable period in 1999. Gross revenues included gaming win of $709.6 million and $641.1 million for the fiscal year ended September 30, 2000 and for the comparable period 1999, respectively. Slot win increased by $51.8 million to $537.0 million in the fiscal year ended September 30, 2000 from $485.2 million for the comparable period in 1999. This was largely due to an increase in handle of $585.8 million to approximately $6.8 billion, and to a lesser extent, an increase in hold percentage to 7.9% in the fiscal year ended September 30, 2000 from 7.8% for the comparable period in 1999. The gross win per slot machine per day increased from $447 in 1999 to $488 in 2000. Table game win increased by $12.9 million to $164.0 million for the fiscal year ended September 30, in 2000 from $151.1 million for the comparable period in 1999. This was primarily a result of an increase in table game drop of $73.4 million (or 8.2%) while table game hold percentage was virtually flat at approximately 17.0% in both the fiscal year ended September 30, 2000 and for the comparable period in 1999.

    In 2000, TCA received payments under the relinquishment agreement of $41.0 million as compared to $59.6 million of management fees earned in 1999 under the former management agreement. We received payments from TCA of $19.8 million and $32.6 million in 2000 and 1999, respectively. We also earned development fees of $3.8 million and $6.7 million in 2000 and 1999, respectively.

    1999 VS. 1998. During the fiscal year ended September 30, 1999, Mohegan Sun generated net revenues of $684.3 million as compared to $605.6 million for the comparable period in 1998. Net revenues included gaming win of $653.4 million and $576.7 million in the fiscal year ended September 30, 1999 and for the comparable period in 1998, respectively. Slot win increased by $63.1 million to $485.2 million in the fiscal year ended September 30, 1999 from $422.1 million for the comparable period in 1998. This was due to an increase in handle of $913.4 million to approximately $6.2 billion, partially offset by a slight decrease in hold percentage. The gross win per slot machine per day increased from $395 in the fiscal year ended September 30, 1998 to $447 for the comparable period in 1999. Table game win increased by $7.8 million to $151.1 million in the fiscal year ended September 30, 1999 from $143.3 million for the comparable period in 1998. An increase in table game drop of $89.5 million (or 11.2%) was partially offset by a decreased hold percentage, from 17.9% in the fiscal year ended September 30, 1998 to 17% for the comparable period in 1999. Operating earnings before bingo (which was not managed by TCA while the management agreement was in place) increased by $9.6 million (or 4.8%) to $209.0 million in the fiscal year ended September 30, 1999 from $199.4 million for the comparable period in 1998.

    TCA earned management fees of $59.6 million in 1999 as compared to $53.7 million in 1998. We received payments from TCA of $32.6 million and $34.6 million in 1999 and 1998, respectively. We also earned development fees of $6.7 million in 1999.

SUN RESORTS LIMITED EQUITY OWNERSHIP

    Through June 16, 2000, Sun International owned a 22.8% interest in Sun Resorts Limited. Effective June 16, 2000, Sun Resorts Limited issued additional shares of stock under a rights issue in which we did not participate, effectively reducing our ownership interest to 20.4%. Sun Resorts Limited owns five beach resort hotels in Mauritius and, until late 2000, owned one hotel in the Comoro Islands. In November 2000, Sun Resorts Limited sold the property in the Comoro Islands to an unaffiliated party. Equity earnings from Sun Resorts Limited were $1.4 million and $1.5 million for the first six months of 2001 and 2000, respectively. Equity earnings from Sun Resorts Limited were $2.7 million, $2.6 million and $3.4 million in 1998, 1999 and 2000, respectively.

MANAGED LUXURY RESORT HOTELS

    In addition to our equity interest in Sun Resorts Limited, we have long-term management contracts for the Mauritius properties owned by Sun Resorts Limited that expire in 2008. We also manage the Royal Mirage Hotel, a 258-room beach resort hotel on Jumeira Beach in Dubai, which

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opened in August 1999. The Royal Mirage Hotel management contract expires
20 years from the date the property opened. We refer to the hotels in Mauritius, the hotel in the Comoro Islands (prior to its disposition), and the Royal Mirage Hotel, collectively, as the management properties.

    SIX MONTHS ENDED JUNE 30, 2001 VS. SIX MONTHS ENDED JUNE 30, 2000. During the first six months of 2001, the management properties generated revenues of $65.2 million as compared to $68.8 million for the same period in 2000 and had net income of $13.3 million in the first six months of 2001 compared to $11.5 million for the same period in 2000. Our increased earnings from Sun Resorts Limited were offset by the devaluation of the Mauritian Rupee relative to the U.S. dollar. The increase in earnings, before the devaluation, resulted from improved performance at the Mauritian properties, particularly Le Saint Geran, a high-end luxury resort hotel, as well as from the disposition of the property on the Comoro Islands (which incurred a loss in the first six months of 2000). Earnings at the Royal Mirage Hotel in Dubai increased by $1.8 million in the first six months of 2001 compared to the prior year, as a result of increased average occupancy and a higher average daily room rate. At the Royal Mirage Hotel, the average occupancy and average daily room rate for the first six months of 2001 were 85.1% and $252 as compared to 84.1% and $210 for the same period in 2000. In the first six months of 2001, the average occupancy and average daily room rate for the Mauritian properties were 77.9% and $161, as compared to 83.7% and $159 for the same period of 2000.

    We earned management fees from the management properties of $4.3 million and $4.4 million for the first six months of 2001 and 2000, respectively. Our future earnings from Sun Resorts Limited could be negatively impacted by any further devaluation of the Mauritian Rupee relative to the U.S. dollar.

    2000 VS. 1999. In 2000, the management properties generated revenues of $133.7 million as compared to $92.9 million in 1999 and net income of $23.8 million in 2000 compared to $12.4 million in 1999. The increased earnings were largely a result of higher operating profits from Le Saint Geran, which operated for a full year in 2000, whereas in 1999 the hotel was closed in April for renovations and did not re-open until December 1999. In addition, as noted above, the Royal Mirage Hotel in Dubai commenced operations in August 1999 and thus operated for a full year in 2000 compared to four months in 1999. In 2000, the average occupancy and average daily room rate for the Mauritian properties were 83.1% and $160, as compared to 82.3% and $132 in 1999. At the Royal Mirage Hotel in Dubai, the average occupancy and average daily room rate in 2000 were 81.7% and $202 as compared to 67.7% and $185 for its first four months of operation in 1999.

    In 2000, we earned management fees from the management properties of $8.7 million as compared to $6.2 million in 1999. We also earned development fees of $0.8 million in 1999 related to the renovation of Le Saint Geran.

    1999 VS. 1998. In 1999, the management properties generated revenues of $92.9 million as compared to $88.8 million in 1998 and net income of $12.4 million in 1999 compared to $10.8 million in 1998. Increased revenues were a result of the Royal Mirage Hotel in Dubai commencing operations in August 1999, partially offset by a slight decrease in revenues earned in Mauritius. Revenues from the Mauritian properties decreased in 1999 compared to 1998, primarily due to reduced revenues at Le Saint Geran, which closed in April 1999 for renovations and did not reopen until December. Operating results included approximately $4.6 million of costs associated with the closing and re-opening of Le Saint Geran. Exclusive of Le Saint Geran, the other four hotels in the Mauritius had aggregate increases in revenues and operating profits of $9.0 million and $5.2 million, respectively. These results were partially offset by reduced operating profits in the Comoro Islands. In 1999, the average occupancy and average daily room rate for the Mauritian properties were 82.3% and $136, as compared to 80% and $133 in 1998.

    In 1999, we earned management fees from the management properties of $6.2 million as compared to $5.9 million in 1998. We also earned $0.8 million of development fees related to the renovation of Le Saint Geran in 1999 as compared to $0.1 million in 1998.

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OTHER FACTORS AFFECTING EARNINGS

    SIX MONTHS ENDED JUNE 30, 2001 VS. SIX MONTHS ENDED JUNE 30, 2000. In the first six months of 2001, non-recurring items included a gain of $5.4 million from the sale of luxury homesites at Ocean Club Estates. For the same period of 2000, the gain on the sale of homesites was $70.2 million. During 2000, we completed the development of the infrastructure for Ocean Club Estates. Of the 19 lots remaining as of December 31, 2000, six lots were sold during the first six months of 2001. The first 90 of these lots were sold during the first six months of 2000.

    In addition, non-recurring expenses in the first six months of 2001 included $4.4 million of pre-opening expenses as compared to $0.7 million in the same period of 2000. In 2001, these cost related to the opening of the newly redesigned Ocean Club Golf Course and Clubhouse and the design and development of an online gaming site, while in 2000 the pre-opening expenses related solely to the re-opening of the golf course. For the first six months of 2000, non-recurring expenses included purchase termination costs of $11.2 million related to the cancellation of our agreement to acquire the Desert Inn from Starwood. These costs included $7.2 million paid to Starwood pursuant to the terms of cancelling the agreement. Also in 2000, we incurred $7.0 million of transaction costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire all our ordinary shares that it did not already own.

    Depreciation and amortization for the first six months of 2001 decreased by $5.2 million as compared to the same period in 2000. The increase in depreciation expense at our Paradise Island operations was more than offset by the elimination of depreciation and amortization expense at Resorts Atlantic City. Depreciation and amortization expense at Resorts Atlantic City was $8.5 million in the first six months of 2000.

    In the first six months of 2001, interest income was $4.3 million as compared to $2.0 million for the same period in 2000. The increase was primarily due to $2.7 million of interest income related to the sale of Resorts Atlantic City.

    Interest expense, net of capitalized interest, in the first six months of 2001 was $26.8 million as compared to $23.3 million for the same period in 2000. Interest costs capitalized during the first six months of 2001 were $0.8 million as compared to $4.5 million in the same period in 2000.

    2000 VS 1999. In 2000, non-recurring items included a gain of $76.4 million from the sale of 102 of the 121 homesites at Ocean Club Estates.

    Non-recurring expenses in 2000 included a write-down of the carrying value of Resorts Atlantic City and the related option to their realizable value. As a result of entering into the agreement to sell Resorts Atlantic City at a purchase price less than its carrying value, we recorded a loss of $229.2 million in the fourth quarter of 2000. We also incurred purchase termination costs of $11.2 million in 2000 related to the cancellation of our agreement to acquire the Desert Inn from Starwood. These costs included
$7.2 million paid to Starwood pursuant to the terms of the purchase agreement for the property. Also in 2000, we incurred $7.0 million of transaction costs in connection with our June 2000 self-tender offer and the termination of the proposal by SIIL to acquire all our ordinary shares that it did not already own. Pre-opening expenses were $7.6 million in 2000 as compared to $5.4 million in 1999. These costs in 2000 related primarily to the expansion of the Ocean Club and the newly redesigned Ocean Club Golf Course. In 1999, all of the pre-opening expenses related to the opening of the newly renovated Resorts Atlantic City.

    General corporate expenses increased by $9.0 million (or 55%) to $25.3 million in 2000 as compared to $16.3 million in 1999. The increase was largely due to higher information technology costs incurred in connection with the enhancement of computer software programs and improving the overall structure of our computer systems. Also contributing to the increase in corporate expenses, to a lesser extent, were new project costs incurred as we continue to research the possibility of new investment and/or development opportunities. Additionally, corporate expenses were affected by slight increases in corporate marketing and public relations costs as well as increased exchange losses on foreign currency transactions.

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    Other segments in 2000 contributed $1.7 million to consolidated operating income as compared to $2.3 million in 1999. In 2000, $3.0 million was received from Kersaf Investments Limited, or Kersaf, pursuant to a long-term contract. This payment was established at $2.4 million in 1994 and increases at a rate of 3.0% per year and has been paid annually. These revenues were partially offset by costs relating to undeveloped real estate owned in Atlantic City, primarily real estate taxes. Other segments in 1999 include net revenues of $2.9 million received from Kersaf, a $1.0 million gain from the cancellation of notes that were previously included in long-term debt and $0.6 million received as a final installment on the 1996 sale of a management contract. These items were partially offset by costs incurred as part of our Year 2000 information technology compliance program as well as real estate taxes.

    In 2000, interest income was $4.2 million as compared to $12.7 million in 1999. In connection with the development of Mohegan Sun in 1996, we held subordinated notes issued by the Mohegan Tribal Gaming Authority. The aggregate principal balance of these notes, including accrued interest, was $94.1 million at December 31, 1999 at which time they were repaid in full. Interest earned in 1999 on the subordinated notes amounted to $9.9 million.

    Interest expense, net of capitalized interest, in 2000 was lower than the previous year by $5.0 million. Interest costs capitalized during 2000 amounted to $11.1 million as compared to $4.9 million in 1999.

    1999 VS. 1998. In 1999, pre-opening expenses were $5.4 million compared to $26.0 million in 1998. All of the pre-opening expenses in 1999 related to the opening of the newly renovated Resorts Atlantic City in July. In 1998, pre-opening expenses related to the opening of the Royal Towers amounted to $25.3 million. These represented non-recurring charges specifically associated with the expansion and included payroll during the training period, non-recurring marketing of the new resort and the cost of an opening promotion. In addition, in 1998, $0.6 million of pre-opening expenses were incurred related to the establishment of a new tour operation subsidiary in France. Such costs were not related to our ongoing operations and included no allocations of operating department costs.

    General corporate expenses were $16.9 million in 1999 as compared to $19.5 million in 1998. The decrease was due primarily to lower payroll and related costs as no bonuses were paid in 1999 under our executive incentive bonus plan. Bonuses under this plan are based on our meeting certain earnings per share thresholds.

    Other segments in 1999 included net revenues of $2.9 million received from Kersaf. Other segments contributed $2.3 million to consolidated operating income as compared to $0.6 million in 1998. In 1999, $1.0 million of notes that were previously included in long-term debt were cancelled. Also in 1999, we received $0.6 million as a final installment on the 1996 sale of a management contract. Costs related to our Year 2000 compliance were lower by $0.5 million in 1999 compared to 1998. Other segments in 1998 included $0.8 million rental revenue from a real estate lease which was terminated in February 1998.

    Interest expense of $50.7 million in 1999 was higher than the previous year by $46.2 million. In 1999, the amount of capitalized interest was $4.9 million compared to $35.3 million in 1998. Also in 1999, interest costs on our revolving credit facility were $18.3 million higher than 1998 due to higher average borrowing levels.

RESORTS ATLANTIC CITY

    During the fourth quarter of 2000, we entered into a definitive agreement to sell Resorts Atlantic City to Colony. The sale closed on April 25, 2001. As of December 31, 2000, we reflected Resorts Atlantic City as an asset held for sale. Accordingly, as of January 1, 2001, the operations of Resorts

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Atlantic City are no longer included in our consolidated financial statements.
See "Liquidity, Capital Resources and Capital Spending."

    2000 VS. 1999. We operated in Atlantic City, New Jersey through our wholly owned hotel and casino, Resorts Atlantic City, until the closing of the sale to Colony in April 2001. In 2000, Resorts Atlantic City generated income from operations of $7.6 million as compared to a loss of $0.3 million in 1999. The increase in operating earnings was a result of increased earnings from the casino. Net revenues in 2000 included gaming win of $235.8 million, an increase of $14.8 million (or 6.7%) from gaming win of $221.0 million in 1999. Table game revenues in 2000 increased by $8.2 million (or 12.7%) primarily due to an increase in hold percentage to 15.5% from 14.1% in 1999 and to a lesser extent an increase of $12.2 million (or 2.7%) in table game drop as compared to 1999. Slot revenues in 2000 increased by $6.1 million (or 3.9%) compared to 1999 due to an increase in slot handle of $241.1 million (or 14.3%), partially offset by a decrease in hold percentage to 8.3% in 2000 from 9.2% in 1999. The average number of slot units in operation during the year 2000 was 2,298 as compared to 2,033 in 1999. Commencing in February 1999, we had taken out of service or removed from the floor as many as 800 slot units at a time during the renovation of Resorts Atlantic City, which was completed in early July 1999. Gaming costs and expenses in 2000 increased by $6.0 million (or 3.8%) as compared to 1999. This represented higher costs attributable to increased gaming revenues compared to the prior year, principally promotional expenses, labor costs and casino win tax. Partially offsetting the increased earnings from the casino was a reduction in other casino and hotel revenues compared to the prior year. This was mainly due to decreased entertainment revenues as there were fewer headliner acts at Resorts Atlantic City in 2000 compared to 1999.

    1999 VS. 1998. In 1999, Resorts Atlantic City generated net revenues of $243.1 million as compared to $260.7 million in 1998. Net revenues in 1999 included gaming win of $221.0 million, a decrease of $13.7 million (or 5.8%) from gaming win of $234.7 million in 1998. Slot revenues decreased by $15.7 million (or 9.2%) mainly due to a decrease in handle of $138.9 million (or 7.6%). As a result of the slot units taken out of service in 1999 during the renovation of Resorts Atlantic City, there was an average of 2,033 slot machines in service during the year 1999 compared to 2,253 in 1998. The lower slot revenues were partially offset by an increase in table game revenues of $2.2 million (or 3.6%) over 1998. This was primarily due to an increase in table game drop of $39.2 million (or 9.4%) which was partially offset by a reduction in hold percentage to 14.1% in 1999 from 14.9% in 1998. The property also experienced slight decreases in rooms and food and beverage revenues in 1999 as a result of the renovation. Throughout the year, in order to complete the renovation of its existing hotel rooms, Resorts Atlantic City took out of service an average of 45 rooms of its inventory of 658. Upon completion of the renovation, the number of available rooms decreased to 644 compared to 662 in 1998. The decrease in other casino and hotel revenues was primarily due to lower complimentary entertainment revenues. With the availability of Club 1133, an entertainment lounge which offered free admission to patrons, there were fewer headliner shows in the main theater. Operating earnings decreased by $20.2 million. While gaming revenues were down $13.7 million for the year 1999, gaming expense increased by $5.5 million. This was primarily due to increased promotional costs. The effect of fewer slot machines on the floor and lower hold percentage on table games had an unfavorable impact on casino revenues. Therefore, the property was not able to fully realize the effects of the increased promotional costs. Partially offsetting these unfavorable variances was a reduction in casino win tax which is based on a percentage of casino win.

SEASONALITY

    Our business has historically been seasonal, with the largest number of patrons visiting Atlantis, our largest resort, in the first quarter of the year, the prime tourist season. Accordingly, our revenues and operating profits have historically been higher during the first calendar quarter than in successive

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
quarters. Higher revenues and earnings are typically realized from the Mauritius properties during the fourth quarter of the year and from Mohegan Sun during the middle third of the year.

LIQUIDITY, CAPITAL RESOURCES AND CAPITAL SPENDING

    At June 30, 2001, our working capital was $6.4 million. Current liabilities included $2.9 million in liabilities related to construction projects on Paradise Island. At June 30, 2001, unrestricted cash and cash equivalents were $34.1 million. During the first six months of 2001, we generated $83.4 million in operating cash flow.

    On April 25, 2001, we sold Resorts Atlantic City and certain related assets to an affiliate of
Colony Capital LLC, which we refer to as Colony, for a purchase price of approximately $144.8 million. In addition, we granted Colony a two-year option to acquire certain undeveloped real estate owned by us, adjacent to Resorts Atlantic City, for an additional $40.0 million, which option can be extended for an additional two years under certain circumstances. To facilitate Colony's financing, we lent an affiliate of Colony $17.5 million toward the purchase price of Resorts Atlantic City in exchange for an unsecured note bearing interest at a rate of 12.5% per year. Interest is payable semi-annually, one-half in cash and one-half in additional notes. The principal balance and all outstanding interest of the note and the additional notes is due in April 2008. The balance of the purchase price was paid in cash. Net assets held for sale on the accompanying consolidated balance sheet as of December 31, 2000, represent the adjusted book value of the assets disposed of in the Resorts Atlantic City sale. The net cash proceeds received from this transaction were used to reduce the amount of borrowings outstanding under our revolving credit facility.

    Our revolving credit facility previously allowed for maximum borrowings of up to $500.0 million, such amount to be reduced by $125.0 million on August 12, 2001. In connection with the sale of Resorts Atlantic City and the related option in January 2001, the revolving credit facility was amended. As part of the amendment, in lieu of the originally scheduled $125.0 million reduction, on April 25, 2001, the maximum amount of borrowings available under the revolving credit facility was reduced by $127.0 million, the net cash proceeds received in the Resorts Atlantic City sale. Accordingly, the revolving credit facility now provides for total aggregate borrowings of up to $373.0 million. In addition, if the Atlantic City option is exercised on or before August 12, 2001, the amount of borrowings available under the revolving credit facility will be further reduced by the net cash proceeds we receive. As of June 30, 2001, borrowings under the revolving credit facility totaled $221.2 million. After giving effect to the offering of the Old Notes, we expect such borrowings to be approximately $27.2 million. See "Capitalization."

    We are currently engaged in discussions with various lenders to amend and restate our existing revolving credit facility, which expires on August 12, 2002.

    In 2001, we expect to incur approximately $65.0 million in capital expenditures on our Paradise Island properties, including approximately
$20.0 million to complete renovations at Atlantis and $14.0 million of capital expenditures approved in prior periods. These renovations will include the renovation of approximately 450 rooms in the Coral Towers, as well as improvements to certain public spaces.

    During the second six months of 2000, we completed a maintenance capital expenditure program of approximately $20 million at Atlantis' Beach Tower. This program included the renovation of all of the Beach Tower's 423 rooms and improvements to certain public spaces.

    During 2000, we also completed the redevelopment of the Ocean Club Golf Course, including a new clubhouse, and developed the infrastructure to support the Ocean Club Estates. Also during 2000, we completed an addition to the Ocean Club. The addition comprised 50 luxury rooms, including ten deluxe suites, as well as a new beachfront restaurant and significant enhancements to the existing pool

                                       40
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and garden areas. The cost of developing the golf course, the infrastructure at
Ocean Club Estates and the addition to the Ocean Club was approximately
$113.8 million. As of December 31, 2000, 102 of the 121 available luxury homesites had been sold and we realized $108.7 million in gross proceeds. We sold an additional six of these properties in the first six months of 2001 for gross proceeds of $7.8 million.

    In June 2000, we purchased 5,000,000 of our ordinary shares at $24 per share pursuant to our self-tender offer for an aggregate purchase price of $120.0 million. The self-tender offer was financed with borrowings under our revolving credit facility.

    We believe that available cash on hand at June 30, 2001, combined with funds generated from operations, funds currently available under our revolving credit facility, the net proceeds from this offering and funds expected to be available under our proposed amended and restated revolving credit facility will be sufficient to finance our planned operating and development activities for at least the next twelve months.

OTHER MATTERS

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," subsequently amended by FASB Statement
No. 137 and FASB Statement No. 138. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. Changes in the derivative's fair values will be recognized in income unless specific hedge accounting criteria are met. We adopted SFAS 133, as amended, beginning January 1, 2001, and do not anticipate that it will have a material impact on our consolidated financial statements.

    In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 142 establishes financial accounting and reporting standards requiring that goodwill (and other intangibles with indefinite lives) will no longer be amortized to income, but rather evaluated periodically for impairment. SFAS 142 requires that companies discontinue amortizing existing goodwill as of their fiscal years commencing after December 15, 2001. As the Company does not currently have any goodwill or intangible assets, adoption of SFAS 142 will not have a material financial statement impact.

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
                                    BUSINESS

BUSINESS OVERVIEW

    We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

    In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from the Mohegan Sun casino in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

    In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

BUSINESS STRATEGY AND COMPETITIVE STRENGTHS

    Our strategy is to develop and manage premier, "one of a kind" destination casino resorts and luxury resort hotels through direct ownership, joint ventures or other contractual arrangements. We believe our business infrastructure, including our development and marketing expertise, marketing programs and tour and travel distribution channels will enable us to leverage and expand our business in existing and new markets.

    UNIQUE DESTINATION CASINO RESORTS AND LUXURY RESORT HOTELS. Within each of our existing and target markets, we seek to own or operate "must see" casino resort properties. To implement this strategy, we seek to develop properties that are distinctively themed and provide customers with a total vacation experience that includes superior room accommodations, gaming facilities, a variety of entertainment options and other amenities. For example, Atlantis features a 34-acre marine life habitat that includes over 100 species of marine life, waterfalls, lagoons, adventure walks, waterslides and "The Dig," an area through which visitors can walk surrounded by sharks, numerous species of tropical fish, sea turtles, stingrays and other marine life. We believe Mohegan Sun's Native American theme and unique architectural features and decor have helped it become one of the most profitable casinos in the United States. Our collection of luxury resort hotels includes architecturally unique resorts in prime beach locations, two of which recently have been rated as among the world's finest leisure hotels in CONDE NAST TRAVELLER magazine.

    SIGNIFICANT RECENT CAPITAL EXPENDITURES. Most of the properties we develop, own or operate have been constructed within the past several years or have recently undergone significant expansions, renovations or upgrades. Since acquiring our Paradise Island properties in 1994, we have invested approximately $1.0 billion to create Atlantis and the Ocean Club, which we believe are among the world's finest destination resorts. This investment includes an approximately $640.0 million expansion in December 1998 that effectively doubled the size of Atlantis. By the end of 2001, we estimate that we will have either built or upgraded approximately 95% of Atlantis' facilities within the last three years. We estimate the Mohegan Tribe has invested approximately
$1.4 billion in Mohegan Sun since 1995, including the $960.0 million expansion in progress. Most of the luxury resort hotels in our collection have either been recently built or significantly renovated, including Le Saint Geran, the Royal Mirage Hotel and the Kanuhura Resort & Spa.

    LOCATIONS IN ATTRACTIVE MARKETS WITH SIGNIFICANT BARRIERS TO ENTRY. Our existing destination casino resort businesses operate in attractive markets with significant barriers to entry. These barriers include, among other things, scale of properties, agreements with local and state governments (including certain exclusivity arrangements), and limited availability of development sites. For example, we own approximately 521 acres on Paradise Island, representing almost 65% of the island. The Bahamian government has agreed it will not grant any new casino licenses on Paradise Island or New Providence until 2013, subject to certain exceptions. In Connecticut, under the tribal-state compact between the Mohegan Tribe and the State of Connecticut, Mohegan Sun is subject to a 25% gaming fee on slot revenues payable to the State so long as the State does not issue any further licenses for gaming operations with slot machines or other commercial casino games (other than to a Native American tribe on Native American land). During 2000, Connecticut revenues from such fees from Mohegan Sun and the other Native American casino in the State with similar tribal-compact provisions totaled an aggregate of $327.0 million, representing its fourth largest source of revenue.

    STRONG CASH FLOW. We believe our properties will continue to generate strong cash flow. From 1996 to 2000, pro forma for the disposition of Resorts Atlantic City, our net revenues increased from $240.1 million to $519.3 million (excluding revenue related to the sale of lots at Ocean Club Estates) and our EBITDA (defined as income from operations before interest, taxes, depreciation and amortization, real estate related gains and non-recurring items) increased from $45.7 million to $141.0 million. Our cash flow is favorably impacted by a number of factors, including:

    - We are not subject to corporate income tax on our operations in The Bahamas, which generate a substantial portion of our income.

    - As of June 30, 2001, SINA had net operating losses that we believe will be available to offset a significant portion of SINA's future income in the United States.

    - Our revenue from Mohegan Sun and our luxury resort hotel management contracts do not require us to make any material capital expenditures.

    - We believe the current expansion at Mohegan Sun will significantly increase revenues at the property.

    PROVEN TRACK RECORD OF DEVELOPING AND OPERATING DESTINATION CASINO
RESORTS. Our senior management has overseen our approximately $1.0 billion expansion and renovation of our Paradise Island properties and the development of the $1.4 billion Mohegan Sun, including the $960.0 million expansion in progress. Solomon Kerzner, our Chairman and Chief Executive Officer, has over
34 years of experience developing destination casino resorts and luxury resort hotels. Mr. Kerzner is responsible for the development of 21 hotels and founded southern Africa's two largest hotel groups, Southern Sun Hotels and Sun International South Africa. Mr. Kerzner's accomplishments include Atlantis and our other Paradise Island properties, Mohegan Sun and Sun City, a resort complex in South Africa featuring The Palace of the Lost City.

    EXTENSIVE MANAGEMENT EXPERIENCE IN DEVELOPING AND OPERATING LUXURY RESORT HOTELS. Our management team has successfully developed and operated our Indian Ocean properties in Mauritius, starting with Mr. Kerzner's opening of Le Saint Geran Hotel in 1975. Our luxury resort hotels are developed on prime beach locations, each uniquely designed to complement its surroundings. As part of our philosophy, we seek to offer our customers the highest level of amenities, such as restaurants by Jean-Georges Vongerichten and Alain Ducasse, and spas by Mandara and Givenchy. Since 1995, our luxury resort hotel business revenues have increased from $73.0 million to $149.8 million, an increase of 105%. For the twelve months ended June 30, 2001, the Ocean Club achieved an average occupancy of 71% and an average daily room rate of $589, a substantial increase from the 1993 average occupancy of 69% and average daily room rate of $242 under prior management. The Royal Mirage Hotel in Dubai has posted strong results since opening in 1999, achieving an 82% average occupancy and average daily room rate of $202 during 2000. We seek to expand our luxury resort hotel business into existing and new markets, including the Caribbean, the Indian Ocean, The Bahamas, the Middle East and Southeast Asia.

    GEOGRAPHICALLY DIVERSE CLIENTELE IN MULTIPLE PRICE SEGMENTS. The properties we develop and operate attract guests from around the world and appeal to multiple price segments of the market. Atlantis features three hotel towers, each catering to different price points, allowing us to attract a broad range of customers. We are evaluating plans to add an additional 1,000-room tower at Atlantis that would cater primarily to the middle market. Atlantis draws guests primarily from throughout the United States and our properties in Mauritius, the Middle East and the Maldives attract customers from Europe, southern Africa, the Middle East and Southeast Asia. Our goal is to increase consumer awareness and demand in target markets through high profile public relations, publications, special event promotions and advertising. In addition, we support channel distribution for all of our properties by providing a favorable commission structure for primary wholesalers in the travel agent community. We believe that the geographic diversity of our customer base reduces our dependence on any specific region to generate revenue.

    ATLANTIS OFFERS A VARIETY OF AMENITIES RESULTING IN A DIVERSE REVENUE STREAM. Atlantis generates revenues from multiple sources, including hotel, gaming and food and beverage. For the twelve months ended June 30, 2001, hotel, gaming and food and beverage revenue accounted for 34%, 24% and 23%, respectively, of Atlantis' total revenues. We believe that the multiple sources of revenue at Atlantis allow us to maximize the potential revenue per occupied room night and decrease our dependence on any one particular market segment.

BUSINESSES

DESTINATION CASINO RESORTS

    Our destination casino resort business consists of large-scale, premier destination resorts that we believe are "must see" properties. The existing properties in this business are Atlantis and Mohegan Sun. These properties feature distinctive themes, unique architectural designs and decors, and offer a wide range of casino gaming, entertainment and other amenities. We believe these properties maintain competitive advantages due to their scale, location, design, variety of amenities and significant barriers to entry in the markets in which they operate.

    ATLANTIS

    Our flagship destination casino resort is Atlantis, a 2,317-room ocean-themed resort located on Paradise Island, The Bahamas. Atlantis consists of three interconnected hotel towers that cater to multiple segments of the resort and gaming markets. Based upon the myth of the lost continent of Atlantis, the resort features:

    - a 7-acre lagoon;

    - a 34-acre marine environment that includes the world's largest open-air aquarium, including over 100 species of marine life, waterfalls, lagoons and adventure walks;

    - "the Dig," an area through which visitors can walk surrounded by sharks, numerous species of tropical fish, sea turtles, stingrays and other marine life;

    - a 100,000 square foot entertainment complex which includes the largest casino in the Caribbean market, containing approximately 1,000 slot machines and 80 table games;

    - 17 restaurants ranging from casual poolside to upscale formal dining;

    - approximately 100,000 square feet of convention space;

    - a sports center;

    - over 30,000 square feet of high-end retail space;

    - a 63-slip, full-service Marina at Atlantis, which includes some of the highest average docking rates in the Caribbean market and can accommodate yachts up to 200 feet in length;

    - several thrill waterslides, including the six-story Mayan Temple Slide, which propels guests through an acrylic tube in a shark infested tank; and

    - a 25,000 square foot spa operated by Mandara, offering our customers a wide variety of spa amenities.

    We acquired the property in May 1994 for $125.0 million and redeveloped the property into an ocean-themed destination resort through an initial
$140.0 million capital expenditure program. The property achieved an average occupancy and average daily room rate of 85% and $122 in 1995, a substantial increase from the 62% and $95 achieved in 1993 under previous management. Seeking to capitalize on the early success of Atlantis, we began construction of an approximately $640.0 million expansion of the property in 1997. This major expansion was completed in December 1998 and effectively doubled the size of Atlantis. The 1998 expansion included a deluxe 1,200-room hotel, a new 100,000 square foot entertainment complex which includes a casino containing approximately 1,000 slot machines and 80 table games, a new marina, and an expansion of the ocean-themed environment. During 1999, we completed several additional development projects at Atlantis, including the addition of 30,000 square feet of new retail and restaurant space, the conversion of a previously existing 30,000 square foot casino space into a convention center and the construction of a sports center, including an 18-hole Tom Fazio-designed putting course and a tennis center.

    Atlantis achieved an average occupancy and average daily room rate of 83% and $242 in 2000, continuing to show strength in demand after effectively doubling the number of rooms in December 1998.

    To add to our product mix at Atlantis, we developed Harborside at Atlantis, a timeshare project adjacent to Atlantis, through a joint venture with Starwood. The first phase of the project was completed in February 2001 and consisted of 82 two-bedroom units. We began selling the units in May 2000 and have sold approximately 28% of the units through June 30, 2001. As part of the joint venture agreement, Starwood contributed cash and we contributed land, based on the number of units to be developed. We are evaluating plans to develop a second phase of timeshare development.

    We currently own approximately 100 acres of land on Paradise Island available for future development. Atlantis is a master-planned resort that started with 1,147 rooms and has been expanded to its current size of 2,317 rooms with the development of the Royal Towers. In addition, we believe that after spending over $100.0 million in infrastructure improvements on Paradise Island, we have the ability to add more than 2,000 new hotel rooms, as well as condominiums and additional timeshare units, restaurants, retail space and other facilities.

    We previously had plans for an additional 700-room Phase III hotel project at Atlantis. However, we have postponed this project, and as a result, annual tax incentives of approximately $3.0 million pursuant to our agreement with the Bahamian government have been suspended. We are currently evaluating plans to expand Phase III to a 1,000-room hotel expansion at Atlantis that would cater primarily to the middle-market customer segment. This expansion is contingent upon a number of factors, including continued strong demand at Atlantis and reaching agreement with the Bahamian government regarding certain development-related matters, including further improvements to some of the island's infrastructure. In the event we begin construction of this or certain other expansion projects, the suspended tax incentives will be prospectively reinstated.

    Paradise Island is easily accessible by air from the eastern United States and has an extensive infrastructure. The majority of patrons at our resorts on Paradise Island arrive through Nassau International Airport located on New Providence Island. This large facility is served by several carriers offering scheduled jet service from New York, Atlanta, Toronto, Miami and other cities. Ground transportation is facilitated by two bridges linking Paradise Island and New Providence Island.

    MOHEGAN SUN

    Owned by the Mohegan Tribe, Mohegan Sun currently features a 176,500 square foot casino and incorporates an historical Native American theme through unique architectural features and the use of

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natural design elements such as timber, stone and water. Mohegan Sun is located approximately one-mile from the interchange of Interstate 395 and Connecticut Route 2A in Uncasville, Connecticut and is within 150 miles of approximately
22 million adults. Mohegan Sun spent $40.0 million for infrastructure improvements providing direct highway access to the property from Boston, Providence and New York. Mohegan Sun is located on 240 acres and currently has approximately 3,600 slot machines and 153 table games, and various food and beverage, retail and entertainment venues.

    We believe the Connecticut gaming market has been extremely strong. During the five years ended June 30, 2001, the market has grown at a compounded annual growth rate of approximately 18%. Mohegan Sun's unique design and superior location have helped it to become one of the most profitable casinos in the United States with a gross win per slot per day of $488 for the twelve months ended September 30, 2000.

    We developed Mohegan Sun and managed the property from its opening in 1996 until January 2000 through TCA, a partnership in which we own a 50% interest. Since opening, gross revenues at the property have grown to $809.3 million for the fiscal year ended September 30, 2000, exceeding the gross revenues of each casino in Atlantic City. On January 1, 2000, TCA turned over management of the property to the Mohegan Tribe and TCA now receives payments equal to 5% of gross revenues generated by the property from January 2000 through December 2014, including the expansion described below. Approximately half of such fees rank PARI PASSU with the Mohegan Tribe's senior debt and half rank PARI PASSU with the Mohegan Tribe's subordinated debt.

    We are overseeing the development of an approximate $960.0 million expansion of the property through TCA. The expanded casino is expected to open in Fall 2001, with the remainder of the expansion expected to open in phases through April 2002. Upon completion of the Mohegan Sun expansion, we believe the gross revenues of the property will significantly increase and that Mohegan Sun will be one of the largest and most unique destination casino resorts in the world.

    The table below outlines certain amenities of Mohegan Sun before and after the proposed expansion:

                                    GAMING      SLOT      TABLE      HOTEL      RETAIL    MEETING    PARKING
                                   SPACE-SF   MACHINES    GAMES      ROOMS     SPACE-SF   SPACE-SF    SPACES    RESTAURANTS
                                   --------   --------   --------   --------   --------   --------   --------   -----------
Pre-expansion....................  176,500      3,665       153         --       5,476         --      7,500          7

Post-expansion...................  291,500      6,218       233      1,200     135,476    100,000     12,775         16

LUXURY RESORT HOTEL BUSINESS

    Our luxury resort hotel business consists of a collection of premier beach resort hotels that operate primarily in the five-star, deluxe-end of the resort market. Located on what we believe to be some of the leading beach locations in the world, these resort hotels are architecturally unique and have been developed to blend into their surrounding environment. This business consists of five properties on Mauritius, the Royal Mirage Hotel in Dubai, the Kanuhura Resort & Spa in the Maldives and the Ocean Club on Paradise Island, The Bahamas. We expect to leverage our existing management expertise and business infrastructure and continue to grow this segment of our business in the Caribbean, the Indian Ocean, The Bahamas, the Middle East and Southeast Asia to obtain additional management contracts, which may also include strategic equity investments.

    INDIAN OCEAN

    In Mauritius, we manage and own interests in five beach resorts:

    - the recently renovated 175-room Le Saint Geran Hotel;

    - the 200-room Le Touessrok Hotel & Ile Aux Cerfs;

    - the 248-room La Pirogue Hotel;

    - the 333-room Le CoCo Beach; and

    - the 238-room Sugar Beach Resort Hotel.

    The properties cater primarily to luxury and middle-market tourists in Europe and southern Africa. Le Saint Geran and Le Touessrok offer deluxe accommodations and we believe that such properties are among the finest beach resorts in the world. Le Saint Geran and Le Touessrok have recently been rated as among the world's finest leisure hotels in CONDE NAST TRAVELLER magazine. La Pirogue, Le CoCo Beach and Sugar Beach primarily cater to middle-market travelers.

    Mauritius' tourist industry is mainly comprised of visitors from Great Britain, Germany, France, Italy and South Africa. Scheduled air service to and from Mauritius is provided through scheduled flights on numerous airlines including Air France, British Airways, Cathay Pacific, Singapore Airlines, Air India, Air Mauritius, Condor and South African Airlines.

    In the Maldives, located off the southern tip of India, we manage the Kanuhura Resort & Spa, a 120-room luxury resort located on Kanuhura Island. In August 2001, we expect to acquire approximately 25% of the equity of the Kanuhura Resort & Spa for approximately $3.5 million.

    We manage these resorts under long-term management contracts and receive management fees based upon a percentage of the revenues and gross operating profits of these properties. We continue to actively pursue new luxury resort management opportunities in this region.

    MIDDLE EAST

    We currently manage the Royal Mirage Hotel in Dubai in the Middle East, a luxury 258-room hotel which opened in August 1999. Under the terms of the management agreement, which expires in 2019, we receive management fees based on a percentage of the revenues and gross operating profits of the property. We entered into an agreement to manage a new 225-room luxury hotel that is to be constructed adjacent to the property.

    THE OCEAN CLUB

    We own and operate the Ocean Club, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, The Bahamas. In October 2000, we completed an addition to the Ocean Club that comprised 50 rooms, including 10 deluxe suites, a new beachfront restaurant operated by Jean-Georges Vongerichten and significant enhancements to the existing pool and garden areas. The Ocean Club also features a championship golf course (newly redesigned by Tom Weiskopf) and a clubhouse with 121 luxury homesites set around the golf course. As of June 30, 2001, we have closed on 111 of the 121 available homesites and realized over $108.0 million in gross proceeds.

    Since more than doubling the number of rooms in October 2000, the Ocean Club has maintained its occupancy levels and increased its average daily room rate. The property achieved an average occupancy of 74% and an average daily room rate of $685 for the six months ended June 30, 2001 compared to 77% and $594 for the same period in 2000.

COMPETITION

    The resort and casino industries are highly competitive. Our destination casino resorts compete with other destination resorts and casinos, including land-based casinos, riverboat, dockside and cruise ship on-board casinos and other forms of gaming as well as with other forms of entertainment. Our luxury resort hotels compete with other resorts and hotels in markets in which we conduct business. We believe the ability to compete effectively in the industries is based on a number of factors, including the scope, quality, location and accessibility of facilities, the effectiveness of marketing efforts, customer service, the relative convenience of available transportation, service and the quality and price of rooms, food and beverages, convention facilities and entertainment.

    PARADISE ISLAND

    Our Paradise Island operations primarily compete with cruise ships and other hotels and resorts, on Paradise Island, New Providence, Grand Bahama Island and the neighboring Caribbean islands. We estimate that there are approximately 8,300 hotel rooms on Paradise Island and New Providence combined, of which approximately 3,700 are located on Paradise Island, including 2,423 in hotels owned and operated by us. The Nassau Marriott, our primary competitor in The Bahamas, is a 867-room resort and casino.

    We also compete with The Resort and Casino at Bahamia (formerly the Princess Casino and Hotel) and Our Lucaya, both located on Grand Bahama Island, approximately 40 minutes by air from Paradise Island. The Resort and Casino at Bahamia includes a 20,000 square foot casino, a 965-room hotel, restaurants and other leisure facilities. Our Lucaya is a new property with 1,350 rooms, which is developing a new 30,000 square foot casino that is expected to open in Fall 2001.

    MOHEGAN SUN

    The Connecticut market is the fourth largest gaming market in the United States, with approximately 22 million adults within 150 miles of Mohegan Sun. Mohegan Sun and Foxwoods Resort and Casino at present are the only two casinos in the Connecticut market. Foxwoods has approximately 5,800 slot machines and, for the year ended December 31, 2000, reported slot revenue of approximately $750.0 million. The Oneida Nation operates a casino near Syracuse, New York and other Native American tribes in the states of New York, Rhode Island, Massachusetts and Connecticut are seeking approvals to establish gaming operations which would further increase competition, particularly for day-trip patrons. Mohegan Sun also competes with Atlantic City and several small Native American gaming facilities throughout the northeastern United States.

    In Connecticut, under the tribal-state compacts between the State and each of the Mohegan Tribe and the other Native American casino in the State, Mohegan Sun is subject to a 25% gaming fee on slot revenues payable to the State of Connecticut so long as the State does not issue any further licenses for gaming operations with slot machines or other commercial casino games (other than to a Native American tribe or Native American land). In March 2000, two additional Native American tribes in Connecticut, the Eastern Pequots and the Paucatuck Eastern Pequots, received a proposed positive recommendation by the Federal Bureau of Indian Affairs to receive federal recognition as tribes. The applications for federal recognition are pending. If either of the two tribes receives federal recognition, they could seek to obtain trust land and approvals to conduct casino gaming in Connecticut.

    INDIAN OCEAN

    In the Indian Ocean market, we primarily compete with other resorts on the islands in which we operate as well as other locations offering vacations to tourists from Europe, southern Africa and parts of Asia. Sun Resorts Limited owns five major hotels in Mauritius and offers approximately 19% of the available rooms in properties with more than 80 rooms. In the luxury end of the Mauritian hotels market, Sun Resorts Limited owns two of the seven luxury hotels and offers a total of 375 of the approximately 1,000 rooms in Mauritius. Sun Resorts Limited faces more competition for the middle-market La Pirogue, Sugar Beach and Le CoCo Beach hotels.

SALES AND MARKETING

    Our marketing goal is to drive demand direct from the consumer through high profile public relations, publications and special events promotions and advertising. To support our operations in The

Bahamas, we maintain an internal distribution through our tour operator, Paradise Island Vacations, Inc. Similarly, our operations in Mauritius and Dubai are supported through our own network of European marketing offices. In addition, we channel distribution for all of our operations through primary wholesalers in the travel agent community with a favorable commission structure.

    We expect to spend approximately $20 million in 2001 on sales and marketing for our operations in The Bahamas. Pursuant to the Heads of Agreement described below, we receive $4.0 million per year from the Bahamian government toward the direct costs related to certain marketing events, public relations activities and the production and placement of advertisement in media through 2003.

CERTAIN MATTERS AFFECTING OUR BAHAMIAN OPERATIONS

    CASINO LICENSE

    Through a subsidiary, we are currently licensed to operate Atlantis under the Bahamian Gaming Act. In accordance with Bahamian casino licensing requirements, our subsidiary's casino license must be renewed annually by the Bahamian gaming board. Other than an existing contingent obligation to grant two casino licenses, the Bahamian government has agreed that it will grant no new casino licenses with respect to gaming operations on Paradise Island or New Providence Island until 2033.

    BASIC LICENSE FEE

    Currently, the Bahamian Gaming Act provides for taxes on casino revenues consisting of an annual basic license fee of $200,000.

    TAXES AND FEES

    The following table summarizes, for the periods shown, the taxes and fees paid or accrued by Sun International Bahamas Limited under the Gaming Act and certain agreements with the Bahamian government:

                                                         YEAR ENDED DECEMBER 31,
                                                  -------------------------------------
                                                     1998         1999         2000
                                                  ----------   ----------   -----------
Casino win......................................  $7,327,000   $9,631,000   $10,719,000
Basic license and operating fees................     200,000      200,000       200,000
                                                  ----------   ----------   -----------
Total...........................................  $7,527,000   $9,831,000   $10,919,000
                                                  ==========   ==========   ===========

    HEADS OF AGREEMENT

    We have an agreement with the Bahamian government, which we refer to as the Heads of Agreement, that governs our gaming taxes and fees in The Bahamas and provides us with certain tax incentives to encourage us to further expand Atlantis. Under this agreement, we currently pay an annual license fee of $100,000 per thousand square feet of casino space, a minimum annual casino win tax of $4.3 million on all gaming win up to $20.0 million, a 12.5% win tax on all gaming win between $20.0 million and $120.0 million and a 10% win tax on all gaming win in excess of $120.0 million. Until 2009, we are entitled to reduce such fees and taxes on an annual basis by $5.0 million and 45% of the win tax paid on gaming win between $20.0 million and $120.0 million.

    If we meet certain expansion conditions, the Heads of Agreement provides for a reduction of the win tax on all gaming wins in excess of $20.0 million to 10% and, until 2009, a 50% credit on win tax paid on gaming win in excess of $20.0 million. These additional incentives were in place from January 1, 1998 until July 1, 2000, at which time the Bahamian government suspended such incentives as a result of our decision to postpone construction of a planned 700 hotel room expansion at Atlantis. The suspended tax incentives will be prospectively reinstated if and when we meet the expansion targets referenced in the agreement. We estimate that the effect of these additional incentives when we had them in place was an approximate $3.0 million decrease per year in gaming win tax.

    The agreement also provides for a joint marketing agreement that expires in 2003, pursuant to which the Bahamian government agreed to match our contribution, up to $4.0 million annually, toward the direct costs related to certain marketing events, public relations activities and the production and placement of advertisements in media.

    The Heads of Agreement also requires that SIIL control a majority of our board of directors until June 30, 2004. As part of the restructuring of SIIL, we entered into a governance agreement with the shareholders of SIIL that, among other things, requires us to submit to our shareholders an amendment to our articles of association that would set the term of our existing directors to expire at our annual general meeting in 2004. We believe that this contemplated amendment to our articles of association will satisfy the terms of the Heads of Agreement.

    THE COMMONWEALTH OF THE BAHAMAS

    The Commonwealth of The Bahamas had a population of approximately 300,000 in 2000. The Bahamas includes approximately 700 islands, 29 of which are inhabited, and extends from east of the Florida coast to just north of Cuba and Haiti. Over 60% of the population lives on New Providence Island, where Nassau, the capital of The Bahamas, is located. The Bahamas first obtained internal self-government in 1964 and became an independent nation within the British Commonwealth in 1973. The first elections under universal adult suffrage were held in November 1962. The present government was first elected in 1992 and re-elected in March 1997, having succeeded a government that was in power for over 20 years. The official language is English.

    The currency of The Bahamas has been tied to the U.S. dollar since 1970 with an official exchange rate of U.S. $1.00 equal to 1.00 Bahamian dollar.

    The Ministry of Tourism spends over $60 million annually to promote The Bahamas and in recent years the government has made large investments in the expansion of both Nassau Harbor and Nassau International Airport.

CERTAIN MATTERS AFFECTING MOHEGAN SUN

    REGULATION

    The Mohegan Tribe is a federally recognized Native American tribe whose federal recognition became effective May 15, 1994. In May 1994, the Mohegan Tribe and the State of Connecticut entered into a gaming compact to authorize and regulate Class III gaming operations (slot machines and table games). Under this tribal-state compact, Mohegan Sun is subject to a 25% gaming fee on slot revenues payable to the State of Connecticut so long as the State does not issue any further licenses for gaming operations with slot machines or other commercial casino games (other than to a Native American tribe on Native American land).

    Each of the partners of TCA must be licensed by relevant tribal and state authorities. Each of the partners of TCA has received a gaming registration from the Commissioner of Revenue Services of the State of Connecticut which is renewed annually.

    PRIORITY PAYMENTS

    Pursuant to subcontracts for management services, organization and administrative services and marketing services provided to TCA, prior to January 1, 2000 we received certain priority payments from TCA. Each of these priority payments was paid from TCA's management fees prior to the pro rata distribution to TCA's partners of TCA's profits. From January 1, 2000, any accrued fees under these agreements as of such date are to be paid as priority distributions of TCA's available cash. Furthermore, for seven years beginning January 1, 2000, TCA pays us the first $5.0 million of the profits it receives pursuant to the relinquishment agreement as a priority payment prior to making pro rata distributions to its partners.

WAIVER OF SOVEREIGN IMMUNITY

    Pursuant to the relinquishment agreement, the Mohegan Tribe has waived sovereign immunity for the purpose of permitting a suit by TCA in any court of competent jurisdiction for the purpose of enforcing the relinquishment agreement and any judgments arising out of the relinquishment agreement, including
(i) the enforcement of the Tribe's payment obligations to TCA with an award of actual damages in connection with any breach thereof and (ii) an action to prohibit the Tribe from taking any action that would prevent the operation of the relinquishment agreement. The only assets subject to payment or encumbrances for the payment of Tribal obligations under the relinquishment agreement are any cash and the undistributed and future revenues derived from Mohegan Sun.

NEW JERSEY GAMING REGULATION

    As a result of the Resorts Atlantic City sale, effective April 25, 2001, we no longer operate a casino in Atlantic City. However, as the lessor of real estate in Atlantic City to Colony, SINA is required to maintain a casino service industry license. SINA is also required to maintain qualification by the New Jersey Casino Control Commission as a financial source as a result of the $17.5 million note issued by an affiliate of Colony to SINA in connection with the sale of Resorts Atlantic City.

ENVIRONMENTAL MATTERS

    We are subject to federal, state and local laws and regulations that

    - govern activities or operations that may have adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous wastes, and

    - impose liability for the costs of cleaning up, and certain damages resulting from, past spills, disposals or other releases of hazardous substances.

    From time to time, our operations have resulted or may result in noncompliance with applicable environmental laws. However, past noncompliance has not and we believe that any future noncompliance would not, have a material adverse effect on our financial conditions or results of operations.

    The Mohegan Sun site was formerly occupied by UNC, a naval products manufacturer of, among other things, nuclear reactor fuel components. UNC's facility was officially decommissioned on June 8, 1994, when the Nuclear Regulatory Commission confirmed that all licensable quantities of special nuclear material had been removed from the Mohegan Sun site and that any residual special nuclear material contamination was remediated in accordance with the Nuclear Regulatory Commission-approved decommissioning plan.

    From 1991 through 1993, UNC commissioned an environmental consultant to perform a series of environmental assessments on the Mohegan Sun site, including extensive soil investigations and groundwater monitoring. The environmental assessments detected, among other things, volatile organic chemicals, heavy metals and fuel hydrocarbons in the soil and groundwater. Extensive remediation of contaminated soils and additional investigations were then completed. Although the Mohegan Sun site currently meets applicable remediation requirements, no assurance can be given that the various environmental assessments with respect to the Mohegan Sun site revealed all existing environmental conditions, that any prior owners or tenants of the Mohegan Sun site did not create any material environmental condition not known to the Mohegan Gaming Authority, that future laws, ordinances or regulations will not impose any material environmental liability or that a material environmental condition does not otherwise exist on Mohegan Sun. Future remediation may be necessary if excavation and construction exposes contaminated soil, which has otherwise been deemed isolated and not subject to cleanup requirements. Such remediation could adversely impact the results of operations of Mohegan Sun and therefore our results of operations and financial conditions.

    In addition, the Environmental Protection Agency has named a predecessor to SINA as a potentially responsible party, or a PRP, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, for the cleanup of contamination resulting from past disposals of hazardous waste at the Bay Drum site in Florida, to which the predecessor, among others, sent waste in the past. CERCLA requires PRPs to pay for cleanup of sites at which there has been a release or threatened release of hazardous substances. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for cleanup costs. As a practical matter, however, at sites where there are multiple PRPs, the costs of cleanup typically are allocated among the parties according to a volumetric or other standard. Because we have only limited information at this time regarding this site and the wastes sent to it by the predecessor, we are unable to determine the extent of our potential liability, if any, at this site.

PROPERTY, PLANTS AND EQUIPMENT

    Our headquarters and registered office are located at Executive Offices, Coral Towers, Paradise Island, The Bahamas.

    We own or lease properties in The Bahamas, the United States, the United Kingdom and France. Set forth below is a table listing our principal properties as of June 30, 2001:

                                                                                                EXTENT
NAME AND                OWNED OR         PRINCIPAL                                             UTILIZED
LOCATION                 LEASED             USE                   SIZE            CAPACITY    YEAR 2000
--------                --------   ----------------------  -------------------   ----------   ----------
Atlantis..............    Owned    Hotel/Casino                       69 acres     2,317         83%
Paradise Island,                                                                   Rooms       Average
The Bahamas                                                                                   Occupancy

Ocean Club............    Owned    Hotel/Casino                       36 acres      106          71%
Paradise Island,                                                                   Rooms       Average
The Bahamas                                                                                   Occupancy

Ocean Club Golf           Owned    Golf Course                       170 acres      N/A          N/A
  Course..............
Paradise Island,
The Bahamas

Undeveloped Land......    Owned    Future Development                100 acres      N/A          N/A
Paradise Island,
The Bahamas

Undeveloped Land......    Owned    (1)                                26 acres      N/A          N/A
Atlantic City,
New Jersey

Sun International        Leased    Administrative Office           --               400          --
  Resorts, Inc........             and Travel Agency                             Employees
Ft. Lauderdale,
Florida

------------------------

(1) Approximately 13 acres are included in the option we granted to Colony in connection with the sale of Resorts Atlantic City, and we lease this property to Colony for $100,000 per month. The remaining 13 acres of developable land that we own in Atlantic City are available for sale or other use.

    In addition to the properties listed above, we lease several small administration offices that we use for marketing purposes at various locations in the United States. The number of employees at each of these offices is less than ten. We also lease a small administrative office in Oxfordshire, United Kingdom, as well as office space in Paris, France, used by Sun Vacances, our wholly owned tour operator.

EMPLOYEES

    Set forth below is a table showing the total number of employees at our properties worldwide by geographic location for the periods indicated.

                                                          AS OF DECEMBER 31,         AS OF JUNE 30,
                                                    ------------------------------   --------------
                                                      1998       1999       2000          2001
                                                    --------   --------   --------   --------------
The Bahamas.......................................   5,100      5,700      5,800         6,000
Atlantic City.....................................   3,400      3,300      3,300            -- (1)
Other.............................................     400        500        500           445
                                                     -----      -----      -----         -----
                                                     8,900      9,500      9,600         6,445
                                                     =====      =====      =====         =====

------------------------

(1) Reflects the sale of Resorts Atlantic City on April 25, 2001.

    We do not employ a significant number of temporary workers.

    In The Bahamas, approximately 3,800 employees are represented by The Bahamas Catering and Allied Workers Union. Sun International Bahamas Limited participates in The Bahamas Hotel Employers Association, which represents resort operators in the Paradise Island-New Providence Island area. The association's existing contract with the union expires January 1, 2003. Labor relations in The Bahamas have been unstable at times with occasional work stoppages occurring, not only at Atlantis, but also at publicly run entities such as the Bahamian Electric Corporation and Bahamas Telephone Company. As the country's largest private employer, we are sometimes the target of labor disputes.

LEGAL PROCEEDINGS

    From time to time, we are a party to litigation which arises in the ordinary course of business. We are not currently a party to any litigation that we believe would be likely to have a material adverse effect on us.

SUBSEQUENT EVENTS

    On September 11, 2001, the United States was attacked by terrorists using hijacked jets. The effects of these events are likely to include a decline in vacation travel, group conventions and tourism due to, among other things, fears regarding additional acts of terrorism, as well as reduced operations by airlines due to, among other things, decreased demands for air travel, new security directives and increased costs. The magnitude and duration of these effects is unknown and cannot be predicted. We have already experienced a material decline in occupancy at our resorts and in particular many customers have cancelled booked individual vacations and group conventions at Atlantis in the coming months. Continued negative market conditions related to those terrorist actions, any future occurrences of similar events, and potential responsive action by the United States and other countries which perpetuates a climate of war, could cause further existing and potential customers to delay and cancel travel, convention and vacation plans. Our operating results are being adversely effected and the duration and magnitude of this effect is unknown.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

    Our current directors are:

                                                              COUNTRY OF      DIRECTOR
NAME                                                          CITIZENSHIP      SINCE
----                                                        ---------------   --------
Solomon Kerzner...........................................  South Africa        1993
Peter N. Buckley..........................................  United Kingdom      1994
Howard S. Marks...........................................  United States       1994
Eric B. Siegel............................................  United States       1994
Heinrich von Rantzau......................................  Germany             2001

    Our current executive officers are:

                                                                                                   EXECUTIVE
                                                                                                    OFFICER
NAME                                                        TITLE                         AGE        SINCE
----                                   -----------------------------------------------  --------   ---------
Solomon Kerzner......................  Chairman and Chief Executive Officer                65        1993
Howard B. Kerzner....................  President                                           37        1995
Charles D. Adamo.....................  Executive Vice President-Corporate Development      40        1995
John R. Allison......................  Executive Vice President-Chief Financial            55        1994
                                       Officer

    The executive officers serve indefinitely at the pleasure of the board of directors.

    SOLOMON KERZNER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER: Mr. Kerzner has been our Chairman and Chief Executive Officer since October 1993 and from
October 1993 to June 1996 he served as our President. Mr. Kerzner is the Chairman of World Leisure Group Limited, a British Virgin Islands corporation, which owns approximately 17% of our shares and has the right to vote an additional 10% of our shares. Mr. Kerzner is one of the visionary leaders of the resort and gaming industries. Prior to founding Sun International, Mr. Kerzner pioneered the concept of an entertainment and gaming destination resort designed and managed to appeal to multiple market segments by developing Sun City, located near Johannesburg, South Africa. Sun City features four hotels with approximately 1,300 rooms, an entertainment center that includes a 6,000-seat indoor superbowl, a 46-acre man-made lake for watersports and approximately 55,000 square feet of gaming space. In 1992, Sun City was expanded to include The Lost City, a themed resort which features a 350-room luxury hotel and a man-made jungle in which over one million trees were transplanted. Mr. Kerzner has been responsible for the development of 21 hotels and founded both of southern Africa's largest hotel groups, Southern Sun Hotels and Sun International South Africa. We do not have any interest in any of the southern African properties developed by Mr. Kerzner. Mr. Kerzner is the father of Mr. Howard B. Kerzner.

    HOWARD B. KERZNER, PRESIDENT:  Mr. Kerzner joined Sun International in
May 1995 as Executive Vice President-Corporate Development and has been President since June 1996. Prior to that time, he was Director-Corporate Development of SIIL from September 1992. Previously, Mr. Kerzner was an Associate of Lazard Freres & Co. LLC from September 1991. Prior to that
Mr. Kerzner worked for the First Boston Corporation. Mr. Kerzner is the son of Mr. Solomon Kerzner.

    CHARLES D. ADAMO, EXECUTIVE VICE PRESIDENT-CORPORATE DEVELOPMENT & GENERAL
COUNSEL: Mr. Adamo joined Sun International in May 1995 as General Counsel and has been responsible for corporate development since January 1997. Prior to that time, he was Group Legal Advisor of SIIL from September 1994. Previously,
Mr. Adamo was engaged in the practice of law at the firm of Cravath, Swaine & Moore in New York from 1986. Mr. Adamo is admitted to the bar in the State of New York.

    JOHN R. ALLISON, EXECUTIVE VICE PRESIDENT-CHIEF FINANCIAL
OFFICER: Mr. Allison joined Sun International in May 1995 as Chief Financial Officer. Mr. Allison joined SIIL in March 1994 as Group Financial Director. From December 1987 until February 1994, Mr. Allison was Financial Director of Sun International Inc., a resort and management holding company with interests in approximately 27 hotels in southern Africa. Prior to that time, he was the Group Financial Director of Kimberly-Clark (South Africa) Limited for four years. He is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the South African Institute of Chartered Accountants.

    PETER N. BUCKLEY, DIRECTOR:  Mr. Buckley has been a Director since
April 1994. Mr. Buckley is Chairman and Chief Executive Officer of Caledonia, which owns approximately 22% of our shares and has the right to vote an additional 10% of our shares. In 1994 he was appointed Chairman of Caledonia having been Deputy Chairman and Chief Executive since 1987. He is also Chairman of English & Scottish Investors PLC and Bristow Helicopter Group Limited. He is a non-executive Director of Close Brothers Group plc, Offshore Logistics, Inc. (a NASDAQ listed company) and The Telegraph PLC.

    HOWARD S. MARKS, DIRECTOR: Mr. Marks has been a Director since April 1994. Mr. Marks is Chairman of Oaktree Capital Management, LLC, which manages funds in excess of $20 billion for institutional investors. Previously, Mr. Marks was employed by The TCW Group, Inc. where he became Chief Investment Officer for Domestic Fixed Income and President of its largest affiliate, TCW Asset Management Company.

    ERIC B. SIEGEL, DIRECTOR: Mr. Siegel has been a Director since April 1994. Mr. Siegel is a retired limited partner of Apollo Advisors, L.P. Mr. Siegel is also a Director and member of the executive committee of El Paso Electric Company, a publicly traded utility company.

    HEINRICH VON RANTZAU, DIRECTOR: Mr. von Rantzau has been a director since July 2001. Mr. von Rantzau is a principal of CMS and an executive of Deutsche Afrika-Linien GmbH and John T. Euberger GmbH. Mr. von Rantzau is also a member of the Economic Advisory Board of Germanischer Lloyd and a Director of UK P&I Club.

BOARD PRACTICES

    Pursuant to our Articles of Association, as amended, our maximum number of directors is fixed at five. As part of the restructuring of SIIL, we entered into a governance agreement with WLG, Caledonia, Kersaf, CMS and certain of their affiliates that, among other things, requires us to submit to our shareholders an amendment to our articles of association that would set the term of our existing directors, consisting of Messrs. S. Kerzner, Buckley, Marks, Siegel and von Rantzau to expire at our annual general meeting in 2004.

    Our board of directors has appointed an audit committee of the board consisting of Messrs. Buckley, Marks and Siegel. Members of the audit committee comprise individuals who have no relationship to us that may interfere with the exercise of their independence from management and us. To ensure complete independence, Arthur Andersen LLP has full and free access to meet with the audit committee, without management representatives present, to discuss the results of the audit, the adequacy of internal controls and the quality of financial reporting. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls that our management and board of directors have established and the audit process. The audit committee meets four times per year.

    We also have a remuneration committee consisting of Messrs. S. Kerzner, Buckley, Marks and Siegel. The remuneration committee is mandated to review and adopt our executive compensation plans and policies, including the adoption of stock option plans and the granting of options to senior executives thereunder.

    Our stock option committee, consisting of Messrs. S. Kerzner, H. Kerzner and Adamo, is authorized to grant stock options under our stock options plan in amounts not to exceed 100,000 ordinary shares in any one quarter or 15,000 options per grant for any one individual.

               MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

RESTRUCTURING OF RELATIONSHIP WITH MAJORITY SHAREHOLDER

    On July 3, 2001, we announced the restructuring of our majority shareholder, SIIL, and the resolution of certain matters with SIIL and certain of its shareholders. SIIL and its shareholders currently beneficially own approximately 67% of our issued and outstanding shares. SIIL is itself owned in equal thirds by Kersaf, Caledonia and WLG, a company controlled by Sol Kerzner, our Chairman and Chief Executive Officer. SIIL previously was governed by a shareholders agreement pursuant to which all major decisions of SIIL required the unanimous consent of its shareholders. Kersaf operates a number of hotel, casino and resort properties in southern Africa under the Sun International name and there has been some confusion regarding the use of the Sun International name by both Kersaf and us. As part of the restructuring and settlement:

    - The SIIL shareholders agreement was terminated effective July 3, 2001 and SIIL will be dissolved as soon as practicable thereafter. Following such dissolution, SIIL's shareholders will hold their shares in us directly.

    - Kersaf has granted a proxy to vote half of its shares to WLG and half of its shares to Caledonia. As a result, Caledonia owns shares representing approximately 22% of our outstanding shares and has the right to vote an additional 10% and WLG owns shares representing 17% of our outstanding shares and has the right to vote an additional 10%.

    - Upon the dissolution of SIIL, Cement Merchants SA, or CMS, a partner in Kersaf's hotel, casino and resort management activities in southern Africa, will own shares representing approximately 6% of our outstanding shares. Heinrich von Rantzau, a principal of CMS, has agreed to join our board of directors.

    - Kersaf, Caledonia and WLG have agreed to certain standstill provisions through June 2006 pursuant to which each of them will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets. See "Related Party Transactions--Registration Rights and Governance Agreement."

    - Pursuant to a registration rights and governance agreement, we granted certain registration rights to Kersaf, Caledonia, WLG and CMS, and Kersaf has agreed to sell not less than two million of our shares in a registered public offering before June 30, 2002, subject to certain exceptions. See "Related Party Transactions--Registration Rights and Governance Agreement."

    - As soon as practicable following the effective date of the agreement, the term of our directors, consisting of Messrs. S. Kerzner, Buckley, Siegel, Marks and von Rantzau, shall be extended until our annual general shareholders meeting in 2004, which we believe will satisfy our agreement with the Bahamian government that SIIL control a majority of the board of directors until June 30, 2004. See "Certain Matters Affecting Our Bahamian Operations--Heads of Agreement."

    - After a transition period not to exceed one year, we will cease using the names "Sun" and "Sun International" and Kersaf will have exclusive rights to use such names.

    - Kersaf will pursue a potential resort development project in Port Ghalib, Egypt, and we will receive between 25% and 50% of Kersaf's gross receipts from this project, if consummated, such percentage to be determined based on certain thresholds.

    - Kersaf has made a one-time payment of $3.5 million to us and has issued a secured note to us with a principal amount of $12.0 million and a maturity date of June 30, 2003. The note bears interest at a rate of 9% per year, payable quarterly.

MAJOR SHAREHOLDERS

    As of July 31, 2001, we had 26,904,238 shares outstanding. The following table sets forth certain information as of July 31, 2001 (after giving effect to the dissolution of SIIL) regarding the beneficial ownership of Sun International's ordinary shares by: (i) any person who is known to us to be the owner of more than 5% of any class of our voting securities and (ii) our directors and officers as a group:

BENEFICIAL OWNER                                                 AMOUNT         PERCENT OF CLASS
----------------                                              ------------      ----------------
Caledonia Investments plc...................................     8,673,948(1)             32.2%
Baron Capital Group, Inc. ..................................     4,521,535                16.8%
World Leisure Group Limited.................................     7,361,448(2)             27.4%
Cement Merchants SA.........................................     1,686,984                 6.3%
Kersaf Investments Limited..................................     5,733,309(3)             21.3%
Directors and officers as a group
  (excluding shares deemed owned
  by WLG and S. Kerzner)....................................            --         less than 1%

------------------------

(1) Includes 2,866,655 shares owned by Kersaf with respect to which Kersaf has granted the right to vote by proxy.

(2) Includes 2,866,654 shares owned by Kersaf with respect to which Kersaf has granted the right to vote by proxy.

(3) Kersaf has no right to vote these shares.

RELATED PARTY TRANSACTIONS

    Set forth below is a summary of agreements that have been entered into or transactions that have occurred since January 1, 2000 involving us and any of our subsidiaries, affiliates or key management.

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

    As part of the SIIL reorganization, we entered into a registration rights and governance agreement with Kersaf, WLG, Caledonia, CMS and certain of their affiliates. Among other things, under this agreement:

    - we have granted certain registration rights to Kersaf, Caledonia, WLG and CMS in respect of their Sun International ordinary shares, and Kersaf has agreed to sell not less than 2.0 million of our shares in a registered public offering before June 30, 2002, subject to certain extensions;

    - we will submit to our shareholders an amendment to our articles of association that would set the term of our existing directors to expire at our annual general meeting in 2004;

    - Kersaf has agreed for a period of five years until June 30, 2006 not to acquire any of our shares. In addition, subject to certain rights of first refusal as between themselves, each of Caledonia, WLG and CMS has agreed not to acquire any additional shares of Sun International in excess of
      0.9 million, in the case of Caledonia and WLG, and 4.0 million, in the case of CMS, prior to June 30, 2006, in each case subject to certain exceptions; and

    - Kersaf, Caledonia and WLG will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets.

HARBORSIDE PROMISSORY NOTES

    In conjunction with Starwood, we have entered into a series of promissory notes with Harborside at Atlantis to fund the construction cost of the timeshare development. As of June 30, 2001, we had advanced $25.0 million to Harborside at Atlantis. The loans we made were made simultaneously with loans from Starwood. Our loans and the Starwood loans mirror each other in amounts, terms and conditions. Interest on such loans accrues at LIBOR plus 250 basis points. Our loans and the Starwood loans are PARI PASSU with respect to payments of principal and accrued interest and such payments will be made as cash is available from the sale of timeshare units.

MANAGEMENT SERVICES AND FEES

    We provide management services to Sun Resorts Limited, a Mauritius company in which we currently own a 20.4% equity interest. Pursuant to the management agreement with Sun Resorts Limited, we provide comprehensive management services under individual management agreements relating to each of Le Saint Geran, Le Touessrok, La Pirogue, Sugar Beach and Le Coco Beach resort hotels which Sun Resorts Limited owns. The term of each of these management agreements expires in December 2008.

    We also provide management services to Harborside at Atlantis, a joint venture in which we own a 50% equity interest.

LONG-TERM CONTRACT FEES

    In 2000, $3.0 million was received from Kersaf pursuant to a long-term contract. This payment was established at $2.4 million in 1994 and increases at a rate of 3.0% per year and has been paid annually.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act of 1933.

    We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933, who exchanges Old Notes for New Notes in the exchange offer, generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act of 1933 and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.

    Any holder of the Old Notes using the exchange offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in the absence of an exemption from such requirements.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

    Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

    The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

    Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Old Notes validly tendered prior to 5:00 p.m., New York time, on the expiration date. The date of acceptance for exchange of the Old Notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $200,000,000 of New Notes for a like principal amount of outstanding Old Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their Old Notes in connection with the exchange offer, but only in $1,000 increments of principal amount.

    The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933 and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The New Notes will evidence the same debt as the Old Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Old Notes being exchanged. As of the date of this prospectus, $200,000,000 in aggregate principal amount of the Old Notes is outstanding.

    In connection with the issuance of the Old Notes, we arranged for the Old Notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act of 1933 to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Except as described under "Description of New Notes--Book-Entry, Delivery and Form," the New Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of New Notes--Book-Entry, Delivery and Form."

    Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the registration rights agreement will terminate and holders of the Old Notes will generally not be entitled to any registration rights under the registration rights agreement (subject to limited exceptions).

    We shall be considered to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Old Notes, without expense, to the tendering holder as promptly as possible after the expiration date.

    Holders who tender Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Old Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date for the exchange offer is 5:00 p.m., New York City time,
on           , 2001, unless extended by us in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

    We reserve the right, in our sole discretion:

    - to delay accepting any Old Notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, and

    - to amend the terms of the exchange offer in any manner.

    If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

    If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

INTEREST ON THE NEW NOTES

    Interest on the New Notes will accrue at the rate of 8 7/8% per annum from the most recent date to which interest on the New Notes has been paid or, if no interest has been paid, from the date of the indenture governing the Notes. Interest will be payable semiannually in arrears on February 15 and August 15, commencing on February 15, 2002.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Old Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Old Notes, if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

    - any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

    - any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    - any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

    The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    - refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders;

    - extend the exchange offer and retain all Old Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Old Notes (See "--Withdrawal of Tenders" below); or

    - waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Old Notes which have not been withdrawn.

PROCEDURES FOR TENDERING

    Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of it,

    - have the signatures guaranteed if required by the letter of transmittal, and

    - mail or otherwise deliver the letter of transmittal or the facsimile, the Old Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent's account. Although delivery of Old Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its address set forth under the caption "exchange agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

    The tender by a holder of Old Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    The method of delivery of Old Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of Old Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable period of time.

    Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Old Notes tendered pursuant thereto are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an eligible guarantor institution.

    In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

    - a commercial bank or trust company having an office or correspondent in the United States, or

    - an "eligible guarantor institution."

    If the letter of transmittal is signed by a person other than the registered holder of any Old Notes, the Old Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

    If the letter of transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless such requirement is waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

    We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, none of we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

    By tendering, each holder represents to us, among other things, that:

    - the New Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

    - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

    - neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933).

    If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it will acknowledge that it acquired such Old Notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender its Old Notes and:

    - whose Old Notes are not immediately available;

    - who cannot deliver the holder's Old Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

    - who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if:

    - the tender is made through an eligible guarantor institution;

    - before the expiration date, the exchange agent receives from the eligible guarantor institution:

       -- a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

       --  the name and address of the holder, and

       -- the certificate number(s) of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificates representing the Old Notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of Old Notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    - specify the name of the person who deposited the Old Notes to be withdrawn,

    - identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes),

    - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents or transfer sufficient to have the trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and

    - specify the name in which any such Old Notes are to be registered, if different from that of the depositor.

    We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes that have been tendered but are not accepted for exchange or are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at One Wall Street, New York, N.Y. 10286. The exchange agent's telephone number is (212) 495-1784 and facsimile number is (212) 815-5915.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

    Holders who tender their Old Notes for exchange will not be obligated to pay transfer taxes. If, however:

    - New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Old Notes tendered, or

    - tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or

    - a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE

    Issuance of the New Notes in exchange for the Old Notes under the exchange offer will be made only after timely receipt by the exchange agent of such Old Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore. holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act of 1933, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

    In the event the exchange offer is completed, we generally will not be required to register the remaining Old Notes (subject to limited exceptions). Remaining Old Notes will continue to be subject to the following restrictions on transfer:

    - the remaining Old Notes may be resold only if registered pursuant to the Securities Act of 1933, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

    - the remaining Old Notes will bear a legend restricting transfer in the absence of registration or an exemption.

    We do not currently anticipate that we will register the remaining Old Notes under the Securities Act of 1933. To the extent that Old Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Old Notes could be adversely affected.

                            DESCRIPTION OF NEW NOTES

    The New Notes will be issued under the indenture dated August 14, 2001 (the "Indenture"), among the Issuers, the Guarantors, and The Bank of New York, as trustee (the "Trustee"). The following summaries of certain material provisions of the Indenture and the registration rights agreement dated August 14, 2001 (the "Registration Rights Agreement"), by and among the Issuers, the Guarantors and the initial purchasers do not purport to be complete, and where reference is made to particular provisions of the Indenture and the Registration Rights Agreement, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference.

    The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to "Issuers" or "we," "our," or "us" include only Sun International Hotels Limited ("Sun International") and Sun International North America, Inc. ("SINA") and their respective successors in accordance with the terms of the Indenture and, except pursuant to the terms of the Guarantees, not their respective Subsidiaries.

    When we use the term "Notes" in this Description of New Notes, the term includes the Old Notes and the New Notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

    The Notes are:

    - our unsecured senior subordinated obligations;

    - subordinated in right of payment to certain of our other obligations;

    - ranked equal in right of payment with all of our existing and future senior subordinated Indebtedness;

    - effectively subordinated to all of our secured Indebtedness to the extent of the collateral securing such Indebtedness; and

    - guaranteed on a senior subordinated basis by the Guarantors.

    Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

    The term "SUBSIDIARIES" as used in this Description of New Notes does not include Unrestricted Subsidiaries. Under certain circumstances we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

THE GUARANTEES

    The Notes will be jointly and severally irrevocably and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by all of our present Subsidiaries (other than minor subsidiaries currently in the process of being dissolved) (the "Guarantors"). The Notes will also be guaranteed by each of our future Subsidiaries. The obligations of each Guarantor under its Guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "--Bankruptcy Limitations." The term "SUBSIDIARIES" as used in this Description of New Notes, however, does not include Unrestricted Subsidiaries.

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GENERAL

    In the event that (i) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to January 11, 2002, (ii) the exchange offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iii) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 120th day after the obligation to file a Shelf Registration Statement arises or (iv) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Issuers and Guarantors have agreed to pay to each Holder of Transfer Restricted Securities (as defined the registration rights agreement) affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. The Issuers and Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

PRINCIPAL, MATURITY AND INTEREST; ADDITIONAL NOTES

    We will issue Notes with a maximum aggregate principal amount of $200 million. The Indenture provides, in addition to the $200 million aggregate principal amount of Notes issued on the Issue Date, for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Interest will accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes will be issued on the same terms as the Notes and will constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references to Notes herein includes the Additional Notes; PROVIDED that such Additional Notes could be incurred as additional Indebtedness pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

    The Notes will mature on August 15, 2011. The Notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2002, to the persons in whose names such Notes are registered at the close of business on the February 1 or August 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Issuers; PROVIDED that all payments with respect to Global Notes and Certificated

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Securities, the holders of which have given wire transfer instructions to the
Issuers and the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

SUBORDINATION

    The Notes and the Guarantees will be general, unsecured obligations of the Issuers and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of the Issuers and the Guarantors, respectively. On a pro forma basis, at June 30, 2001, after giving effect to the issuance of the Notes and the application of the proceeds therefrom as described in "Use of Proceeds," Sun International on a consolidated basis has $27.9 million of Senior Debt outstanding and an additional $345.8 million of unused availability under the Credit Agreement.

    The Indenture provides that no payment of any kind or character from any source may be made by or on behalf of the Issuers or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes (including any repurchases of Notes and rescission payments), or on account of the redemption provisions of the Notes, for cash or property (other than from the trust described under "--Legal Defeasance and Covenant Defeasance"), (i) upon the maturity of any Senior Debt of the Issuers or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on and any fee or other amount due in respect of such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any fee or other amount due in respect of Senior Debt of the Issuers or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $25 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist (including by reason of the repayment in full of such Senior Debt in cash or Cash Equivalents), no payment (by set-off or otherwise) may be made by or on behalf of the Issuers or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"; PROVIDED, HOWEVER, that so long as the Credit Agreement is in effect, a Payment Blockage Notice may only be given by the Representative under the Credit Agreement unless otherwise agreed in writing by the requisite lenders under the Credit Agreement. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Blockage Notices may be given; PROVIDED, HOWEVER,

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
that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 days.

    Upon any distribution of assets of either Issuer or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of either Issuer or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of such Issuer or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest and Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than payments by way of the issuance of Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," and (ii) any payment or distribution of assets of such Issuer or such Guarantor of any kind or character from any source, whether in cash, property or securities, other than Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets (other than, where applicable, Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    No provision contained in the Indenture or the Notes will affect the obligation of the Issuers and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Issuers or a marshalling of assets or liabilities of the Issuers, Holders of the Notes may receive ratably less than other creditors. The Indenture will limit, subject to certain financial tests, the

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
amount of additional Indebtedness, including Senior Debt, the Issuers and their Subsidiaries can incur. See "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

CERTAIN BANKRUPTCY LIMITATIONS

    Each Issuer is a holding company, conducting all its business through Subsidiaries, which have guaranteed or will guarantee the Issuers' obligations with respect to the Notes, and Unrestricted Subsidiaries. Holders of the Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state, United States Federal and foreign fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it received in the issuance of the Notes. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors--The guarantees may not be enforceable because of fraudulent conveyance laws."

    If the obligations of a Guarantor under its guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

    The Issuers will not have the right to redeem any Notes prior to August 15, 2006 (other than out of the Net Cash Proceeds of a Qualified Equity Offering, as described in the next following paragraph, or pursuant to a Required Regulatory Redemption or an Optional Tax Redemption). The Notes will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after August 15, 2006 upon not less than 30 days' nor more than 60 days' notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

YEAR                                                           PERCENTAGE
----                                                           ----------
2006........................................................    104.438%
2007........................................................    102.958%
2008........................................................    101.479%
2009 and thereafter.........................................    100.000%

    On or prior to August 15, 2004, upon one or more Qualified Equity Offerings, we may redeem up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture within 60 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Qualified Equity Offering, at 108.875% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; PROVIDED, HOWEVER, that immediately following each such redemption not less than

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
65% of the aggregate principal amount of the Notes issued pursuant to the Indenture remain outstanding.

REQUIRED REGULATORY REDEMPTION

    If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable to hold the Notes, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable to hold the Notes and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier. If the Holder fails to dispose of its Notes within such time period, the Issuers may, at their option, redeem the Holder's Notes (a "Required Regulatory Redemption") at, depending on applicable law, (i) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Notes, (iii) the fair market value of the Notes, (iv) the lowest of clauses (i), (ii) and (iii), or
(v) such other amount as may be determined by the appropriate Gaming Authority. See "Risk Factors--We may require you to dispose of your Notes or redeem your Notes if required by applicable gaming regulations."

PAYMENT OF ADDITIONAL AMOUNTS

    The Issuers will, subject to certain limitations and exceptions (as set forth below), pay to each Holder such amounts (the "Additional Amounts") as may be necessary in order that every net payment or deemed payment of
(i) principal, premium, Liquidated Damages and interest, if any, with respect to a Note, or (ii) net proceeds on the sale or exchange of a Note, each after deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of The Bahamas or any authority thereof or therein having power to tax, will result in the receipt by the Holders of the amounts that would have been received by them had no such deduction or withholding been required; PROVIDED, HOWEVER, that no such Additional Amounts shall be payable in respect of any Note for:

    1. any tax, duty, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:

        (a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or was physically present in, The Bahamas or any political subdivision thereof or therein or otherwise has some connection with The Bahamas other than the mere ownership of, or receipt of payment under, such Note;

        (b) presented such Note for payment in The Bahamas or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere; or

        (c) presented such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

    2. any estate, inheritance, gift, sales, transfer, or similar tax, assessment or other governmental charge or any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Notes;

    3. any tax, duty, assessment, or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Note; or

    4. any combination of items (1), (2) and (3).

    Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

    Without limiting a Holder's right to receive payment of Additional Amounts, in the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of Bahamian taxes in excess of the appropriate rate applicable to the Holder of such Notes and, as a result thereof, such Holder of Notes is entitled to make a claim for a refund or credit of such excess, then such Holder of Notes shall, by accepting the Notes and receiving a payment of Additional Amounts, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuers. By making such assignment, the Holder of Notes makes no representation or warranty that the Issuers will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

OPTIONAL TAX REDEMPTION

    The Notes may be redeemed at the option of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws, treaties, rulings or regulations of The Bahamas, or of any political subdivision or taxing authority thereof or therein, or any change in the official position of the applicable taxing authority regarding the application or interpretation of such laws, treaties, rulings or regulations (including a holding, judgment or order of a court of competent jurisdiction) or any execution thereof or amendment thereto, which is enacted into law or otherwise becomes effective after the date of this prospectus, either Issuer is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Notes as a result of the imposition of a Bahamian tax and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs. The Issuers shall also pay to holders on the redemption date any Additional Amounts then due and which will become due as a result of the redemption or would otherwise be payable.

    Prior to the publication of any notice of redemption in accordance with the foregoing, the Issuers shall deliver to the Trustee an officer's certificate stating that (i) the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs and (ii) the Issuers are entitled to effect such redemption based on the written, substantially unqualified opinion of counsel, which counsel shall be reasonably acceptable to the Trustee, that the Issuers have or will become obligated to pay Additional Amounts as a result of such change or amendment. The notice, once delivered by the Issuers to the Trustee, will be irrevocable.

SELECTION AND NOTICE

    In the case of a partial redemption (other than a Required Regulatory Redemption), the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

                                       73
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    The Notes will not have the benefit of any sinking fund.

    Except as required by a Gaming Authority with respect to a Required Regulatory Redemption, notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.

CERTAIN COVENANTS

    Set forth below are certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes, the Issuers and their Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described below under "--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," "--Limitation on Restricted Payments," "--Limitation on Sale of Assets and Subsidiary Stock" and clause (iv) of the first paragraph of the covenant described under "--Limitation on Merger, Consolidation or Sale of Sun International" (collectively, the "Suspended Covenants"). In the event that the Issuers and their Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then the Issuers and their Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Notes.

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

    The Indenture provides that in the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control Triggering Event and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control Triggering Event" shall be deemed to occur if either of the Rating Agencies shall downgrade or withdraw their rating of the Notes as a result of or, in any case, within 90 days of, a Change of Control. A "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of Sun International in one transaction or a series of related transactions (in each case other than to a person that is a Permitted Holder); (ii) any merger or consolidation of Sun International with or into

                                       74
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any person if, immediately after giving effect to such transaction, any "person"
or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of Sun International then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Sun International (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Sun International was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Sun International then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of Sun International.

    On or before the Change of Control Purchase Date, the Issuers will
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    The phrase "all or substantially all" of the assets of Sun International will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Sun International has occurred.

    The Issuers' ability to pay such purchase price is, and may in the future be, limited by the terms of the Credit Agreement, as the same may be amended or other agreements relating to Senior Debt. The occurrence of certain of the events that would constitute a Change of Control may constitute a default under the Credit Agreement, as the same may be amended. Future indebtedness of the Issuers may contain prohibitions of certain events which would constitute a Change of Control or require the Issuers to offer to redeem such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of Notes of their right to require the Issuers to purchase the Notes could cause a default under such future indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Issuers. Finally, the Issuers' ability to pay cash to Holders of Notes upon a purchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

    Any Change of Control Offer will be made in compliance with any and all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and any and all other applicable United States Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this

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covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL
  STOCK

    The Indenture provides that, except as set forth below in this covenant, the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness.

    Notwithstanding the foregoing, if:

    (i) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock, and

    (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Sun International for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to l (the "Debt Incurrence Ratio"), then the Issuers and the Guarantors may incur such Indebtedness or Disqualified Capital Stock.

    Acquired Indebtedness shall be deemed to have been incurred at the time the person who incurred such Indebtedness becomes a Subsidiary of either of the Issuers (including upon designation of any Unrestricted Subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with either of the Issuers or a Subsidiary of either of the Issuers, as applicable. Upon each incurrence of Indebtedness, the Issuers may designate pursuant to which provision of this covenant (including pursuant to which clause of the definition of "Permitted Indebtedness") such Indebtedness is being incurred and the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant.

LIMITATION ON RESTRICTED PAYMENTS

    The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) Sun International is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (iii) the aggregate amount of all Restricted Payments made by Sun International and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Consolidated Net Income of Sun International for the period (taken as one accounting period), commencing January 1, 2001 to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by Sun International from the sale of its Qualified Capital Stock (other than (i) a sale to a Subsidiary of Sun International and (ii) to the extent such Net Cash Proceeds are applied in connection with a Qualified Exchange after the Issue Date, plus (c) the amount (not to exceed the aggregate amount of Investments previously made by the Issuers or any

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Guarantor which were treated as Restricted Payments and counted against the amount available under this clause (iii)) equal to the net reduction in Investments resulting from either (1) any dividends, repayments of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the release or expiration of any such guarantee, including the expiration or release of any Investment Guarantee or (2) the redesignation of an Unrestricted Subsidiary as a Subsidiary which executes a Guarantee; PROVIDED, HOWEVER, that the amount of anything credited pursuant to this clause (c) shall not exceed its Fair Market Value at the time of transfer or redesignation, as the case may be; plus (d) $50 million.

    The immediately preceding paragraph, however, will not prohibit: (1) a Qualified Exchange, (2) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,
(3) the redemption or repurchase of any Capital Stock or Indebtedness of the Issuers or their Subsidiaries (other than Capital Stock or Indebtedness held by Permitted Holders), if the holder or beneficial owner of such Capital Stock or Indebtedness is required to be found suitable by any Gaming Authority to own or vote any such security and is found unsuitable by any such Gaming Authority to so own or vote such security and (4) any Investment Guarantee Payments. The full amount of any Restricted Payment made pursuant to the foregoing clauses (2), (3) and (4) (but not pursuant to clause (1)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

    For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, as determined in the good faith reasonable judgment of the Board of Directors of Sun International, unless stated otherwise, at the time made or returned, as applicable.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of Sun International, SINA or such Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Sun International, SINA, the Guarantors or any Subsidiary of any of them, or to guaranty the Notes, except (a) restrictions imposed by the Notes or the Indenture or by our other Indebtedness (which may also be guaranteed by the Guarantors) ranking PARI PASSU with the Notes or the Guarantees, as applicable, PROVIDED that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes, (b) restrictions imposed by applicable law, (c) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Senior Debt incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; PROVIDED that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date,
(d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by Sun International or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired,
(e) restrictions with respect solely to a Subsidiary of Sun International imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or

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assets of such Subsidiary, provided such restrictions apply solely to the Equity
Interests or assets of such Subsidiary that are being sold, (f) restrictions on transfer contained in FF&E Indebtedness incurred pursuant to paragraph (c) of the definition of "Permitted Indebtedness," PROVIDED such restrictions relate only to the transfer of the property acquired with the proceeds of such FF&E Indebtedness, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease, license or contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

LIMITATION ON LAYERING INDEBTEDNESS

    The Indenture provides that the Issuers and the Guarantors will not, individually or collectively, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of either Issuer or any Guarantor unless, by its terms, such Indebtedness is as subordinated in right of payment to, or ranks PARI PASSU with, the Notes or the Guarantee, as applicable.

LIMITATION ON LIENS SECURING INDEBTEDNESS

    The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any Indebtedness of the Issuers, the Guarantors or any of their Subsidiaries other than Senior Debt, unless the Issuers and Guarantors each provide, and cause their Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    The Indenture provides that each of the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of SINA, a Guarantor or a Subsidiary of Sun International or SINA), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of Sun International, including SINA, whether by Sun International, SINA or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of Sun International, including SINA, and including any sale and leaseback transaction (an "Asset Sale"), unless (i)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes and other Indebtedness on a parity with the Notes with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of

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principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) with respect to each such series of Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (1) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith judgment of the Board of Directors of Sun International will immediately constitute or be a part of a Related Business of Sun International, SINA or such Subsidiary (if it continues to be a Subsidiary) immediately following such investment or (2) used to permanently reduce Senior Debt (provided that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (ii) no more than the greater of
(A) $20 million or (B) 15% of the total consideration for such Asset Sale or series of related Asset Sales consists of consideration other than cash or Cash Equivalents; PROVIDED, HOWEVER, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business (including Capital Stock of a person that becomes a wholly owned Subsidiary and that holds such assets) to be used by the Issuers or a Subsidiary in the conduct of a Related Business and (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of Sun International having no personal stake in such transaction, (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and
(iv) if the value of the assets disposed of is at least $10 million, the Board of Directors of Sun International determines in good faith that Sun International or such Subsidiary, as applicable, receives fair market value for such Asset Sale (as evidenced by a resolution of the Board of Directors). Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

    The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (i) above (the "Excess Proceeds") exceeds $20 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuers shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the applicable Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (ii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (a) or (c) of the definition of Permitted Indebtedness (including that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so reduced by such amount), (b) FF&E Indebtedness secured solely by the assets sold and assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents.

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    Notwithstanding the foregoing provisions of the prior paragraph:

        (i) Sun International and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

        (ii) Sun International and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of the covenant "Limitation on Merger, Sale or Consolidation of Sun International";

        (iii) Sun International and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Sun International or such Subsidiary, as applicable;

        (iv) the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to any Issuer or any Guarantor; and

        (v) the Issuers may sell certain non-strategic real estate on Paradise Island and in Atlantic City.

    All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Debt, or used to repurchase Notes, all within the period and as otherwise provided above in clauses (i)(a) or (i)(b) of the first paragraph of this covenant.

    In addition to the foregoing, Sun International will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary, including SINA, except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, PROVIDED that after such sale the Issuers or their Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable United States Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the compliance by any of the Issuers or the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture provides that none of the Issuers or any of their Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Sun International or such Subsidiary, as applicable, and no less favorable to Sun International or such Subsidiary, as applicable, than could have been obtained in an arm's length transaction with a non-Affiliate and (ii) if involving consideration to either party in excess of $4 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $15 million, unless in addition to the foregoing Sun International, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Sun International from a financial point of view from an independent investment banking firm of national reputation.

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LIMITATION ON PAYMENTS FOR CONSENT

    The Indenture provides that none of the Issuers or any of their Subsidiaries or Unrestricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

LIMITATION ON MERGER, SALE OR CONSOLIDATION OF SUN INTERNATIONAL

    The Indenture provides that Sun International will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) Sun International is the resulting surviving or transferee entity (the "Successor Company") or (b) the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, is a corporation organized under the laws of the Commonwealth of the Bahamas, any member country of the European Union, Canada or the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Sun International in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is at least equal to the Consolidated Net Worth of Sun International immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Sun International or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Sun International is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Sun International) be substituted for, and may exercise every right and power of, Sun International under the Indenture with the same effect as if such successor corporation had been named therein as Sun International and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Sun International) Sun International shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of Sun International, including SINA, if applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of Sun International if the interest of Sun International in the properties and assets of such Subsidiary or Subsidiaries constitutes all or substantially all of the properties and assets of Sun International.

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LIMITATION ON MERGER, SALE OR CONSOLIDATION OF SINA

    The Indenture provides that SINA will not consolidate or merge with or into (whether or not SINA is the surviving person) another person unless (other than Sun International or a Guarantor) (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than SINA) expressly assumes all the obligations of SINA pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; and
(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. Any Person that expressly assumes all the obligations of SINA pursuant to a supplemental indenture as provided in the foregoing, shall succeed to, and be substituted for, and may exercise every right and power of SINA under the Indenture with the same effect as if such successor corporation had been named therein as SINA.

    Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, or otherwise) of SINA in its entirety to an entity which is not a Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitation on Sale of Assets and Subsidiary Stock"), SINA shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of SINA under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of Sun International or any of its Subsidiaries shall also terminate upon such release, sale or transfer.

LIMITATION ON LINES OF BUSINESS

    The Indenture provides that none of the Issuers or any of their Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the good faith judgment of the Board of Directors of Sun International, is a Related Business.

FUTURE SUBSIDIARY GUARANTORS

    The Indenture provides that all present and future Subsidiaries of either Issuer (including any Unrestricted Subsidiary upon being designated a Subsidiary) will jointly and severally guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis. The term Subsidiary does not include Unrestricted Subsidiaries.

RELEASE OF GUARANTORS

    The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person (other than either Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

    Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, or otherwise) of a Guarantor in its entirety to an entity which is not a Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitation on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that

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all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of either Issuer or any of their Subsidiaries shall also terminate upon such release, sale or transfer.

LIMITATION ON STATUS AS INVESTMENT COMPANY

    The Indenture prohibits Sun International and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

    The Indenture provides that whether or not Sun International is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Sun International shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to furnish such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if Sun International were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Sun International's certified independent public accountants as such would be required in such reports to the SEC, and, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the SEC, file with the SEC the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the SEC.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture defines an Event of Default as (i) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, whether or not prohibited by the subordination provisions of the Indenture, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by either of the Issuers or any of their Subsidiaries otherwise to comply with the covenants described under "Certain Covenants--Repurchase of Notes at the Option of the Holder upon a Change of Control," "--Limitation on Sale of Assets and Subsidiary Stock" and "--Limitation on Merger, Sale or Consolidation of Sun International,"
(iv) (A) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement described under "Certain Covenants" (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, or (B) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided for in clauses (i), (ii), (iii) and (iv)(A) above) and the continuance of such failure for 60 days after written notice is given to the Issuers by the Trustee or the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of either of the Issuers or any of their Significant Subsidiaries, (vi) a default in Indebtedness of either of the Issuers or any of their Subsidiaries with an aggregate principal amount in excess of $10 million (a) resulting from the failure to pay any principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and
(vii) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any

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one time rendered against either of the Issuers or any of their Subsidiaries and either (a) the commencement by any creditor of any enforcement proceeding upon any such judgment that is not promptly stayed or (b) such judgment is not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v), above, relating to either of the Issuers or any of their Significant Subsidiaries,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued and unpaid interest and Liquidated Damages, if any, thereon to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Debt is outstanding pursuant to the Credit Agreement, such acceleration shall not be effective until the earlier of
(x) the fifth Business Day after the giving to Sun International and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement. If an Event of Default specified in clause (v) above relating to either of the Issuers or any of their Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest and Liquidated Damages on the Notes which have become due solely by such acceleration, have been cured or waived.

    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to
(i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust funds; (ii) Issuers' obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment of money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the

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Guarantors released with respect to certain covenants that are described in the
Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

    In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Trustee must have, for the benefit of the Holders of Notes, a valid, perfected, exclusive security interest in such trust; (ii) in the case of the Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that
(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which either of the Issuers or any of their Subsidiaries is a party or by which either of the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of hindering, delaying or defrauding any other creditors of the Issuers or others; and (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Issuers under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

    The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With

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the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; PROVIDED, that no such modification may, without the consent of each Holder affected thereby:
(i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Issuers to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Issuers or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such person is an Issuer or Guarantor.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The holders of the Old Notes were party to the Registration Rights Agreement. We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the Registration Rights Agreement. Following the exchange offer, if you did not tender your Old Notes you generally will not have any further registration rights (subject to limited exceptions), and such Old Notes will continue to be subject to certain transfer restrictions. See "Risk Factors--Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer."

    Holders of the New Notes are generally not entitled to any registration rights with respect to the New Notes.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Sun International Hotels Limited, Coral Towers, Paradise Island, Bahamas (attention: General Counsel).

BOOK-ENTRY, DELIVERY AND FORM

    The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global

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Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITORY PROCEDURES

    The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participant or the Indirect Participant. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participant.

    DTC has also advised us that, pursuant to procedures established by it:

    (1) upon deposit of the Global Notes, DTC will credit the account of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    The laws of some states require that certain Persons take physical deliver in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently,

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none of us, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. None of us nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direct or one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participant has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilities transfers of interests in the Global Notes among participants in DTC they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

    (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary;

    (2) We, at our option, notify the Trustee in writing that we elect to cause the issuance of the Certificated Notes; or

    (3) there has occurred and is continuing an Event of Default with respect to the notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all case, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

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EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME DAY SETTLEMENT AND PAYMENT

    We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of either of the Issuers or is merged or consolidated into or with either of the Issuers or any of their Subsidiaries.

    "ACQUISITION" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, or the acquisition of assets that constitute all or substantially all of an operating unit of business, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Sun International. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED that, with respect to ownership interest in Sun International and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "ALLOWED NON-RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which neither of the Issuers nor any of their Subsidiaries (1) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuers or any of their Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

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    "BENEFICIAL OWNER" or "beneficial owner" has the meaning attributed to it in
Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

    "CAPITALIZED LEASE OBLIGATION" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not otherwise itself capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

    "CASH EQUIVALENT" means (a) (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) above maturing within one year after the date of acquisition or (b) shares of money market mutual funds or similar funds having assets in excess of $500 million.

    "CONSOLIDATED COVERAGE RATIO" of any person on any date of determination (a "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED that for purposes of such calculation,
(i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated

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income tax expense, (ii) Consolidated depreciation and amortization expense,
PROVIDED that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary, (iii) Consolidated Fixed Charges, less any non-cash interest income, and (iv) consolidated preopening expenses.

    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries) other than dividends payable solely in shares of Qualified Capital Stock. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Sun International to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty (excluding any Investment Guarantee, but including any interest expense or comparable debt service payments with respect to any Investment Guarantee Indebtedness to the extent such Investment Guarantee Indebtedness is being serviced by such person or any Subsidiary of such person) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either extraordinary (as determined in accordance with GAAP), unusual or non-recurring (including any gain or loss from the sale or other disposition of assets or currency transactions outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,
(d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except for restrictions under the Credit Agreement, and (e) the cumulative effect of a change in accounting principles.

    "CONSOLIDATED NET WORTH" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries.

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    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

    "CREDIT AGREEMENT" means the Third Amended and Restated Credit Agreement dated as of November 1, 1999, by and among Sun Bahamas, the Company, certain of the Company's subsidiaries, certain financial institutions and The Bank of Nova Scotia, as administrative and collateral agent, providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes with lenders party to the Credit Agreement or their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby,
(ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Sun International and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would not be prohibited by the provisions of the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or
(iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

    "DISQUALIFIED CAPITAL STOCK" means (i) except as set forth in (ii), with respect to any person, Equity Interests of such person that, by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (ii) with respect to any Subsidiary of such person (other than the Guarantors), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers' purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described under "Repurchase of Notes at the Option of the Holder upon a Change of Control" and "Limitation on Sale of Assets and Subsidiary Stock," as applicable.

    "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

    "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

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    "EXEMPTED AFFILIATE TRANSACTION" means any transaction (i) solely between or among any of the Issuers and any of the Guarantors, and (ii) solely between or among any of the Issuers and any of their wholly owned Subsidiaries.

    "FF&E INDEBTEDNESS" means any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or improvement of any Gaming Facility or hotel or gaming or hotel related fixtures, furniture or equipment which is directly related to a Related Business of Sun International and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

    "GAMING AUTHORITY" means any regulatory body responsible for a gaming license held by Sun International or a Subsidiary of Sun International or any agency (including, without limitation, any agency established by a United States Federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Issuers or any Subsidiary of any of the Issuers or any successor to such authority.

    "GAMING FACILITY" means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship, and equipment.

    "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily trade payables to trade creditors, (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person, (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (e), whether or not between or among the same parties, and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). Notwithstanding the foregoing, (1) an Investment Guarantee shall not constitute Indebtedness and (2) Investment Guarantee Indebtedness shall constitute Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified

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Capital Stock, such Fair Market Value to be determined in good faith by the
Board of Directors of Sun International) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "INVESTMENT" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than (i) guarantees of Indebtedness of Sun International or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (ii) Investment Guarantees, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; (e) the designation by the Board of Directors of Sun International of any person to be an Unrestricted Subsidiary; and (f) the making by such person or any Subsidiary of such person of any Investment Guarantee Payment. Sun International shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither Sun International nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Sun International or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

    "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof) or BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

    "INVESTMENT GRADE STATUS" means any time at which the ratings of the Notes by both Moody's (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

    "INVESTMENT GUARANTEE" means (1) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor of Indebtedness of a Permitted Joint Venture, (2) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor of Indebtedness of any person to whom any of the Issuers or the Guarantors provide management services pursuant to a Management Services Agreement, which Indebtedness matures by its terms prior to the time (if any) that such Management Services Agreement is scheduled to expire, or (3) any

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guarantee (with full rights of subrogation), directly or indirectly, by the
Issuers or any Guarantor of Indebtedness which matures by its terms prior to the time (if any) that the applicable Native American Services Agreement is scheduled to expire or completion guarantees in connection with any development services or management services provided by any of the Issuers, the Guarantors or TCA, as applicable, pursuant to any Native American Services Agreement, PROVIDED that in each case at the time such guarantee is incurred or such completion guarantee is entered into, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

    "INVESTMENT GUARANTEE INDEBTEDNESS" of any Issuer or Guarantor means any Indebtedness of another person guaranteed by such Issuer or Guarantor pursuant to an Investment Guarantee, on and after the time such Issuer or Guarantor makes any interest or comparable debt service payment with respect to such guaranteed Indebtedness.

    "INVESTMENT GUARANTEE PAYMENTS" means, without duplication, (1) any payments made pursuant to any Investment Guarantee, or (2) the full amount of any Investment Guarantee if, at any time, the person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Issuers' or Guarantor's ownership interest to less than 35% as a result of a sale, transfer or other disposition of Capital Stock of such person by the Issuers or any Guarantor, or (3) the full amount of any Investment Guarantee if, at any time, the Management Services Agreement or Native American Services Agreement with respect to the person whose Indebtedness is guaranteed by such Investment Guarantee is terminated without a concurrent replacement thereof that has an expiration after the maturity of all Indebtedness of such person guaranteed by any of the Issuers or the Guarantors.

    "ISSUE DATE" means the date of first issuance of Notes under the Indenture.

    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of an Issuer or a Guarantor, as applicable, that (i) is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes, (iii) does not have covenants or default provisions materially more beneficial to the holders of the Notes than those in effect with respect to the Notes on the Issue Date and (iv) was authorized by an order or decree of a court of competent jurisdiction that gave effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the applicable Issuer or Guarantor not paid in full in cash or Cash Equivalents in connection with such reorganization; provided that all such Senior Debt is assumed by the reorganized corporation and the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt, individually or as a class, shall have approved such reorganization.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "MANAGEMENT SERVICES AGREEMENT" means any written agreement (other than a Native American Services Agreement) pursuant to which the Issuers or any Guarantor provides or will provide management services in connection with a Gaming Facility and/or a hotel facility and related amenities.

    "MOODY'S" means Moody's Investor Services, Inc.

    "NATIVE AMERICAN SERVICES AGREEMENT" means any written agreement pursuant to which the Issuers, any Guarantor or TCA provides or will provide development services or management services in connection with a Gaming Facility operated by a Native North American Tribe or agency or

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instrumentality thereof, provided that such Issuer or Guarantor or TCA has obtained a customary opinion from outside counsel that such agreement is enforceable.

    "NET CASH PROCEEDS" means the aggregate amount of Cash or Cash Equivalents received by Sun International in the case of a sale of Qualified Capital Stock and by Sun International and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Sun International that were issued for cash on or after the Issue Date, the amount of cash originally received by Sun International upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by Sun International) of income, franchise, sales and other applicable taxes required to be paid by Sun International or any of its respective Subsidiaries in connection with such Asset Sale.

    "NON-RECOURSE INDEBTEDNESS" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Issuers or any of its Subsidiaries provides any credit support or is liable.

    "PERMITTED HOLDER" means Solomon Kerzner, his immediate family or a trust or similar entity existing solely for his benefit or for the benefit of his immediate family.

    "PERMITTED INDEBTEDNESS" means Indebtedness incurred as follows:

        (a) the Issuers and the Guarantors may incur Indebtedness (i) pursuant to the Credit Agreement up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) pursuant to this clause (a) at any time of $350 million (excluding any amounts with respect to Interest Swap and Hedging Obligations), minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale (provided any commitment in respect of such Indebtedness is permanently reduced) and (ii) the Issuers and the Guarantors may incur Indebtedness with respect to Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes;

        (b) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts issued on the Issue Date;

        (c) the Issuers and the Guarantors may incur FF&E Indebtedness on or after the Issue Date, PROVIDED that (i) such FF&E Indebtedness is Non-Recourse Indebtedness and (ii) such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuers or such Guarantor, as applicable, of the property so purchased or leased or the cost of the relevant improvements;

        (d) the Issuers and the Guarantors may incur Indebtedness solely in respect of bankers' acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in their industry;

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        (e) the Issuers may incur Indebtedness to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to an Issuer; PROVIDED, that, in the case of Indebtedness of the Issuers (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), such obligations shall be unsecured and subordinated in all respects to the Issuers' obligations pursuant to the Notes, and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date;

        (f) the Issuers and the Guarantors may incur Investment Guarantee Indebtedness; and

        (g) the Issuers and their Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (b), (f) and (g) of this definition or incurred under the Debt Incurrence Ratio contained in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or otherwise replaced.

    "PERMITTED INVESTMENT" means (a) any Investment in any of the Notes;
(b) any Investment in Cash Equivalents; (c) any Investment in intercompany notes to the extent permitted under clause (e) of the definition of "Permitted Indebtedness"; (d) any Investment in a person in a Related Business who, after such Investment, becomes a Subsidiary of an Issuer and a Guarantor of the Notes;
(e) any Investment in any property or assets to be used by an Issuer or Guarantor in a Related Business; (f) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Limitation on Sale of Assets and Subsidiary Stock"; (g) Investments by the Issuers or any Guarantor in one or more persons engaged in a Related Business, PROVIDED that (1) after giving PRO FORMA effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (g) that are outstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (g)) equal to the net reduction in such Investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the release or expiration of any such guarantee; PROVIDED that the amount of anything credited pursuant to this clause shall not exceed its Fair Market Value at the time of transfer) at any time does not in the aggregate exceed
$85 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and (2) at the time of such Investment, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; (h) Investments in one or more persons made by the Issuers or any Guarantor in connection with a Gaming Facility to be developed in the Catskill region of New York pursuant to a Native American Services Agreement with the Stockbridge-Munsee Band of Mohican Indians or in connection with any Gaming Facility developed with or managed on behalf of any Native North American tribe or any agency or instrumentality thereof pursuant to a Native American Services Agreement, PROVIDED that (1) after giving PRO FORMA effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (h) that are outstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (h)) equal to the net reduction in such investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the

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release or expiration of any such guarantee; PROVIDED that the amount of anything credited pursuant to this clause shall not exceed its Fair Market Value at the time of transfer) at any time does not in the aggregate exceed
$50 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and (2) at the time of such Investment, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and (i) any Investments solely in exchange for the issuance of Qualified Capital Stock.

    "PERMITTED JOINT VENTURE" means a person primarily engaged or preparing to engage in a Related Business as to which one of the Issuers or a Guarantor owns at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such Person.

    "PERMITTED LIEN" means (a) any Lien securing the Notes; (b) any Lien securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into either of the Issuers or a Subsidiary of either of the Issuers or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (c) any Lien in favor of either of the Issuers or any Guarantor; and (d) any Lien arising from FF&E Indebtedness permitted to be incurred under clause (c) of the definition of "Permitted Indebtedness," PROVIDED such Lien relates solely to the property which is subject to such FF&E Indebtedness.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock of Sun International that is not Disqualified Capital Stock.

    "QUALIFIED EQUITY OFFERING" means (1) an underwritten registered public offering of Ordinary Shares of Sun International for cash, other than pursuant to Form S-8 (or any successor thereto) and other than Ordinary Shares of Sun International issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Ordinary Shares of Sun International for cash resulting in net proceeds to Sun International in excess of $50 million.

    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Sun International issued on or after the Issue Date with the Net Cash Proceeds received by Sun International from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of Sun International outstanding on or issued on or after the Issue Date.

    "RATING AGENCIES" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses, including any premium and defeasance costs, incurred in connection with the Refinancing) the lesser of
(i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of Sun International shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

    "RELATED BUSINESS" means the gaming or hotel business and other businesses necessary for, or in the good faith judgment of the Board of Directors of Sun International, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming or hotel business (including developing or operating sports or entertainment facilities, retail facilities, restaurants, night clubs, transportation and communications services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming or hotel business.

    "REPRESENTATIVE" means the agent or representative in respect of the lenders party to the Credit Agreement.

    "RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any parent or Subsidiary of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer; or (ii) any dividend, distribution or other payment to the Issuers, or to any Guarantors, by Sun International or any of its Subsidiaries.

    "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

    "SENIOR DEBT" of Sun International, SINA or any Guarantor means Indebtedness (including and together with all monetary obligations in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law or which would have accrued but for such filing) of Sun International, SINA or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; PROVIDED that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Sun International or any officer, director or employee of Sun International or any Subsidiary of Sun International (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), (b) Indebtedness incurred in violation of the terms of the Indenture including, without limitation, Indebtedness claiming to be subordinated to any other Indebtedness and senior to the Notes, (c) Indebtedness to trade creditors,
(d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by Sun International, SINA or such Guarantor.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date.

    "STATED MATURITY," when used with respect to any Note, means August 15, 2011.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Sun International, SINA or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or, for purposes of the definition of Restricted Payments only, has a stated maturity on (except for the Notes) or after the Stated Maturity.

    "SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Sun International or any Subsidiary of Sun International. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Sun International.

    "TCA" means Trading Cove Associates, a Connecticut general partnership and its majority owned subsidiaries, so long as the Issuers and the Guarantors maintain at least their ownership interest in the partnership (including priorities, preferences and privileges with respect to distributions or any other payments or voting power) owned on the Issue Date.

    "UNRESTRICTED SUBSIDIARY" means any subsidiary of Sun International (other than SINA), that does not own any Capital Stock of, or own or hold any Lien on any property of, Sun International or any other Subsidiary of Sun International, including SINA, and that shall be designated an Unrestricted Subsidiary by the Board of Directors of Sun International; PROVIDED, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default, (iii) immediately after giving pro forma effect thereto, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (iv) at the time of such designation, such Subsidiary has no Indebtedness other than Allowed Non-Recourse Indebtedness. The Board of Directors of Sun International may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock". Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by Sun International or one or more wholly owned Subsidiaries of Sun International, except for directors' qualifying shares.

                       DESCRIPTION OF OTHER INDEBTEDNESS

REVOLVING CREDIT FACILITY

    We have a revolving credit facility with a syndicate of banks that currently provides for aggregate borrowings at any one time of up to $373.0 million. If Colony exercises the Atlantic City option on or before August 12, 2001, the amount of borrowings available under the revolving credit facility will be further reduced by the net cash proceeds we receive. As of June 30, 2001, borrowings under the revolving credit facility totaled $221.2 million. After giving effect to the offering of the Old Notes, we estimated such borrowings to be approximately $27.2 million. See "Capitalization."

    Loans under the revolving credit facility bear interest at (i) the higher of
(a) the administrative agent's base rate or (b) the Federal Funds rate, in either case plus an additional 0.750% to 1.625% based on a debt to earnings ratio during the period, as defined, which we refer to as the debt ratio, or
(ii) the reserve-adjusted LIBOR (as defined) rate plus 1.50% to 2.25% based on the debt ratio. After each drawdown on the revolving credit facility, interest is due every three months for the first six months and is due monthly thereafter. At June 30, 2001, the weighted average interest rate on amounts outstanding under the revolving credit facility was 7.3%. Loans under the revolving credit facility may be prepaid and reborrowed at any time and are due in full on August 12, 2002. Commitment fees are calculated at per year rates ranging from 0.375% to 0.500%, based on the debt ratio, applied to the undrawn amount of the revolving credit facility and are payable quarterly.

    The revolving credit facility contains restrictive covenants that include:

    - restrictions on the payment of dividends;

    - minimum levels of earnings before interest expense, income taxes, depreciation and amortization, or EBITDA; and

    - a minimum relationship between EBITDA and interest expense and debt.

    The revolving credit facility is secured by a pledge of substantially all of our assets.

    We are currently engaged in discussions with various lenders to amend and restate our existing revolving credit facility, which matures in August 2002.

OVERDRAFT LOAN FACILITY

    We have a revolving overdraft loan facility with the Bank of Nova Scotia in the amount of Bahamian $5.0 million (which was equal to U.S. $5.0 million as of June 30, 2001). The overdraft facility bears interest at The Bank of Nova Scotia's base rate for Bahamian dollar loans plus 1.5% with repayment, subject to annual review. The overdraft facility is secured by substantially all of our Bahamian assets and ranks PARI PASSU with our revolving credit facility. At June 30, 2001, no amounts were outstanding under the overdraft facility.

DEBT SECURITIES

9.000% SENIOR SUBORDINATED NOTES

    In March 1997, we and SINA co-issued $200.0 million of 9.000% senior subordinated notes due 2007. The 9.000% notes are unconditionally guaranteed by substantially all of our subsidiaries. Interest on the 9.000% notes is payable semi-annually. The indenture for the 9.000% notes, contains certain covenants, including limitations on the ability of the issuers and the guarantors to, among other things:

    - incur additional indebtedness;

    - incur certain liens;

    - engage in certain transactions with affiliates; and

    - pay dividends and make certain other payments.

8.625% SENIOR SUBORDINATED NOTES

    In December 1997, we and SINA co-issued $100.0 million of 8.625% senior subordinated notes due December 2007. Interest on the 8.625% notes is payable semi-annually. The indenture for the 8.625% notes contains substantially the same covenants and restrictions as those in the indenture governing our 9.000% notes.

                           CERTAIN TAX CONSIDERATIONS

    The statements herein regarding taxation are based on the laws of The Bahamas and the United States in force as of the date of this prospectus and are subject to any changes in law occurring after such date, which changes could be made on a retroactive basis. Holders of the Old Notes contemplating acceptance of the exchange offer are advised to consult their tax advisors regarding the tax consequences of the exchange offer.

CERTAIN BAHAMANIAN TAX CONSIDERATIONS

    The following is a brief and general summary of certain Bahamian tax matters as they may relate to the Issuers and the Holders of the New Notes. The discussion is not exhaustive and is based on Bahamian law currently in effect. The Bahamas does not impose any income, capital gains or withholding taxes. Therefore, the Company is not subject to income tax in The Bahamas on an ongoing basis, although the Company is subject to gaming taxes and other governmental fees and charges. See "Business--Certain Matters Affecting Our Bahamanian Operations." In addition, payments of interest with respect to the New Notes will not be subject to any withholding tax. Any capital gains realized on the sale or exchange of the New Notes will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition. Any capital gains realized on the sale or exchange of Ordinary Shares of Sun International will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition.

CERTAIN UNITED STATES TAX CONSIDERATIONS

    The following summary describes the material U.S. federal income tax consequences to initial holders of the New Notes who are subject to U.S. net income tax with respect to the New Notes ("U.S. persons") and who hold the New Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the New Notes or holders thereof. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss New Notes held as a hedge against currency risks or as part of a straddle with other investments or part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a New Note and one or more other investments, or situations in which the functional currency of the holder is not the U.S. dollar. The exchange of an Old Note by a holder for an New Note should not constitute a taxable exchange. The exchange will not result in income, gain or loss to holders of Old Notes who participate in the exchange offer, or to the Issuers. Such holders shall have the same adjusted basis and holding period in New Notes immediately after the exchange as the holders had in the Old Notes immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

    Legal matters in connection with the exchange offer will be passed upon for us by Giselle M. Pyfrom, Esq., our general counsel, with respect to matters of the laws of the Commonwealth of The Bahamas and by Charles D. Adamo, Esq., our general counsel, with respect to matters of United States federal law and New York law.

                                    EXPERTS

    The consolidated financial statements of Sun International Hotels Limited as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports included herein in reliance upon such firm in giving said reports. The consolidated financial statements of Sun International North America, Inc. as of December 31, 1999 and 2000 and for each of the years in the period ended December 31, 2000 are incorporated by reference in this prospectus and have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports incorporated by reference herein in reliance upon such firm in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants....................    F-2

Consolidated Balance Sheets as of December 31, 1999 and 2000
  and June 30, 2001 (unaudited).............................    F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1999 and 2000 and the Six Months Ended
  June 30, 2000 and 2001 (unaudited)........................    F-4

Consolidated Statements of Changes in Shareholders' Equity
  for the Years Ended December 31, 2000, 1999 and 1998 and
  for the Six Months Ended June 30, 2001 (unaudited)........    F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1999 and 2000 and for the Six Months
  Ended June 30, 2000 and 2001 (unaudited)..................    F-6

Notes to Consolidated Financial Statements and for the Six
  Months Ended June 30, 2000 and 2001 (unaudited)...........    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Sun International Hotels Limited:

    We have audited the accompanying consolidated balance sheets of Sun International Hotels Limited and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended
December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun International Hotels Limited and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 26, 2001 (except with respect to the matter discussed in Note 20, as to which the date is August 14, 2001)

                        SUN INTERNATIONAL HOTELS LIMITED
                          CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS OF US DOLLARS)

                                                                   DECEMBER 31,
                                                              -----------------------    JUNE 30,
                                                                 1999         2000         2001
                                                              ----------   ----------   -----------
                                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   39,229   $   22,497   $   34,099
  Restricted cash equivalents...............................         981        1,651        8,389
  Trade receivables, net....................................      44,425       40,612       44,347
  Due from affiliates.......................................      14,212       34,140       25,846
  Inventories...............................................      13,742       10,417       11,274
  Prepaid expenses..........................................       8,412        9,849       12,545
  Net assets held for sale..................................          --      138,350           --
                                                              ----------   ----------   ----------
    Total current assets....................................     121,001      257,516      136,500
Property and equipment, net.................................   1,378,138    1,155,509    1,153,439
Note receivable.............................................          --           --       17,500
Due from affiliates--non-current............................          --        5,069       12,311
Deferred charges and other assets, net......................      49,884       13,120       11,832
Investment in associated companies..........................      28,593       29,577       30,649
Goodwill, net...............................................      93,855           --           --
                                                              ----------   ----------   ----------
    Total assets............................................  $1,671,471   $1,460,791   $1,362,231
                                                              ==========   ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $    1,100   $      230   $      248
  Accounts payable and accrued liabilities..................     133,334      136,872      137,992
  Due to affiliates.........................................          --           --        1,183
  Capital creditors.........................................      16,950       12,954        2,939
                                                              ----------   ----------   ----------
    Total current liabilities...............................     151,384      150,056      142,362
Long-term debt, net of current maturities...................     578,033      668,908      521,056
Deferred income taxes.......................................      42,223           --           --
                                                              ----------   ----------   ----------
    Total liabilities.......................................     771,640      818,964      663,418
                                                              ==========   ==========   ==========
Commitments and contingencies
Shareholders' equity:
  Ordinary Shares, $.001 par value..........................          34           34           34
  Capital in excess of par..................................     677,918      680,784      682,762
  Retained earnings.........................................     248,425      129,321      184,339
  Accumulated other comprehensive income....................      (5,569)      (5,543)      (5,553)
                                                              ----------   ----------   ----------
                                                                 920,808      804,596      861,582
  Treasury stock............................................     (20,977)    (162,769)    (162,769)
                                                              ----------   ----------   ----------
    Total shareholders' equity..............................     899,831      641,827      698,813
                                                              ----------   ----------   ----------
    Total liabilities and shareholders' equity..............  $1,671,471   $1,460,791   $1,362,231
                                                              ==========   ==========   ==========

      The accompanying notes are an integral part of these balance sheets.

                        SUN INTERNATIONAL HOTELS LIMITED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)

                                                 FOR THE YEAR ENDED          FOR THE SIX MONTHS
                                                    DECEMBER 31,               ENDED JUNE 30,
                                           -------------------------------   -------------------
                                             1998       1999       2000        2000       2001
                                           --------   --------   ---------   --------   --------
                                                                                 (UNAUDITED)
Revenues:
  Gaming.................................  $319,342   $351,545   $ 367,935   $188,086   $ 73,819
  Rooms..................................    94,942    164,831     194,008    109,415    110,604
  Food and beverage......................    86,593    137,100     147,718     80,006     72,678
  Tour operations........................    14,757     28,714      33,192     15,926     20,711
  Real estate related....................        --         --     108,650     96,091      7,757
  Management and other fees..............    40,645     46,898      35,763     16,670     18,323
  Other revenues.........................    35,391     45,910      49,208     23,214     32,609
  Insurance recovery.....................        --     14,209          --         --         --
                                           --------   --------   ---------   --------   --------
    Gross revenues.......................   591,670    789,207     936,474    529,408    336,501
  Less: promotional allowances...........   (40,792)   (50,240)    (51,779)   (28,745)   (14,464)
                                           --------   --------   ---------   --------   --------
  Net revenues...........................   550,878    738,967     884,695    500,663    322,037
                                           --------   --------   ---------   --------   --------
Cost and expenses:
  Gaming.................................   190,543    209,177     224,765    113,337     35,345
  Rooms..................................    15,352     30,448      33,915     17,587     16,151
  Food and beverage......................    59,145     91,539      98,288     50,520     46,914
  Other operating expenses...............    72,102     92,705      96,605     46,970     42,169
  Real estate related....................        --         --      32,272     25,894      2,311
  Selling, general and administrative....    70,024     93,962     103,465     51,055     42,628
  Tour operations........................    14,653     27,816      29,626     14,447     18,041
  Corporate expenses.....................    18,811     16,260      25,340     12,192     12,213
  Depreciation and amortization..........    32,081     57,230      60,223     29,278     24,116
  Purchase termination costs.............        --         --      11,202     11,202         --
  Transaction costs......................        --         --       7,014      7,014         --
  Pre-opening expenses...................    25,961      5,398       7,616        690      4,355
  Write-down of net assets held for
    sale.................................        --         --     229,208         --         --
                                           --------   --------   ---------   --------   --------
    Cost and expenses....................   498,672    624,535     959,539    380,186    244,243
                                           --------   --------   ---------   --------   --------
Income (loss) from operations............    52,206    114,432     (74,844)   120,477     77,794
                                           --------   --------   ---------   --------   --------
Other income (expense):
  Interest income........................    15,651     12,725       4,194      1,972      4,270
  Interest expense, net of
    capitalization.......................    (4,516)   (50,699)    (45,678)   (23,320)   (26,836)
  Equity in earnings of associated
    companies............................     2,730      2,628       4,225      1,014      2,804
  Other, net.............................      (316)        60        (688)        --        (60)
                                           --------   --------   ---------   --------   --------
    Other income (expense), net..........    13,549    (35,286)    (37,947)   (20,334)   (19,822)
                                           --------   --------   ---------   --------   --------
Income (loss) before provision for income
  taxes..................................    65,755     79,146    (112,791)   100,143     57,972
Provision for income taxes...............    (8,009)    (9,324)     (6,313)    (2,333)    (2,954)
                                           --------   --------   ---------   --------   --------
    Net income (loss)....................  $ 57,746   $ 69,822   $(119,104)  $ 97,810   $ 55,018
                                           ========   ========   =========   ========   ========
Earnings (loss) per share:
  Basic..................................  $   1.74   $   2.09   $   (3.86)  $   2.99   $   2.06
                                           ========   ========   =========   ========   ========
  Diluted................................  $   1.70   $   2.05   $   (3.86)  $   2.96   $   1.99
                                           ========   ========   =========   ========   ========

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
             AND FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                   RETAINED EARNINGS
                                                               -------------------------
                                                                            ACCUMULATED
                              ORDINARY SHARES     CAPITAL IN                   OTHER                               COMPREHENSIVE
                            -------------------   EXCESS OF    RETAINED    COMPREHENSIVE   TREASURY      TOTAL     INCOME (LOSS)
                             SHARES     AMOUNT       PAR       EARNINGS       INCOME         STOCK      EQUITY     FOR THE PERIOD
                            --------   --------   ----------   ---------   -------------   ---------   ---------   --------------
Balance at December 31,
  1997....................   32,961      $33       $670,861    $ 120,857      $(1,468)     $      --   $ 790,283

Translation reserves......       --       --             --           --       (2,143)            --      (2,143)    $  (2,143)
Exercise of share
  options.................      393        1          4,734           --           --             --       4,735            --
Exercise of warrants......      223       --             --           --           --             --          --            --
Net income................       --       --             --       57,746           --             --      57,746        57,746
                             ------      ---       --------    ---------      -------      ---------   ---------     ---------
  Balance at December 31,
    1998..................   33,577       34        675,595      178,603       (3,611)            --     850,621     $  55,603
                                                                                                                     =========
Translation reserves......       --       --             --           --       (1,958)            --      (1,958)    $  (1,958)
Repurchase of 1 million
  Ordinary Shares.........       --       --             --           --           --        (20,977)    (20,977)           --
Exercise of share
  options.................      112       --          2,696           --           --             --       2,696            --
Shares canceled...........       (7)      --           (373)          --           --             --        (373)           --
Net income................       --       --             --       69,822           --             --      69,822        69,822
                             ------      ---       --------    ---------      -------      ---------   ---------     ---------
  Balance at December 31,
    1999..................   33,682       34        677,918      248,425       (5,569)       (20,977)    899,831     $  67,864
                                                                                                                     =========
Translation reserves......       --       --             --           --           26             --          26     $      26
Repurchase of 6.1 million
Ordinary Shares...........       --       --             --           --           --       (141,792)   (141,792)           --
Exercise of share
  options.................      192       --          2,866           --           --             --       2,866            --
Net loss..................       --       --             --     (119,104)          --             --    (119,104)     (119,104)
                             ------      ---       --------    ---------      -------      ---------   ---------     ---------
  Balance at December 31,
    2000..................   33,874       34        680,784      129,321       (5,543)      (162,769)    641,827     $(119,078)
                                                                                                                     =========
Translation reserves......       --       --             --           --          (10)            --         (10)    $     (10)
Exercise of share
  options.................      118       --          1,978           --           --             --       1,978            --
Net income................       --       --             --       55,018           --             --      55,018        55,018
                             ------      ---       --------    ---------      -------      ---------   ---------     ---------
  Balance at June 30,
    2001..................   33,992      $34       $682,762    $ 184,339      $(5,553)     $(162,769)  $ 698,813     $ (55,008)
                             ======      ===       ========    =========      =======      =========   =========     =========

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                                    FOR THE YEAR ENDED            FOR THE SIX MONTHS
                                                                       DECEMBER 31,                 ENDED JUNE 30,
                                                             ---------------------------------   --------------------
                                                               1998        1999        2000        2000        2001
                                                             ---------   ---------   ---------   ---------   --------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)........................................  $  57,746   $  69,822   $(119,104)  $  97,810   $ 55,018
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..........................     34,960      60,147      64,340      31,858     25,671
    Write-down of net assets held for sale.................         --          --     229,208          --         --
    Write-off of Desert Inn purchase termination costs.....         --          --      11,202      11,202         --
    Reclass of property, plant and equipment to land held
      for sale.............................................         --          --      23,912      19,736      1,618
    (Gain) loss on disposition of other assets.............        316         (60)        688          --         60
    Equity in earnings of associated companies, net of
      dividends received...................................       (670)         23      (1,377)        672     (1,072)
    Utilization of tax benefits acquired in merger.........      1,887          --          --          --         --
    Provision for doubtful receivables.....................      2,189       6,466       6,492       3,192      2,499
    Provision for discount on CRDA obligations, net........        572         587         799         461         --
    Net change in deferred tax liability...................     (3,747)        (30)        205          --         --
    Net change in working capital accounts:
      Receivables..........................................    (19,744)    (20,440)     (9,179)     (4,341)    (6,241)
      Due from affiliates..................................        839      (7,150)     (4,658)     (3,757)     7,677
      Inventories and prepaid expenses.....................     (1,896)     (8,129)     (2,052)     (2,411)    (3,803)
      Accounts payable and accrued liabilities.............     22,603       4,198      26,490       6,450      2,488
    Net change in deferred charges and other assets........     (4,953)      4,548      (1,668)     (1,401)      (483)
                                                             ---------   ---------   ---------   ---------   --------
      Net cash provided by operating activities............     90,102     109,982     225,298     159,471     83,432
                                                             ---------   ---------   ---------   ---------   --------
Cash flows from investing activities:
  Payments for capital expenditures, net of insurance
    proceeds received......................................   (443,996)   (205,046)   (155,892)    (66,209)   (33,606)
  Net proceeds from the sale of non-operating land and
    other assets...........................................    110,313       5,186         501          --        196
  Proceeds from redemption of subordinated notes...........         --      94,126          --          --         --
  Deposit refunded (paid) for proposed Desert Inn
    acquisition............................................         --     (16,117)      7,750          --         --
  Payments for investment in and advances to joint
    venture................................................         --        (600)    (18,663)         (3)    (6,625)
  Proceeds received from the sale of Resorts, net..........         --          --          --          --    120,850
  Sale of subordinated notes...............................      2,798       2,798          --          --         --
  Reclassification of cash to net assets held for sale.....         --          --     (21,453)         --         --
  CRDA deposits............................................     (2,955)     (2,746)     (2,334)     (1,385)        --
  Other....................................................       (745)         --        (361)        161         --
                                                             ---------   ---------   ---------   ---------   --------
    Net cash provided by (used in) investing activities....   (334,585)   (122,399)   (190,452)    (67,436)    80,815
                                                             ---------   ---------   ---------   ---------   --------
Cash flows from financing activities:
  Proceeds from exercise of share options..................      4,735       2,696       2,866          21      1,978
  Borrowings...............................................    264,000     129,000     202,000      24,000     32,500
  Repurchase of Ordinary Shares............................         --     (20,977)   (141,792)         --         --
  Debt issuance and modification costs.....................       (694)     (2,361)       (919)       (919)        --
  Repayment of borrowings..................................   (113,596)   (118,854)   (113,063)    (94,168)  (180,385)
                                                             ---------   ---------   ---------   ---------   --------
    Net cash provided by (used in) financing activities....    154,445     (10,496)    (50,908)    (71,066)  (145,907)
                                                             ---------   ---------   ---------   ---------   --------

  Increase (decrease) in cash and cash equivalents.........    (90,038)    (22,913)    (16,062)     20,969     18,340
Cash and cash equivalents at beginning of period...........    153,161      63,123      40,210      40,210     24,148
                                                             ---------   ---------   ---------   ---------   --------
Cash and cash equivalents at end of period.................  $  63,123   $  40,210   $  24,148   $  61,179   $ 42,488
                                                             =========   =========   =========   =========   ========

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
              SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

    Sun International Hotels Limited ("SIHL") is an international resort and gaming company that develops, operates and manages premier resort and casino properties. The term "Company" as used herein includes SIHL and its subsidiaries. The Company currently operates or manages resort hotels and/or casinos in The Bahamas, Atlantic City, Indian Ocean and Dubai. In addition, the Company earns income based on the gross revenues of a casino operated by an unaffiliated entity in Connecticut. The Company's largest property is Atlantis, a 2,317-room resort and casino located on Paradise Island, The Bahamas.

    The financial statements for the six months ended June 30, 2000 and 2001 are unaudited. However, the unaudited financial statements do contain all adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position and results of operations for the interim periods included therein. The results of operations for the six months period presented in 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2001.

    During the fourth quarter of 2000, the Company entered into a definitive agreement related to the Resorts Atlantic City Sale, described below under "Atlantic City", which subsequently closed on April 25, 2001. As of
December 31, 2000, the Company reflected Resorts Atlantic City as net assets held for sale. Accordingly, as of January 1, 2001, the operations of Resorts Atlantic City are no longer included in the consolidated financial statements of the Company.

THE BAHAMAS

    SIHL was incorporated under the laws of the Commonwealth of The Bahamas on August 13, 1993. The Company, through certain Bahamian subsidiaries, owns and operates the Atlantis Resort and Casino Complex, which includes the Coral and Beach Towers, as well as the Royal Towers which opened in December 1998, the Ocean Club Resort, the Ocean Club Golf Course, a water plant, and other improvements on Paradise Island, as well as land available for sale or development.

    In December 1998, the Company completed a major expansion at the Atlantis Resort and Casino (the "Paradise Island Expansion"). The Paradise Island Expansion included a deluxe 1,200-room hotel, a new 100,000 square-foot casino entertainment complex, a new marina, as well as a dramatic expansion to the ocean-themed adventure environment of Atlantis. During 1999, the Company completed construction of a new convention facility. In 2000, the Company completed construction of an addition to the Ocean Club Resort comprising 40 luxurious rooms and ten deluxe suites, as well as a new beachfront restaurant operated by well-known restaurateur Jean-Georges Vongerichten. Also during 2000, the Company completed an extensive renovation of the Ocean Club Golf Course, including construction of a new club house, and completed the development of the infrastructure for Ocean Club Estates, which includes 121 luxury homesites around the golf course, as well as a ten acre site for a condominium project. As of December 31, 2000, 102 of the homesites had been sold. During the second quarter of 2001, the Company plans to begin construction of the condominium project which will include four buildings with a total of 90 units, with the first phase comprising 33 units. It is anticipated that the first units will be completed by the second quarter of 2002.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    In 1999, through one of its Bahamian subsidiaries, the Company formed a joint venture with Vistana, Inc. ("Vistana"), a subsidiary of Starwood Hotels and Resorts Worldwide Inc. ("Starwood") to develop a timeshare project on Paradise Island adjacent to Atlantis ("Harborside at Atlantis"). The Company and Vistana each have a 50% interest in the joint venture. Construction of the first phase, consisting of 82 units, began in 2000 and was completed by February 2001. Sales of the timeshare units began in May 2000. The Company's share of earnings from Harborside at Atlantis is included in equity earnings of associated companies in the accompanying consolidated statements of operations. In addition, the Company earns fees for marketing and development services provided to Harborside at Atlantis.

ATLANTIC CITY

    Through its wholly owned subsidiary Sun International North America, Inc. ("SINA"), the Company owns and operates the Resorts Atlantic City hotel and casino in Atlantic City, New Jersey ("Resorts Atlantic City"). SINA, which has been doing business since 1958, was acquired by SIHL in a merger transaction in December 1996. Resorts Atlantic City includes two hotel towers which are comprised of 644 guest rooms, a 75,000 square foot casino and a 3,000 square foot pari-mutuel betting and slot machine area.

    During the fourth quarter of 2000, the Company entered into a definitive agreement to sell Resorts Atlantic City to an affiliate of Colony Capital LLC ("Colony") for a purchase price of $140 million, such purchase price to accrue interest at an annual rate of 6% until closing (the "Resorts Atlantic City Sale"). In addition, Colony has a two year option to acquire certain undeveloped real estate owned by the Company, adjacent to Resorts Atlantic City, for a purchase price of $40 million (the "Atlantic City Option") which option can be extended for an additional two years under certain circumstances. The sale is subject to certain customary conditions, including approval by the New Jersey Casino Control Commission and is also subject to Colony receiving certain financing in order to consummate the transaction. To facilitate Colony's financing, SINA has agreed to lend Colony's affiliate $17.5 million toward the purchase price of Resorts Atlantic City in exchange for an unsecured note (the "Note") at an interest rate of 12.5% per annum. Interest is payable semi-annually, one-half in cash and one-half in payment-in-kind notes ("PIK Notes"), the principal balance and all outstanding interest of the Note and the PIK Notes to be paid in seven years from the date of the original Note. The balance of the proceeds will be paid in cash. The parties expect to close the transaction around the end of the first quarter of 2001. As a result of entering into the agreement to sell Resorts Atlantic City at a purchase price less than its carrying value, the Company recorded a loss of $229.2 million in the fourth quarter of 2000. The adjusted book value of the assets to be disposed of in the Resorts Atlantic City Sale is reflected in the accompanying consolidated balance sheets as net assets held for sale. If this transaction had been consummated on December 31, 1999, on a pro forma basis, the results of operations of SIHL for the year ended December 31, 2000 would be as follows (unaudited):
Revenues--$627.9 million; net income--$108.6 million. The pro forma information is not necessarily indicative of future results or what the Company's results of operation would actually have been had

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) the Resorts Atlantic City Sale occurred at the beginning of the year. Components of net assets held for sale are as follows (in thousands of US dollars):

Current assets..............................................  $ 34,534
Non-current assets..........................................   173,233
Current liabilities.........................................   (26,989)
Non-current liabilities.....................................   (42,428)
                                                              --------
                                                              $138,350
                                                              ========

CONNECTICUT

    The Company has a 50% interest in, and is a managing partner of, Trading Cove Associates ("TCA"), a Connecticut general partnership that developed, and until December 31, 1999, had a management agreement (the "Management Agreement") with the Mohegan Tribal Gaming Authority ("MTGA"), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the "Tribe"), to operate a casino resort and entertainment complex situated in the town of Uncasville, Connecticut (the "Mohegan Sun Casino"). The Mohegan Sun Casino opened on October 12, 1996. The Management Agreement, which covered management, marketing and administration services, provided that TCA was entitled to receive between 30% and 40% of the net profits, as defined, of the Mohegan Sun Casino.

    On February 9, 1998, the Tribe appointed TCA to develop its expansion of the Mohegan Sun Casino, which is currently expected to cost approximately
$960.0 million, for a fee of $14 million. In addition, effective January 1, 2000, TCA turned over management of the Mohegan Sun Resort Complex (which comprises the existing operations and the proposed expansion) to the Tribe. Pursuant to the Relinquishment Agreement, the Management Agreement was terminated and, effective January 1, 2000, TCA began to receive payments of five percent of the gross revenues of the Mohegan Sun Resort Complex, which payments will continue for a 15-year period.

    In connection with the development of the Mohegan Sun Casino in 1996, the Company held subordinated notes issued by MTGA, for which interest payments were satisfied by the issuance of additional notes. The aggregate principal balance on these notes, including accrued interest, was $94.1 million at December 31, 1999 when they were repaid in full. Interest earned in 1999 and 1998 on the subordinated notes amounted to $9.9 million and $9.4 million, respectively.

PROPOSED ACQUISITION OF SIHL ORDINARY SHARES AND SELF-TENDER OFFER

    On January 19, 2000, the Company announced that it had received a proposal from Sun International Investments Limited ("SIIL"), the major shareholder of SIHL, to acquire in a merger transaction all of the outstanding ordinary shares (the "Ordinary Shares") of the Company not already owned by SIIL or its shareholders for $24 per share in cash. To consider the proposal, the Company formed a committee of independent members of the Board of Directors (the "Special Committee") which retained its own financial and legal advisers. The proposed transaction was subject to various conditions, including approval by the Special Committee. On June 16, 2000, the Company announced

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) that SIIL was not able to negotiate a mutually satisfactory transaction with the Special Committee and that SIIL had advised the Company that its proposal had been withdrawn.

    In order to allow shareholders of the Company to elect to sell at least a portion of their Ordinary Shares at the price formerly proposed by SIIL, in June 2000, the Board of Directors of the Company approved a self-tender offer for up to 5,000,000 Ordinary Shares at a $24 per share cash price. The self-tender offer commenced on June 25, 2000 and was subject to the terms and conditions set forth in an Offer to Purchase, including the condition that the Ordinary Shares continue to be listed for trading on the New York Stock Exchange and that the Company remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934. On August 2, 2000, the Company announced the completion of the self-tender offer in which 13,554,651, of the then outstanding 32,682,350 Ordinary Shares, were tendered. Because the self-tender offer was oversubscribed, a pro-ration factor of 36.89% was applied, and pursuant to the self-tender offer, 5,000,000 Ordinary Shares were purchased by the Company at $24 per share. None of the outstanding Ordinary Shares held by SIIL and its shareholders were tendered. In 2000, transaction costs reflected in the accompanying consolidated statements of operations related to SIIL's proposed acquisition of Ordinary Shares as well as the completion of the self-tender offer.

TERMINATION OF DESERT INN ACQUISITION AGREEMENT

    On March 2, 2000, SIHL and Starwood announced that they had agreed to terminate their agreement (the "Termination Agreement") under which the Company was to acquire the Desert Inn Hotel and Casino in Las Vegas (the "Desert Inn") for $275 million. In connection with the proposed acquisition of the Desert Inn, the Company had previously placed a $15 million deposit with Starwood (the "Deposit"). As of December 31, 1999, the Deposit was included in deferred charges and other assets in the accompanying consolidated balance sheets. Pursuant to the Termination Agreement, the amount, if any, that the Company would be required to pay from the Deposit was based on the ultimate sales price of the Desert Inn to another party.

    In June 2000, Starwood closed on the sale of the Desert Inn for approximately $270 million to an unrelated party, subject to certain post-closing adjustments. As a result, the Company was required to pay to Starwood $7.2 million from the Deposit. The remaining $7.8 million of the Deposit was refunded to the Company in August 2000. Purchase termination costs in the accompanying consolidated statement of operations included the $7.2 million paid to Starwood and $4.0 million of further costs related to the Desert Inn transaction.

INTERIM RECENT DEVELOPMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED)

ATLANTIC CITY

    On April 25, 2001, the Company completed the sale of Resorts Atlantic City to Colony.

CONTROL OF SIHL

    On July 3, 2001, the Company announced the restructuring of its majority shareholder, SIIL, and the resolution of certain matters with SIIL and certain of its shareholders. As part of the restructuring,

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
SIIL will be dissolved and the SIIL shareholders will hold their shares in the Company directly. In addition, the Company entered into a governance agreement with the former shareholders of SIIL that, among other things, requires the Company to submit to its shareholders an amendment to the Company's articles of association that would set the term of the existing directors to expire at the Company's annual general meeting in 2004. The Company believes that this contemplated amendment to its articles of association will satisfy the terms of the agreement with The Bahamas that requires SIIL to control a majority of the Company's Board of Directors through June 30, 2004.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of SIHL and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Investments in associated companies, which are less than 50% and more than 20% owned, are accounted for under the equity method of accounting.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from those estimates.

    The Company provides allowances for doubtful accounts arising from casino, hotel and other services, which are based upon a specific review of certain outstanding receivables. In determining the amounts of the allowances, the Company is required to make certain estimates and assumptions and actual results may differ from these estimates and assumptions.

REVENUE RECOGNITION

    The Company recognizes the net win from casino gaming activities (the difference between gaming wins and losses) as casino revenues. Revenues from hotel and related services are recognized at the time the related service is performed. Real estate related revenues and profits on residential lot sales is recognized upon delivery of the completed lots to the purchasers at closing. Deposits collected in advance of closing are deferred and are included in current liabilities. Management fees and other operating revenues include fees charged to unconsolidated affiliates for casino hotel management, executive management and project consulting. Revenues are recorded at the time the service is provided.

PROMOTIONAL ALLOWANCES

    The retail value of accommodations, food, beverage and other services provided to customers without charge is included in gross revenues and deducted as promotional allowances. The estimated

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) departmental costs of providing such promotional allowances are included in gaming costs and expenses as follows:

                                                       FOR THE YEAR ENDED         FOR THE SIX MONTHS
                                                          DECEMBER 31,              ENDED JUNE 30,
                                                 ------------------------------   -------------------
                                                   1998       1999       2000       2000       2001
                                                 --------   --------   --------   --------   --------
                                                                                      (UNAUDITED)
(In thousands of US dollars)
Rooms..........................................  $ 6,671    $ 7,894    $11,441    $ 9,279    $ 8,763
Food and beverage..............................   17,921     21,692     23,587      7,197      5,934
Other..........................................    5,819      7,762      3,727        761        513
                                                 -------    -------    -------    -------    -------
                                                 $30,411    $37,348    $38,755    $17,237    $15,210
                                                 =======    =======    =======    =======    =======

PRE-OPENING EXPENSES

    In 1998, the Company capitalized pre-opening costs, substantially all of which were associated with the Paradise Island Expansion, as they were incurred. All such costs were charged to operations in the fourth quarter of 1998 in conjunction with the opening. Effective 1999, the Company adopted Statement of Position 98-5 which states that all such costs will be charged to expense as incurred. In 1999, pre-opening expenses related to the opening of the newly renovated casino at Resorts Atlantic City. In 2000, pre-opening expenses related to the expansion of the Ocean Club and the new golf course on Paradise Island.

FOREIGN CURRENCY

    Transactions denominated in foreign currencies are recorded in local currency at actual exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet dates are reported at the rates of exchange prevailing at those dates. Any gains or losses arising on monetary assets and liabilities from a change in exchange rates subsequent to the date of the transaction have been included in corporate expenses in the accompanying consolidated financial statements. These amounts were not significant for the years ended December 31, 1998, 1999 and 2000.

    The financial statements of the Company's equity method investees and certain subsidiaries are translated from their local currencies into US dollars using current and historical exchange rates. Translation adjustments resulting from this process are reported separately and accumulated as a component of other comprehensive income. Upon sale or liquidation of the Company's investments, the translation adjustment would be reported as part of the gain or loss on sale or liquidation.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company utilizes interest rate protection agreements with two counterparties to manage the impact of interest rate changes on the Company's variable rate debt obligation. The Company does not use derivative financial instruments for trading purposes. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Income

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) or expense on derivative financial instruments used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the underlying indebtedness over the periods covered by the contracts. If an interest rate swap is terminated early, any resulting gain or loss would be deferred and amortized as an adjustment of the interest cost of the underlying indebtedness over the remaining periods originally covered by the terminated swap. If all or part of an underlying position is terminated, the related pro-rata portion of any unrecognized gain or loss on the swap would be recognized in income at that time as part of the gain or loss on the termination. Amounts receivable or payable under the agreements are included in receivables or accrued liabilities in the accompanying consolidated balance sheets and were not material at December 31, 1999 and 2000.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. Changes in the derivative's fair values will be recognized in income unless specific hedge accounting criteria are met. The Company will adopt SFAS 133, as amended, beginning January 1, 2001, and does not anticipate that it will have a material impact on its consolidated financial statements.

CASH EQUIVALENTS

    The Company considers all of its short-term money market securities purchased with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out) or market value. Provisions have been made to reduce excess or obsolete inventories to their estimated net realizable value.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over the estimated useful lives reported below using the straight-line method.

Land improvements and utilities.............................        14--40 years
Hotels and other buildings..................................        15--40 years
Furniture, machinery and equipment..........................         2--15 years

    Interest costs incurred during the construction period are capitalized.

DEFERRED CHARGES AND OTHER ASSETS

    Deferred charges related to the Mohegan Sun Casino are amortized over the term of the Management Agreement. Debt issuance costs are amortized over the terms of the related indebtedness.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
GOODWILL

    Goodwill is amortized on a straight line basis over 40 years. Amortization expense included in the accompanying consolidated statements of operations related to goodwill was $2.7 million, $2.6 million and $2.6 million for the years ended December 31, 1998, 1999 and 2000, respectively. For the six months ended June 30, 2000 and 2001, amortization expense related to goodwill was $1.3 million and $0, respectively. In the accompanying consolidated balance sheets, goodwill as of December 31, 1999 relates to SIHL's investment in Resorts Atlantic City. As a result of the Resorts Atlantic City Sale, goodwill was written off in its entirety in the fourth quarter of 2000.

    Goodwill related to the investment in associated companies is included therein in the accompanying consolidated balance sheets. Equity in earnings of associated companies for each of the years ended December 31, 1998, 1999 and 2000 is net of $264,000 of amortization expense related to such goodwill. Equity in earnings of associated companies for each of the six months ended June 30, 2000 and 2001 is net of $132,000 of amortization expense related to goodwill.

STOCK OPTION COMPENSATION

    The Company has elected to apply Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and as interpreted in FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" in accounting for compensation under its stock option plans in lieu of the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). Certain pro forma disclosures required by SFAS 123 are included in
Note 10.

LONG LIVED ASSETS

    The Company reviews its long lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If changes in circumstances indicate that the carrying amount of an asset that the Company expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, an impairment would be recognized. The Company does not believe that any such changes have occurred except as previously described as a result of the Resorts Atlantic City Sale and the Atlantic City Option.

INCOME TAXES

    The Company is subject to income taxes in certain jurisdictions. Accordingly, the accompanying consolidated statements of operations include provisions and benefits for income taxes based on prevailing tax laws of those jurisdictions.

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this standard, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) assets and liabilities at enacted tax rates. A valuation allowance is recognized based on an estimate of the likelihood that some portion or all of the deferred tax asset will not be realized.

    As is described in Note 13, the deferred tax liability will no longer be required as a result of the Resorts Atlantic City Sale and the Atlantic City Option.

OTHER COMPREHENSIVE INCOME

    Other comprehensive income items are not reported net of tax as they relate to translation reserves on investments owned by foreign entities that are not subject to taxation.

PER SHARE DATA

    The Company calculates earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share". The following reconciliation of the shares used in the per share computations is presented:

                                                       FOR THE YEAR ENDED         FOR THE SIX MONTHS
                                                          DECEMBER 31,              ENDED JUNE 30,
                                                 ------------------------------   -------------------
                                                   1998       1999       2000       2000       2001
                                                 --------   --------   --------   --------   --------
                                                                                      (UNAUDITED)
(IN THOUSANDS)
Weighted average shares used in basic
  computations.................................   33,270     33,465     30,849     32,682     26,660
Stock options, warrants and restricted shares
  awarded......................................      764        540         --        328      1,025
                                                 -------    -------    -------    -------    -------
Weighted average shares used in diluted
  computations.................................   34,034     34,005     30,849     33,010     27,685
                                                 =======    =======    =======    =======    =======

    The net income amount used as the numerator in calculating basic and diluted earnings per share is the net income in the accompanying consolidated statements of operations. The effect of options, warrants and restricted shares was not included in the computation of diluted loss per share in 2000 because the effect would have been anti-dilutive.

RECLASSIFICATIONS

    Certain balances in the accompanying consolidated financial statements for 1999 and 1998 have been reclassified to conform to the current year presentation.

NOTE 3.  CASH AND CASH EQUIVALENTS

    Cash equivalents at December 31, 1999 and 2000 and at June 30, 2001 included reverse repurchase agreements (federal government securities purchased under agreements to resell those securities) under which the Company had not taken delivery of the underlying securities and investments in a money market fund that invests exclusively in US Treasury obligations. At December 31, 2000, the Company held reverse repurchase agreements of $300,000, all of which matured in the first week of January 2001.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 3.  CASH AND CASH EQUIVALENTS (CONTINUED)
At June 30, 2001, the Company held reverse repurchase agreements of $13.1 million, all of which matured in the first week of July 2001.

NOTE 4.  TRADE RECEIVABLES

    Components of trade receivables were as follows:

                                                                 DECEMBER 31,
                                                              -------------------    JUNE 30,
                                                                1999       2000        2001
(IN THOUSANDS OF US DOLLARS)                                  --------   --------   -----------
                                                                                    (UNAUDITED)
Gaming......................................................  $ 29,673   $25,283      $ 22,295
Less: allowance for doubtful accounts.......................    (9,943)  (11,176)      (13,098)
                                                              --------   -------      --------
                                                                19,730    14,107         9,197
                                                              --------   -------      --------
Non-gaming:
  Hotel and related.........................................    19,792    19,747        28,168
  Other.....................................................     8,595     8,026         8,618
                                                              --------   -------      --------
                                                                28,387    27,773        36,786
Less: allowance for doubtful accounts.......................    (3,692)   (1,268)       (1,636)
                                                              --------   -------      --------
                                                                24,695    26,505        35,150
                                                              --------   -------      --------
                                                              $ 44,425   $40,612      $ 44,347
                                                              ========   =======      ========

NOTE 5.  PROPERTY AND EQUIPMENT

    Components of property and equipment were as follows:

                                                                DECEMBER 31,
                                                           -----------------------    JUNE 30,
                                                              1999         2000         2001
(IN THOUSANDS OF US DOLLARS)                               ----------   ----------   -----------
                                                                                     (UNAUDITED)
Land and land rights.....................................  $  351,495   $  210,247   $  223,600
Land improvements and utilities..........................     185,268      197,201      198,137
Hotels and other buildings...............................     704,765      575,019      593,470
Furniture, machinery and equipment.......................     185,824      162,913      179,875
Construction in progress.................................      73,645      135,409      106,970
                                                           ----------   ----------   ----------
                                                            1,500,997    1,280,789    1,302,052
Less: accumulated depreciation...........................    (122,859)    (125,280)    (148,613)
                                                           ----------   ----------   ----------
                                                           $1,378,138   $1,155,509   $1,153,439
                                                           ==========   ==========   ==========

    Interest costs of $35,304,000, $4,865,000 and $11,072,000 were capitalized in 1998, 1999 and 2000, respectively. Interest costs of $4,558,170 and $821,581 were capitalized in the first half of 2000 and 2001, respectively.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 6.  DEFERRED CHARGES AND OTHER ASSETS

    Components of deferred charges and other assets were as follows:

                                                            DECEMBER 31,
                                                         -------------------    JUNE 30,
                                                           1999       2000        2001
                                                         --------   --------   -----------
             (IN THOUSANDS OF US DOLLARS)                                      (UNAUDITED)
Debt issuance costs....................................  $13,400    $10,277      $ 8,762
CRDA bonds and deposits................................   16,983         --           --
Desert Inn acquisition costs...........................   16,117         --           --
Mohegan Sun Casino.....................................    2,049      1,669        1,429
Other..................................................    1,335      1,174        1,641
                                                         -------    -------      -------
                                                         $49,884    $13,120      $11,832
                                                         =======    =======      =======

NOTE 7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Components of accounts payable and accrued liabilities were as follows:

                                                          DECEMBER 31,
                                                       -------------------    JUNE 30,
                                                         1999       2000        2001
(IN THOUSANDS OF US DOLLARS)                           --------   --------   -----------
                                                                             (UNAUDITED)
Customer deposits and unearned revenues..............  $ 28,555   $ 37,007     $ 35,785
Trade payables.......................................    36,798     34,540       36,252
Accrued payroll and related taxes and benefits.......    15,541     13,688       18,042
Accrued interest.....................................     7,853      5,228        7,208
Other accrued liabilities............................    44,587     46,409       40,705
                                                       --------   --------     --------
                                                       $133,334   $136,872     $137,992
                                                       ========   ========     ========

NOTE 8.  LONG TERM DEBT

    Long-term debt consisted of the following:

                                                          DECEMBER 31,
                                                       -------------------    JUNE 30,
                                                         1999       2000        2001
(IN THOUSANDS OF US DOLLARS)                           --------   --------   -----------
                                                                             (UNAUDITED)
9% Senior Notes due 2007.............................  $200,000   $200,000     $200,000
Unamortized discount.................................      (738)      (663)        (623)
                                                       --------   --------     --------
                                                        199,262    199,337      199,377
8.625% Senior Notes due 2007.........................   100,000    100,000      100,000
Revolving Credit Facility............................   278,000    369,000      221,230
Other................................................     1,871        801          697
                                                       --------   --------     --------
                                                        579,133    669,138      521,304
Less: amounts due within one year....................    (1,100)      (230)        (248)
                                                       --------   --------     --------
                                                       $578,033   $668,908     $521,056
                                                       ========   ========     ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 8.  LONG TERM DEBT (CONTINUED)
9% SENIOR NOTES

    The 9% senior subordinated unsecured notes due 2007 (the "9% Senior Notes"), are unconditionally guaranteed by certain subsidiaries of SINA. Interest on the 9% Senior Notes is payable semi-annually. The indenture for the 9% Senior Notes (the "Senior Indenture") contains certain covenants, including limitations on the ability of the issuers and the guarantors to, among other things: (i) incur additional indebtedness, (ii) incur certain liens, (iii) engage in certain transactions with affiliates and (iv) pay dividends and make certain other payments.

8.625% SENIOR NOTES

    In December 1997, the Company filed a registration statement with the Securities and Exchange Commission pursuant to which the Company may, from time to time, issue in one or more series an aggregate of $300.0 million of its debt securities (the "Shelf Registration"). Pursuant to the Shelf Registration, in December 1997, the Company issued $100.0 million of senior subordinated unsecured notes due December 2007 (the "8.625% Senior Notes"). Interest on the 8.625% Senior Notes is payable semi-annually. The indenture for the 8.625% Senior Notes contains the same covenants and restrictions as those in the Senior Indenture.

REVOLVING CREDIT FACILITY

    The Company has a facility (the "Revolving Credit Facility") with a syndicate of banks (the "Lenders"), with the Bank of Nova Scotia acting as administrative agent, in which the maximum amount of borrowings that may be outstanding is $500 million, such amount to be reduced by $125 million on August 12, 2001. In January 2001, the Company amended the Revolving Credit Facility to allow for the Resorts Atlantic City Sale and the Atlantic City Option. The amendment states, among other things, that, in lieu of the $125 million reduction discussed above, (i) if the Resorts Atlantic City Sale is consummated on or before August 12, 2001, on the date of such consummation, the maximum amount of borrowings that may be outstanding on the Revolving Credit Facility will be reduced by the net cash proceeds received by the Company, subject to a minimum cash consideration of $125 million, and (ii) if the Atlantic City Option is consummated on or before August 12, 2001, the amount of borrowings available on the Revolving Credit Facility will be further reduced by the net proceeds received by the Company.

    Loans under the Revolving Credit Facility bear interest at (i) the higher of
(a) The Bank of Nova Scotia's base rate or (b) the Federal Funds rate, in either case plus an additional 0.750% to 1.625% based on a debt to earnings ratio during the period, as defined (the "Debt Ratio") or (ii) The Bank of Nova Scotia's reserve-adjusted LIBOR rate plus 1.50% to 2.25% based on the Debt Ratio. After each drawdown on the Revolving Credit Facility, interest is due every three months for the first six months and is due monthly thereafter. At December 31, 2000, the weighted average interest rate on amounts outstanding under the Revolving Credit Facility was 8.20%. Loans under the Revolving Credit Facility may be prepaid and reborrowed at any time and are due in full on August 12, 2002. Commitment fees are calculated at per annum rates ranging from 0.375% to 0.500%, based on the Debt Ratio, applied to the undrawn amount of the Revolving Credit Facility and are due quarterly.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 8.  LONG TERM DEBT (CONTINUED)
    The Revolving Credit Facility contains restrictive covenants that include:
(a) restrictions on the payment of dividends, (b) minimum levels of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and (c) a minimum relationship between EBITDA and interest expense and debt.

OVERDRAFT LOAN FACILITY

    Pursuant to a letter of commitment dated September 30, 1994, as amended, between the Company and The Bank of Nova Scotia, the Company has a revolving overdraft loan facility (the "Overdraft Facility") in the amount of Bahamian $5.0 million which was equal to US $5.0 million as of December 31, 1999 and 2000. The Overdraft Facility bears interest at The Bank of Nova Scotia's base rate for Bahamian dollar loans plus 1.5% with repayment subject to annual review. The Overdraft Facility is secured by substantially all of the Company's Bahamian assets and ranks PARI PASSU with the Revolving Credit Facility. At December 31, 1999 and 2000, no amounts were outstanding under the Overdraft Facility.

PRINCIPAL PAYMENTS

    Minimum principal payments of long-term debt outstanding as of December 31, 2000 for each of the next five years and thereafter are as follows:
2001--$230,000; 2002--$369,237,000; 2003--$141,000; 2004--$116,000;
2005--$77,000; thereafter--$300,000,000.

NOTE 9.  SHAREHOLDERS' EQUITY

    The Company's authorized, issued and outstanding shares were as follows:

                                                          DECEMBER 31,
                                                       -------------------    JUNE 30,
                                                         1999       2000        2001
(IN THOUSANDS, EXCEPT PER SHARE DATA)                  --------   --------   -----------
                                                                             (UNAUDITED)
Ordinary Shares
  Par value per share................................  $  0.001   $  0.001     $  0.001
  Authorized.........................................   250,000    250,000      250,000
  Issued and outstanding (1).........................    33,682     33,874       33,992
Preference Shares
  Par value per share................................  $  0.001   $  0.001     $  0.001
  Authorized.........................................   100,000    100,000      100,000
  Issued and outstanding.............................        --         --           --

------------------------

(1) Includes 1,000,000, 7,087,000 and 7,087,000 Ordinary Shares held by the Company at December 31, 1999 and 2000 and June 30, 2001, respectively.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 10.  STOCK-BASED COMPENSATION

STOCK OPTIONS

    In May 1995, the shareholders of the Company approved a stock option plan (the "1995 Plan") that provided for the issuance of options to acquire up to 2,000,000 Ordinary Shares and in May 1997 the shareholders approved a stock option plan (the "1997 Plan") that provided for the issuance of options to acquire up to 1,000,000 Ordinary Shares which was further increased to 2,500,000 Ordinary Shares in May 1998. In August 2000, the shareholders of the Company approved a stock option plan (the "2000 Plan" and together with the "1995 Plan" and the "1997 Plan", collectively the "Plans") that provides for the issuance of options to acquire up to 3,000,000 Ordinary Shares. Pursuant to the Plans, the option prices are equal to the market value per share of the Ordinary Shares on the date of the grant. The 1995 Plan provided for the options to become exercisable, unless otherwise specified by the Board of Directors and subject to certain acceleration and termination provisions, after two years from the date of grant in respect of 20% of such options, and thereafter in installments of 20% per year over a four-year period. The 1997 Plan provides for the same vesting schedule except that the vesting period begins one year after the grant date. The 2000 Plan provides for the vesting period to begin one year after the grant date in respect of one third of such options, and thereafter in installments of one third per year over a two year period. Options granted under the Plans have a term of 10 years from the date of grant.

    The Plans provide for options with respect to Ordinary Shares to be granted to directors, officers and employees of SIHL and its subsidiaries.

    A summary of the Company's stock option activity for 1998, 1999 and 2000 is as follows:

                                                                       DECEMBER 31,
                                            ------------------------------------------------------------------
                                                    1998                   1999                   2000
                                            --------------------   --------------------   --------------------
                                                       WEIGHTED               WEIGHTED               WEIGHTED
                                                        AVERAGE                AVERAGE                AVERAGE
                                                       EXERCISE               EXERCISE               EXERCISE
                                                         PRICE                  PRICE                  PRICE
                                             SHARES    PER SHARE    SHARES    PER SHARE    SHARES    PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)       --------   ---------   --------   ---------   --------   ---------
Outstanding at beginning of year..........   2,795      $26.32      3,017      $31.38      3,918      $29.60
Granted...................................     701       41.50      1,140       25.10      2,660       18.05
Exercised.................................    (393)      14.45       (112)      23.56       (192)      15.82
Terminated and other......................     (86)      36.45       (127)      37.69       (369)      35.55
                                             -----                  -----                  -----
Outstanding at end of year................   3,017       31.38      3,918       29.60      6,017       24.59
                                             =====                  =====                  =====
Exercisable at end of year................     360                  1,014                  3,459
                                             =====                  =====                  =====
Available for grant.......................     125                     --                    340
                                             =====                  =====                  =====

    Certain of the options granted during 1999 were granted outside of the Plans.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 10.  STOCK-BASED COMPENSATION (CONTINUED)
    For purposes of supplemental disclosures required by SFAS 123, the fair value of options granted during 1998, 1999 and 2000 was estimated as of the respective dates of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the periods presented:

                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                         -------------------------------
                                                           1998       1999       2000
                                                         --------   --------   ---------
Risk-free interest rates...............................      4.9%       5.5%         6.0%
Volatility factors of the expected market price of
  Ordinary Shares......................................     38.0%      39.0%        43.0%
Expected life of options in years......................      6-7        6-7          6-7
Expected dividend yields...............................       --         --           --
Weighted average grant date fair value.................  $ 12.71    $  7.67    $    5.04
Pro forma results based on these assumptions were as
  follows:
  Net income (loss) (000's)............................  $50,943    $62,001    $(126,411)
  Diluted earnings (loss) per share....................  $  1.50    $  1.82    $   (4.10)

EXECUTIVE BONUS PLAN

    In 1998, the Company created a bonus plan for certain of its executives that was payable based upon the attainment of specified earnings per share. A portion of the bonus was payable in Ordinary Shares that vest over a three-year period. The compensation expense relating to the bonus plan amounted to $3.1 million, $458,000 and $832,000 for the years ended December 31, 1998, 1999 and 2000, respectively. For the first half of 2000, compensation expense related to the 1998 bonus plan was $656,000. In 2001, the Company adopted a new bonus plan which allows for bonuses to be paid to executives and other employees of the Company upon the attainment of certain levels of earnings per share or EBITDA. Compensation expense in the first half of 2001 relating to the new bonus plan amounted to $1.4 million.

NOTE 11.  RELATED PARTY TRANSACTIONS

    In the normal course of business, the Company undertakes transactions with a number of unconsolidated affiliated companies. Certain of the Company's subsidiaries provide construction funding, project consulting and management services to such affiliates. Due from affiliates consisted of the following:

                                                          DECEMBER 31,
                                                       -------------------    JUNE 30,
                                                         1999       2000        2001
(IN THOUSANDS OF US DOLLARS)                           --------   --------   -----------
                                                                             (UNAUDITED)
Harborside at Atlantis...............................  $     --   $ 20,307     $ 26,103
Trading Cove Associates..............................     8,301     12,588        8,494
Sun Indian Ocean.....................................     5,251      5,751        2,777
Other................................................       660        563          783
                                                       --------   --------     --------
                                                         14,212     39,209       38,157
Less: amounts due within one year....................   (14,212)   (34,140)     (25,846)
                                                       --------   --------     --------
                                                       $     --   $  5,069     $ 12,311
                                                       ========   ========     ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 11.  RELATED PARTY TRANSACTIONS (CONTINUED)
    The amounts due from Harborside at Atlantis represent advances made by the Company, including accrued interest thereon, to fund its 50% of the cost to construct the timeshare units on Paradise Island in The Bahamas. The Company earns interest on these advances at a rate equal to one-month LIBOR plus .250%. Such rate was 7.05% at December 31, 2000. Of the amount advanced to Harborside at Atlantis, it is anticipated that all but $5.1 million will be repaid within one year.

NOTE 12.  RETIREMENT PLANS

    Certain of the Company's subsidiaries participate in a defined contribution plan covering substantially all of their full-time employees. The Company makes contributions to this plan based on a percentage of eligible employee contributions. Total expense for this plan was $895,000, $876,000 and $887,000 for the years ended December 31, 1998, 1999 and 2000, respectively, and $477,000 and $132,000 for the halves ended June 30, 2000 and 2001, respectively.

    In addition to the plan described above, union and certain other employees of the Company's subsidiaries in The Bahamas and Atlantic City are covered by multi-employer defined benefit pension plans to which employers make contributions. In connection with these plans, the Company paid $4.8 million, $6.4 million and $7.4 million for the years ended December 31, 1998, 1999 and 2000, respectively, and paid $3.5 million and $2.9 million for the halves ended June 30, 2000 and 2001, respectively.

NOTE 13.  INCOME TAXES

    A significant portion of the Company's operations are located in The Bahamas where there are no income taxes. In 1998, 1999 and 2000, the income tax provision relating to its US operations was as follows:

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998          1999       2000
(IN THOUSANDS OF US DOLLARS)                                  --------      --------   --------
Current:
  Federal...............................................      $11,477        $9,197    $ 4,930
  State.................................................          279           157      1,178
                                                              -------        ------    -------
                                                               11,756         9,354      6,108

Deferred:
  Federal...............................................       (3,747)          (30)       205
                                                              -------        ------    -------
                                                              $ 8,009        $9,324    $ 6,313
                                                              =======        ======    =======

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 13.  INCOME TAXES (CONTINUED)
    The effective tax rate on income varies from the statutory US federal tax rate as a result of the following factors.

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                            ------------------------------------
                                                              1998          1999          2000
                                                            --------      --------      --------
Statutory US federal income tax rate..................         35.0 %        35.0 %       (35.0)%
Non US-source income..................................        (27.1)        (40.3)        (40.7)
NOLs and temporary differences for which a valuation
  allowance has been provided.........................           --           8.7          76.7
Reduction of valuation allowance relating to prior
  years'
  operating loss utilized.............................         (5.7)           --            --
Branch profit taxes and other taxes on US services....          4.4           6.3           1.7
Other.................................................          5.6           2.1           2.9
                                                             ------        ------        ------
Effective tax rate....................................         12.2 %        11.8 %         5.6 %
                                                             ======        ======        ======

    The components of the deferred tax assets and liabilities were as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
(IN THOUSANDS OF US DOLLARS)                                  --------   --------
Deferred tax liabilities:
  Basis differences on land held for investment, development or resale...............................................  $ (6,100)  $ (2,300)
  Basis differences on property and equipment...............   (44,400)        --
  Other.....................................................    (2,402)        --
                                                              --------   --------
    Total deferred tax liabilities..........................   (52,902)    (2,300)
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforwards..........................   196,700    202,000
  Assets held for sale......................................        --     26,700
  Basis differences on property and equipment...............        --      2,100
  Book reserves not yet deductible for tax return
    purposes................................................    14,000        800
  Tax credit carryforwards..................................     2,700      2,700
  Other.....................................................     5,700      4,000
                                                              --------   --------
    Total deferred tax assets...............................   219,100    238,300
  Valuation allowance for deferred tax assets...............  (208,421)  (236,000)
                                                              --------   --------
  Deferred tax assets, net of valuation allowance...........    10,679      2,300
                                                              --------   --------
Net deferred tax liabilities................................  $(42,223)  $     --
                                                              ========   ========

    A valuation allowance has been recorded against the portion of deferred tax assets that the Company believes will more likely than not remain unrealized. Such deferred tax assets primarily relate to the net operating loss carryforwards related to SINA at December 16, 1996, the effective date of its merger transaction with SIHL. If such deferred tax assets were to be realized in the future the corresponding reduction to the valuation allowance would reduce income tax expense.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 13.  INCOME TAXES (CONTINUED)
    For federal income tax purposes, SINA had net operating loss carryforwards of approximately $577.0 million at December 31, 2000 of which $166.0 million are unrestricted as to use. However, due to the merger transaction in December 1996, $411.0 million of these net operating loss carryforwards (the "Pre-Change NOLs") are limited in their availability to offset future taxable income of the Company. As a result of these limitations, approximately
$11.3 million of Pre-Change NOLs will become available for use each year through the year 2008; and approximately $8.4 million will be available in 2009. An additional $13.0 million of these Pre-Change NOLs would be available to offset gains on sales of assets owned at the date of the merger that are sold within five years of that date. The remaining Pre-Change NOLs are expected to expire unutilized.

    The Company's restricted NOL carryforwards expire as follows: $49.0 million in 2005, $23.0 million in 2006, $18.0 million in 2007, $1.0 million in 2009 and
$8.0 million in 2011. The Company's unrestricted NOLs expire as follows:
$6.0 million in 2005, $7.0 million in 2007, $57.0 million in 2008,
$57.0 million in 2012, $33.0 million in 2019 and $6.0 million in 2020.

NOTE 14.  SUPPLEMENTAL CASH FLOW DISCLOSURES

    Interest paid in 1998, 1999 and 2000, net of amounts capitalized, amounted to $3.4 million, $48.7 million and $42.5 million, respectively. Interest paid, net of amounts capitalized, for the six months ended June 30, 2000 and 2001 amounted to $24.9 million and $21.9 million, respectively. Income taxes paid in 1998, 1999 and 2000 amounted to $7.0 million, $6.7 million and $5.0 million, respectively. Income taxes paid in the six months ended June 30, 2001 and 2000 amounted to $3.2 million and $2.9 million, respectively.

    Non-cash investing and financing activities in 1998, 1999 and 2000 included the following:

                                                       DECEMBER 31,                 JUNE 30,
                                              ------------------------------   -------------------
                                                1998       1999       2000       2000       2001
(IN THOUSANDS OF US DOLLARS)                  --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
Property and equipment acquired under
  capital lease obligations.................   $5,098     $  938     $1,574     $1,417     $   16
Refinancing of capital lease obligation.....   $   --     $1,144     $   --     $   --     $   --

NOTE 15.  COMMITMENTS AND CONTINGENCIES

CASINO LICENSE

    The operations of casinos in both The Bahamas and Atlantic City are subject to regulatory controls. A casino license must be obtained in each jurisdiction by the operator and the license must be periodically renewed and is subject to revocation at any time. In the event that the Company is not able to maintain its licenses, management believes that the Company would still realize the carrying value of its related assets.

HEADS OF AGREEMENT

    The Company has an agreement with the Bahamian Government, as amended in 1997, that provides for certain investment incentives to encourage the Company to undertake an expansion

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 15. COMMITMENTS AND CONTINGENCIES (CONTINUED) program at Atlantis. This agreement provides for certain fixed gaming taxes as well as a 10% gaming tax to be paid on gaming win over $20 million. The agreement also provides for a 50% credit against all variable gaming tax paid for a period of 11 years. The tax structure became effective January 1, 1998.

    In order to secure the tax incentives, the Company was obligated to begin construction of at least 562 rooms on Paradise Island in place of the Pirate's Cove Beach Resort (a 562-room hotel on Paradise Island) which the Company demolished during the fourth quarter of 1998. The Company had plans for an additional 700-room Phase III hotel project at Atlantis which would have satisfied this condition. However, considering its available development resources and alternative uses of capital, the Company has postponed this project. As a result, in June 2000, the Company was notified by the Bahamian Government that these additional incentives would not be currently realized. Effective July 1, 2000, the casino win tax reverted back to the previous structure, as follows. There is no change in win tax on gaming win up to $20 million, however, the Company incurs 12.5% win tax on gaming win between $20 million and $120 million, and 10% win tax on gaming win in excess of $120 million. The $5 million annual reduction of fees still applies, however, in lieu of the 50% credit on win tax to be paid on gaming win over $20 million, the Company receives a 45% credit on win tax to be paid on gaming win between $20 million and $120 million. Under its agreement with the Bahamian Government, the additional tax incentives will be prospectively reinstated in the event the Company begins construction of these additional rooms.

    The agreement also provides for a five-year joint marketing agreement, pursuant to which the Bahamian Government shall match the Company's contribution, up to $4.0 million annually, toward the direct costs related to staging certain marketing events, public relations activities and the production and placement of advertisements in all media.

CONTROL OF SIHL

    SIIL has agreed to control a majority of the SIHL Board of Directors through June 30, 2004.

LITIGATION, CLAIMS AND ASSESSMENTS

    The Company is a defendant in certain litigation and is aware of certain claims and assessments incurred in the normal course of business. In the opinion of management, based on the advice of counsel, the aggregate liability, if any, arising from such matters will not have a material adverse effect on the accompanying consolidated financial statements.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 16.  SEGMENT INFORMATION

    Statement of Financial Accounting Standards No.131 "Disclosures about Segments of an Enterprise and Related Information" requires the disclosure of information regarding the operations of the Company based upon how management makes operating decisions and assesses performance of such segments. The Company operates in five geographical segments in one industry, the development, operation and management of premier resort and casino properties. The Company evaluates the performance of its segments based primarily on operating profit before corporate expenses, interest expense, interest income, income taxes and non-recurring items. The following is an analysis of net revenues, contribution to consolidated income (loss) before provision for income taxes and total assets, depreciation and amortization of goodwill and capital additions by geographical location:

NET REVENUES

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999        2000
(IN THOUSANDS OF US DOLLARS)                                  ---------   ---------   ---------
Casino/hotel:
Atlantic City, New Jersey
  Gaming....................................................  $234,736    $221,015    $235,827
  Rooms.....................................................    16,148      15,160      16,412
  Food and beverage.........................................    26,692      25,512      26,039
  Other.....................................................    11,460       8,075       4,973
  Less: promotional allowances..............................   (28,295)    (26,632)    (25,288)
                                                              --------    --------    --------
                                                               260,741     243,130     257,963
                                                              --------    --------    --------
Paradise Island, The Bahamas:
  Gaming....................................................    84,606     130,529     132,108
  Rooms.....................................................    78,794     149,671     177,596
  Food and beverage.........................................    59,901     111,588     121,679
  Other (a).................................................    34,157      58,732      66,280
  Insurance recovery........................................        --      14,209          --
  Less: promotional allowances..............................   (12,497)    (23,608)    (26,491)
                                                              --------    --------    --------
                                                               244,961     441,121     471,172
                                                              --------    --------    --------
Total casino/hotel..........................................   505,702     684,251     729,135

Real estate related -- Ocean Club Estates...................        --          --     108,650

Management and other fees:
  Connecticut...............................................    34,613      39,282      23,575
  Indian Ocean..............................................     6,032       6,477       7,539
  Dubai.....................................................        --         538       1,221
  Harborside at Atlantis (b)................................        --          --       3,428
Other segments..............................................     4,531       8,419      11,147
                                                              --------    --------    --------
Net revenues................................................  $550,878    $738,967    $884,695
                                                              ========    ========    ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 16.  SEGMENT INFORMATION (CONTINUED)

CONTRIBUTION TO CONSOLIDATED INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1998       1999       2000
(IN THOUSANDS OF US DOLLARS)                                  --------   --------   ---------
Casino/hotel:
  Atlantic City, New Jersey.................................  $ 19,915   $   (253)  $   7,593
  Paradise Island, The Bahamas(a)...........................    42,132     93,609      85,666
                                                              --------   --------   ---------
                                                                62,047     93,356      93,259
                                                              --------   --------   ---------
Real estate related-Ocean Club Estates......................        --         --      76,378
Management and other fees, net of amortization
  Connecticut...............................................    33,376     38,802      23,096
  Indian Ocean..............................................     6,032      6,477       7,539
  Dubai.....................................................        --        538       1,221
  Harborside at Atlantis....................................        --         --       3,428
General corporate...........................................   (19,505)   (16,899)    (23,330)
Pre-opening expenses........................................   (25,961)    (5,398)     (7,616)
Purchase termination costs..................................        --         --     (11,202)
Transaction costs...........................................        --         --      (7,014)
Write-down of net assets held for sale......................        --         --    (229,208)
Other segments..............................................       621      2,348       1,694
Corporate marketing, retail and public relations............    (4,404)    (4,792)     (3,089)
                                                              --------   --------   ---------
  Income (loss) from operations.............................    52,206    114,432     (74,844)
                                                              --------   --------   ---------
Other income (expense):
  Interest income...........................................    15,651     12,725       4,194
  Interest expense, net of capitalization...................    (4,516)   (50,699)    (45,678)
Equity in earnings of associated companies:
  Indian Ocean..............................................     2,730      2,628       3,445
  Harborside at Atlantis (b)................................        --         --         780
Other, net..................................................      (316)        60        (688)
                                                              --------   --------   ---------
  Income (loss) before provision for income taxes...........  $ 65,755   $ 79,146   $(112,791)
                                                              ========   ========   =========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 16.  SEGMENT INFORMATION (CONTINUED)

TOTAL ASSETS, DEPRECIATION AND AMORTIZATION OF GOODWILL AND CAPITAL ADDITIONS

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 2000
                                                                             ------------------------
                                                               AS OF         DEPRECIATION
                                                         DECEMBER 31, 2000       AND
                                                         -----------------   AMORTIZATION    CAPITAL
                                                           TOTAL ASSETS      OF GOODWILL    ADDITIONS
(IN THOUSANDS OF US DOLLARS)                             -----------------   ------------   ---------
Casino/hotel:
  Atlantic City, New Jersey............................     $       --          $16,236     $ 11,316
  Paradise Island, The Bahamas(c)......................      1,162,060           42,422      137,987
                                                            ----------          -------     --------
                                                             1,162,060           58,658      149,303
                                                            ----------          -------     --------
Real estate related:
  Atlantic City, New Jersey............................         56,176               --           --
  Paradise Island, The Bahamas.........................         17,538               --           --
                                                            ----------          -------     --------
                                                                73,714               --           --
                                                            ----------          -------     --------
Net assets held for sale(d)............................        138,350               --           --
Equity investment in Indian Ocean......................         25,467               --           --
General Corporate......................................         58,632            1,257        6,589
Corporate marketing and public relations...............          1,404              304           --
Other segments.........................................          1,164                4           --
                                                            ----------          -------     --------
                                                            $1,460,791          $60,223     $155,892
                                                            ==========          =======     ========

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 1999
                                                                             ------------------------
                                                               AS OF         DEPRECIATION
                                                         DECEMBER 31, 1999       AND
                                                         -----------------   AMORTIZATION    CAPITAL
                                                           TOTAL ASSETS      OF GOODWILL    ADDITIONS
(IN THOUSANDS OF US DOLLARS)                             -----------------   ------------   ---------
Casino/hotel:
  Atlantic City, New Jersey............................     $  429,854          $16,156     $ 42,574
  Paradise Island, The Bahamas.........................      1,054,708           39,631       24,200
  Paradise Island Expansion, opened December 1998(e)...             --               --      117,808
                                                            ----------          -------     --------
                                                             1,484,562           55,787      184,582
                                                            ----------          -------     --------
Real estate related:
  Atlantic City, New Jersey............................         61,307               --        9,433
  Paradise Island, The Bahamas.........................         30,022               --            4
                                                            ----------          -------     --------
                                                                91,329               --        9,437
                                                            ----------          -------     --------
Equity investment in Indian Ocean......................         24,871               --           --
General Corporate......................................         68,222            1,120       10,828
Corporate marketing, retail and public relations.......          1,729              321          199
Other segments.........................................            758                2           --
                                                            ----------          -------     --------
                                                            $1,671,471          $57,230     $205,046
                                                            ==========          =======     ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 16.  SEGMENT INFORMATION (CONTINUED)

TOTAL ASSETS, DEPRECIATION AND AMORTIZATION OF GOODWILL AND CAPITAL ADDITIONS, CONTINUED

                                                                                   YEAR ENDED
                                                                               DECEMBER 31, 1998
                                                            AS OF         ----------------------------
                                                      DECEMBER 31, 1998   DEPRECIATION AND
                                                      -----------------     AMORTIZATION      CAPITAL
                                                        TOTAL ASSETS        OF GOODWILL      ADDITIONS
(IN THOUSANDS OF US DOLLARS)                          -----------------   ----------------   ---------
Casino/hotel:
  Atlantic City, New Jersey.........................     $  407,060           $14,155        $ 16,572
  Paradise Island, The Bahamas......................        981,014            15,993          13,569
  Paradise Island Expansion, opened December
    1998(e).........................................             --                --         381,321
                                                         ----------           -------        --------
                                                          1,388,074            30,148         411,462
                                                         ----------           -------        --------
Real estate related:
  Atlantic City, New Jersey.........................         56,839                --          11,727
  Paradise Island, The Bahamas......................         31,726                --          18,371
                                                         ----------           -------        --------
                                                             88,565                --          30,098
                                                         ----------           -------        --------
Equity investment in Indian Ocean...................         26,894                --              --
General Corporate...................................        119,614             1,835             553
Corporate marketing, retail and public relations....          1,891                97           1,870
Other segments......................................            695                 1              13
                                                         ----------           -------        --------
                                                         $1,625,733           $32,081        $443,996
                                                         ==========           =======        ========

------------------------

(a) Includes tour operations.

(b) The construction of timeshare units at Harborside at Atlantis was completed in February 2001. Sales of these units began in May 2000.

(c) In 2000, capital additions in Paradise Island, The Bahamas included $113.8 million of costs for the Ocean Club addition and newly renovated golf course, including a new club house.

(d) See discussion of Resorts Atlantic City Sale in Note 1 of Notes to Consolidated Financial Statements.

(e) Capital additions related to the Paradise Island Expansion are included in total assets under Paradise Island, The Bahamas.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 17.  EQUITY IN EARNINGS OF ASSOCIATED COMPANIES

    The accompanying consolidated financial statements include equity in earnings of associated companies as a result of the Company's interest in a company that owns and operates beach resort hotels in the Indian Ocean ("Sun Indian Ocean") and the Company's 50% interest in Harborside at Atlantis. Through June 16, 2000, the Company owned a 22.8% interest in Sun Indian Ocean. Effective June 16, 2000, Sun Indian Ocean issued additional shares of stock under a rights issue in which the Company did not participate, effectively reducing the Company's ownership interest to 20.4%.

    The following summarized financial information of Sun Indian Ocean has been prepared under United States generally accepted accounting principles at and for the years ended December 31, 2000, 1999 and 1998; converted to thousands of US dollars at the appropriate exchange rate.

                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                  ---------------------------------
                                                    1998        1999        2000
(IN THOUSANDS OF US DOLLARS)                      ---------   ---------   ---------
Revenues........................................   $88,773     $84,007    $106,151
Income from operations..........................    17,172      15,630      28,310
Income before income taxes......................    14,237      13,171      20,480

                                                      AS OF DECEMBER 31,
                                                ------------------------------
                                                  1998       1999       2000
                                                --------   --------   --------
Current assets................................  $ 23,123   $ 21,075   $ 24,424
Total assets..................................   152,594    264,345    238,286
Current liabilities...........................    31,714     61,595     35,173
Shareholders' equity..........................    83,394    140,865    127,379

    Harborside at Atlantis constructs, sells and manages time share units in Paradise Island, The Bahamas. Construction of the first phase, consisting of 82 units, began in 2000 and was completed in February 2001. Sales of time share units began in May 2000. The following unaudited summarized financial information of Harborside at Atlantis has been prepared under United States generally accepting accounting principles at and for the year ended
December 31, 2000.

                                                              FOR THE YEAR
                                                                 ENDED
                                                              DECEMBER 31,
                                                                  2000
(IN THOUSANDS OF US DOLLARS)                                  ------------
Revenues....................................................     $18,446
Income from operations......................................       1,561
Income before income taxes..................................       1,561

                                                                 AS OF
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Current assets..............................................     $27,306
Total assets................................................      79,175
Current liabilities.........................................      57,830
Shareholders' equity........................................      17,305

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 18.  DERIVATIVE FINANCIAL INSTRUMENTS

    The Company is exposed to market risks arising from changes in interest rates. Due to current governmental policies in The Bahamas which equate one Bahamian dollar to one United States dollar and to its limited foreign operations in other jurisdictions, the Company does not have material market risk exposures relative to changes in foreign exchange rates.

CREDIT EXPOSURE

    The Company is exposed to credit related losses in the event of non-performance by counterparties to certain interest rate swaps. The Company monitors the credit worthiness of the counterparties and presently does not expect default by any of the counterparties. The Company does not obtain collateral in connection with its derivative financial instruments.

    The credit exposure that results from interest rate swaps is represented by the fair value of contracts with a positive fair value as of the reporting date. See Note 19, Fair Value of Financial Instruments, for the fair value of derivatives. The Company had no credit exposure on its interest rate swaps at December 31, 2000.

INTEREST RATE RISK MANAGEMENT

    The Company uses interest rate swap agreements to manage the impact of interest rate changes on the Company's Revolving Credit Facility. The amounts exchanged by the counterparties to interest rate swap agreements normally are based upon the notional amounts and other terms, generally related to interest rates, of the derivatives. While notional amounts of interest rate swaps form part of the basis for the amounts exchanged by the counterparties, the notional amounts are not themselves exchanged, and therefore do not represent a measure of the Company's exposure as an end user of derivative financial instruments. At both December 31, 1999 and 2000, notional principal amounts related to interest rate swaps (variable to fixed rate) were $125.0 million. The swap portfolio maturities at December 31, 2000 are as follows: December 31, 2001--$50.0 million and January 2, 2002--$75.0 million. As of December 31, 2000, the weighted average fixed rate payment on the variable to fixed rate swaps was 6.89%. Variable rates received are indexed to LIBOR rate.

NOTE 19.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

    Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The assumptions used have a significant effect on the estimated amounts reported.

    The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments: (a) Cash and cash equivalents, receivables, other current assets, accounts payable, accrued liabilities and variable rate debt: The amounts reported in the accompanying consolidated balance sheets approximate fair value; (b) Fixed-rate debt: Fixed rate debt is valued based upon published market quotations, as applicable. The carrying amount of remaining fixed-rate debt approximates fair value; (c) Interest rate swaps: The fair value of interest rate swaps was determined

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

NOTE 19. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) from the representations of financial institutions. The carrying value and negative fair value of the Company's interest rate swaps was $0 and $644,000 at December 31, 1999, respectively, and $0 and $454,000 at December 31, 2000, respectively.

NOTE 20.  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    The payment obligations of SIHL and SINA under the $200 million 8 7/8% Senior Subordinated Notes due 2011 (the "Notes") which closed on August 14, 2001 are guaranteed by substantially all of SIHL's wholly-owned subsidiaries (the "Subsidiary Guarantors"). The Notes are jointly and severally irrevocably and unconditionally guaranteed. Separate financial statements of the Subsidiary Guarantors are not presented because our management has determined that they would not be material to investors. The following supplemental financial information sets forth balance sheets, statements of operations and statements of cash flows for each of the co-issuers, SIHL and SINA and, on a combined basis, for the Subsidiary Guarantors. SIHL's non-guarantor subsidiaries are minor and, therefore, are not separately presented.

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEET AT DECEMBER 31, 1999

                                                              GUARANTOR
                                         SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------   --------   ------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents..........  $    154   $  6,439    $   32,636    $        --     $   39,229
  Restricted cash equivalents........        --          1           980             --            981
  Trade receivables, net.............       100      1,234        43,091             --         44,425
  Due from affiliates................   478,507     17,252      (476,247)        (5,300)        14,212
  Inventories........................        --         --        13,742             --         13,742
  Prepaid expenses...................       550         55         7,807             --          8,412
                                       --------   --------    ----------    -----------     ----------
    Total current assets.............   479,311     24,981      (377,991)        (5,300)       121,001
Property and equipment, net..........        --     88,688     1,265,413         24,037      1,378,138
Due from affiliates--non-current.....        --    199,262             0       (199,262)            --
Deferred charges and other assets,
net..................................     2,424     16,588        30,872             --         49,884
Investment in subsidiaries...........   349,447    511,712       804,318     (1,665,477)            --
Investment in associated companies...        --         --        33,565         (4,972)        28,593
Goodwill, net........................        --         --        97,732         (3,877)        93,855
                                       --------   --------    ----------    -----------     ----------
    Total assets.....................  $831,182   $841,231    $1,853,909    $(1,854,851)    $1,671,471
                                       ========   ========    ==========    ===========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    debt.............................  $     --   $     --    $    1,100    $        --     $    1,100
  Accounts payable and accrued
    liabilities......................     6,147     10,675       117,670         (1,158)       133,334
  Due to affiliates..................        --         --        22,250         (5,300)        16,950
  Capital creditors..................        --         --            --             --             --
                                       --------   --------    ----------    -----------     ----------
    Total current liabilities........     6,147     10,675       141,020         (6,458)       151,384

  Long-term debt, net of current
    maturities.......................   100,000    199,262       278,771             --        578,033
Due to affiliates--non-current.......        --         --       199,262       (199,262)            --
Deferred income taxes................        --      6,610        35,457            156         42,223
                                       --------   --------    ----------    -----------     ----------
    Total liabilities................   106,147    216,547       654,510       (205,564)       771,640
                                       --------   --------    ----------    -----------     ----------
  Shareholders' equity...............   725,035    624,684     1,199,399     (1,649,287)       899,831
                                       --------   --------    ----------    -----------     ----------
    Total liabilities and
      shareholders' equity...........  $831,182   $841,231    $1,853,909    $(1,854,851)    $1,671,471
                                       ========   ========    ==========    ===========     ==========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEET AT DECEMBER 31, 2000

                                                              GUARANTOR
                                        SIHL       SINA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ---------   ------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.........  $    106   $    (725)   $   16,690    $     6,426     $   22,497
  Restricted cash equivalents.......        --          --         1,651             --          1,651
  Trade receivables, net............        90         631        39,831             60         40,612
  Due from affiliates...............   456,471    (160,760)     (255,995)        (5,576)        34,140
  Inventories.......................        --          71        10,346             --         10,417
  Prepaid expenses..................       261         155         9,433             --          9,849
  Net assets held for sale..........        --      (5,889)      144,395           (156)       138,350
                                      --------   ---------    ----------    -----------     ----------
    Total current assets............   456,928    (166,517)      (33,649)           754        257,516

  Property and equipment, net.......        --      58,720     1,072,881         23,908      1,155,509
  Due from
    affiliates--non-current.........        --     199,337         5,069       (199,337)         5,069
  Deferred charges and other assets,
    net.............................     2,239          24        10,857             --         13,120
  Investment in subsidiaries........   350,947     511,712       804,317     (1,666,976)            --
  Investment in associated
    companies.......................        --          --        33,952         (4,375)        29,577
                                      --------   ---------    ----------    -----------     ----------
    Total assets....................  $810,114   $ 603,276    $1,893,427    $(1,846,026)    $1,460,791
                                      ========   =========    ==========    ===========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    debt............................  $     --   $      58    $      172    $        --     $      230
  Accounts payable and accrued
    liabilities.....................     7,610      12,985       110,068          6,209        136,872
  Due to affiliates.................        --          --        18,254         (5,300)        12,954
  Capital creditors.................        --          --         1,285         (1,285)            --
                                      --------   ---------    ----------    -----------     ----------
    Total current liabilities.......     7,610      13,043       129,779           (376)       150,056

Long-term debt, net of current
  maturities........................   225,000     199,420       244,488             --        668,908
Due to affiliates--non-current......        --          --       199,337       (199,337)            --
                                      --------   ---------    ----------    -----------     ----------
    Total liabilities...............   232,610     212,463       573,604       (199,713)       818,964
                                      --------   ---------    ----------    -----------     ----------

Shareholder's equity................   577,504     390,813     1,319,823     (1,646,313)       641,827
                                      --------   ---------    ----------    -----------     ----------
    Total liabilities and
      shareholders' equity..........  $810,114   $ 603,276    $1,893,427    $(1,846,026)    $1,460,791
                                      ========   =========    ==========    ===========     ==========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEET AT JUNE 30, 2001

                                                                     GUARANTOR
                                                SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                              --------   --------   ------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................  $  2,044   $  6,638    $   18,167     $   7,250      $   34,099
  Restricted cash equivalents...............        --         --         8,389            --           8,389
  Trade receivables, net....................       781      1,023        42,484            59          44,347
  Due from affiliates.......................   325,268     49,711      (349,073)          (60)         25,846
  Inventories...............................        --        107        11,167            --          11,274
  Prepaid expenses..........................       148        337        12,060            --          12,545
                                              --------   --------    ----------     ---------      ----------
    Total current assets....................   328,241     57,816      (256,806)        7,249         136,500

  Property and equipment, net...............        --     58,878     1,070,650        23,911       1,153,439
  Note receivable...........................        --     17,500            --            --          17,500
  Due from affiliates--non-current..........        --         --        12,311            --          12,311
  Deferred charges and other assets, net....     2,295      4,393         5,144            --          11,832
  Investment in subsidiaries................   353,547      7,953       279,904      (641,404)             --
  Investment in associated companies........        --         --        35,322        (4,673)         30,649
                                              --------   --------    ----------     ---------      ----------
    Total assets............................  $684,083   $146,540    $1,146,525     $(614,917)     $1,362,231
                                              ========   ========    ==========     =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......  $     --   $     67    $      181     $      --      $      248
  Accounts payable and accrued
    liabilities.............................     5,192     10,957       116,192         5,651         137,992
  Due to affiliates.........................        --         --         1,183            --           1,183
  Capital creditors.........................        --         --         2,939            --           2,939
                                              --------   --------    ----------     ---------      ----------
    Total current liabilities...............     5,192     11,024       120,495         5,651         142,362

Long-term debt, net of current maturities...   100,000    199,431       221,625            --         521,056
                                              --------   --------    ----------     ---------      ----------
    Total liabilities.......................   105,192    210,455       342,120         5,651         663,418
                                              --------   --------    ----------     ---------      ----------

Shareholder's equity........................   578,891    (63,915)      804,405      (620,568)        698,813
                                              --------   --------    ----------     ---------      ----------
    Total liabilities and shareholders'
      equity................................  $684,083   $146,540    $1,146,525     $(614,917)     $1,362,231
                                              ========   ========    ==========     =========      ==========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
  1998

                                                                GUARANTOR
                                           SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         --------   --------   ------------   ------------   ------------
Revenues:
  Casino and resort revenues...........  $     --   $    --      $538,722       $ (5,986)      $532,736
  Less: promotional allowances.........        --        --       (40,792)            --        (40,792)
                                         --------   -------      --------       --------       --------
                                               --        --       497,930         (5,986)       491,944
  Tour operations......................        --        --        14,760             (3)        14,757
  Management and other fees............    20,036        --        20,609             --         40,645
  Real estate related..................        --       754            --             --            754
  Other................................        --        --         2,778             --          2,778
  Affiliated Sales.....................        --       325         6,861         (7,186)            --
                                         --------   -------      --------       --------       --------
                                           20,036     1,079       542,938        (13,175)       550,878
                                         --------   -------      --------       --------       --------
Expenses:
  Casino and resort expenses...........        --        --       353,682        (16,540)       337,142
  Tour operations......................        --        --        15,287           (634)        14,653
  Selling, general and
    administrative.....................        --        --        66,130          3,894         70,024
  Management fee.......................       634   (12,410)       11,776             --             --
  Corporate expenses...................     4,592    10,861         3,826           (468)        18,811
  Depreciation and amortization........       757       209        31,115             --         32,081
  Pre-opening expenses.................        --        --        25,331            630         25,961
                                         --------   -------      --------       --------       --------
                                            5,983    (1,340)      507,147        (13,118)       498,672
                                         --------   -------      --------       --------       --------
Income (loss) from operations..........    14,053     2,419        35,791            (57)        52,206

Other income and expenses:
  Interest income......................    10,074       895         4,682             --         15,651
  Affiliated interest income...........     8,783    18,062           679        (27,524)            --
  Affiliated interest expense..........        --        --       (27,524)        27,524             --
  Interest expense, net of
    capitalization.....................    (8,783)  (19,582)        4,949         18,900         (4,516)
  Equity in earnings of associated
    companies..........................        --        --            --          2,730          2,730
  Dividend income......................        --        --         2,060         (2,060)            --
  Other, net...........................        --        (1)         (315)            --           (316)
                                         --------   -------      --------       --------       --------
Income before income taxes.............    24,127     1,793        20,322         19,513         65,755

Provision for income taxes.............    (8,047)       (2)           37              3         (8,009)
                                         --------   -------      --------       --------       --------
Net income.............................  $ 16,080   $ 1,791      $ 20,359       $ 19,516       $ 57,746
                                         ========   =======      ========       ========       ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
  1999

                                                                 GUARANTOR
                                            SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          --------   --------   ------------   ------------   ------------
Revenues:
  Casino and resort revenues............  $    --    $    --      $703,074       $(6,557)       $696,517
  Less: promotional allowances..........       --         --       (50,240)           --         (50,240)
                                          -------    -------      --------       -------        --------
                                               --         --       652,834        (6,557)        646,277
  Tour operations.......................       --         --        28,714            --          28,714
  Management and other fees.............   14,610         --        32,288            --          46,898
  Insurance recovery....................       --         --        14,209            --          14,209
  Other.................................       --         --         2,869            --           2,869
  Affiliated Sales......................       --        325         8,665        (8,990)             --
                                          -------    -------      --------       -------        --------
                                           14,610        325       739,579       (15,547)        738,967
                                          -------    -------      --------       -------        --------

Expenses:
  Casino and resort expenses............       --         --       436,777       (12,908)        423,869
  Tour operations.......................       --         --        27,816            --          27,816
  Selling, general and administrative...       --         --        95,942        (1,980)         93,962
  Management fee........................      634    (22,183)       21,549            --              --
  Corporate expenses....................    1,457      6,845         8,679          (721)         16,260
  Depreciation and amortization.........       --        284        56,946            --          57,230
  Pre-opening expenses..................       --         --         5,398            --           5,398
                                          -------    -------      --------       -------        --------
                                            2,091    (15,054)      653,107       (15,609)        624,535
                                          -------    -------      --------       -------        --------

Income from operations..................   12,519     15,379        86,472            62         114,432

Other income and expenses:
  Interest income.......................    9,930        408         2,387            --          12,725
  Affiliated interest income............    8,798    (18,069)       36,532       (27,261)             --
  Affiliated interest expense...........       --         --       (27,261)       27,261              --
  Interest expense, net of
    capitalization......................   (8,798)    18,069       (59,970)           --         (50,699)
  Equity in earnings of associated
    companies...........................       --         --            --         2,628           2,628
  Dividend income.......................    3,232         --         2,651        (5,883)             --
  Other, net............................       --        277          (217)           --              60
                                          -------    -------      --------       -------        --------
Income (loss) before income taxes.......   25,681     16,064        40,594        (3,193)         79,146
Provision for income taxes..............   (6,479)       (50)       (2,795)           --          (9,324)
                                          -------    -------      --------       -------        --------
Net income (loss).......................  $19,202    $16,014      $ 37,799       $(3,193)       $ 69,822
                                          =======    =======      ========       =======        ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
  2000

                                                                GUARANTOR
                                          SIHL       SINA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        --------   ---------   ------------   ------------   ------------
Revenues:
  Casino and resort revenues..........  $    --    $      --     $762,496       $(6,630)       $ 755,866
  Less: promotional allowances........       --           --      (51,779)           --          (51,779)
                                        -------    ---------     --------       -------        ---------
                                        --.....           --      710,717        (6,630)         704,087
  Tour operations.....................       --           --       33,192            --           33,192
  Management and other fees...........    2,070           --       33,693            --           35,763
  Real estate related.................       --           --      108,650            --          108,650
  Other...............................       --           38        2,965            --            3,003
  Affiliated Sales....................       --          244        8,692        (8,936)              --
                                        -------    ---------     --------       -------        ---------
                                          2,070          282      897,909       (15,566)         884,695
                                        -------    ---------     --------       -------        ---------
Expenses:
  Casino and resort expenses..........       --           --      471,780       (18,207)         453,573
  Tour operations.....................       --           --       29,637           (11)          29,626
  Selling, general and
    administrative....................       --           --      100,396         3,069          103,465
  Management fee......................      634      (21,846)      21,212            --               --
  Real estate related.................       --           --       32,272            --           32,272
  Corporate expenses..................    1,684       11,694       12,379          (417)          25,340
  Depreciation and amortization.......       --          258       59,965            --           60,223
  Write-off of Desert Inn costs.......       --       11,202           --            --           11,202
  Transactions costs..................    7,014           --           --            --            7,014
  Pre-opening expenses................       --           --        7,616            --            7,616
  Write down of assets to be sold.....               233,085           --        (3,877)         229,208
                                        -------    ---------     --------       -------        ---------
                                          9,332      234,393      735,257       (19,443)         959,539
                                        -------    ---------     --------       -------        ---------

Income (loss) from operations.........   (7,262)    (234,111)     162,652         3,877          (74,844)

Other income and expenses:
  Interest income.....................      144          234        3,816            --            4,194
  Affiliated interest income..........    8,810      (18,076)      36,152       (26,886)              --
  Affiliated interest expense.........       --           --      (26,886)       26,886               --
  Interest expense, net of
    capitalization....................  (13,163)      18,075      (50,590)           --          (45,678)
  Equity in earnings of associated
    companies.........................       --           --          780         3,445            4,225
  Dividend income.....................    2,839           --        2,848        (5,687)              --
  Other, net..........................       --           11         (699)           --             (688)
                                        -------    ---------     --------       -------        ---------
Income (loss) before income taxes.....   (8,632)    (233,867)     128,073         1,635         (112,791)
Provision for income taxes............       27           (4)      (6,336)           --           (6,313)
                                        -------    ---------     --------       -------        ---------
Net income (loss).....................  $(8,605)   $(233,871)    $121,737       $ 1,635        $(119,104)
                                        =======    =========     ========       =======        =========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED
  JUNE 30, 2000

                                                                 GUARANTOR
                                            SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          --------   --------   ------------   ------------   ------------
Revenues:
  Casino and resort revenues............  $    --    $     --     $402,925       $(3,662)       $399,263
  Less: promotional allowances..........       --          --      (28,745)           --         (28,745)
                                          -------    --------     --------       -------        --------
                                               --          --      374,180        (3,662)        370,518
  Tour operations.......................       --          --       15,926            --          15,926
  Management and other fees.............    3,882          --       12,788            --          16,670
  Real estate related...................       --          --       96,091            --          96,091
  Affiliated Sales......................       --         162        4,597        (4,759)             --
  Other.................................       --          --        1,458            --           1,458
                                          -------    --------     --------       -------        --------
                                            3,882         162      505,040        (8,421)        500,663
                                          -------    --------     --------       -------        --------

Expenses:
  Casino and resort expenses............       --          --      235,766        (7,352)        228,414
  Tour operations.......................       --          --       14,447            --          14,447
  Selling, general and administrative...       --          --       51,914          (859)         51,055
  Management fee........................      317     (12,542)      12,225            --              --
  Real estate related...................       --          --       25,894            --          25,894
  Corporate expenses....................    1,127       5,344        5,931          (210)         12,192
  Depreciation and amortization.........       --         129       29,149            --          29,278
  Write-off of Desert Inn costs.........       --      11,202           --            --          11,202
  Transaction Costs.....................    7,014          --           --            --           7,014
  Pre-opening expenses..................       --          --          690            --             690
                                          -------    --------     --------       -------        --------
                                            8,458       4,133      376,016        (8,421)        380,186
                                          -------    --------     --------       -------        --------

Income (loss) from operations...........   (4,576)     (3,971)     129,024            --         120,477

Other income and expenses:
  Interest income.......................       33          61        1,878            --           1,972
  Interest expense, net of
    capitalization......................   (4,403)     (9,038)      (9,879)           --         (23,320)
  Affiliated interest income............    4,403       9,037           --       (13,440)             --
  Affiliated interest expense...........       --          --      (13,440)       13,440              --
  Equity in earnings (loss) of
    associated companies................       --          --         (476)        1,490           1,014
  Dividend income.......................    1,677          --        1,686        (3,363)             --
                                          -------    --------     --------       -------        --------

Income (loss) before income taxes.......   (2,866)     (3,911)     108,793        (1,873)        100,143

Provision for income taxes..............       --          (4)      (1,926)         (403)         (2,333)
                                          -------    --------     --------       -------        --------

Net income (loss).......................  $(2,866)   $ (3,915)    $106,867       $(2,276)       $ 97,810
                                          =======    ========     ========       =======        ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED
  JUNE 30, 2001

                                                                GUARANTOR
                                           SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         --------   --------   ------------   ------------   ------------
Revenues:
  Casino and resort revenues...........  $    --    $     --     $291,726       $ (3,780)      $287,946
  Less: promotional allowances.........       --          --      (14,464)            --        (14,464)
                                         -------    --------     --------       --------       --------
                                              --          --      277,262         (3,780)       273,482
  Tour operations......................       --          --       20,711             --         20,711
  Management and other fees............    3,237          --       15,086             --         18,323
  Real estate related..................       --          --        7,757             --          7,757
  Affiliated Sales.....................       --          --        5,206         (5,206)            --
  Other................................       --         258        1,506             --          1,764
                                         -------    --------     --------       --------       --------
                                           3,237         258      327,528         (8,986)       322,037
                                         -------    --------     --------       --------       --------
Expenses:
  Casino and resort expenses...........       --          --      148,473         (7,894)       140,579
  Tour operations......................       --          --       18,056            (15)        18,041
  Selling, general and
    administrative.....................       --          --       43,705         (1,077)        42,628
  Management fee.......................      317      (9,204)       8,887             --             --
  Real estate related..................       --          --        2,311             --          2,311
  Corporate expenses...................    1,873       4,163        6,491           (314)        12,213
  Depreciation and amortization........       --          79       24,037             --         24,116
  Pre-opening expenses.................       --          --        4,355             --          4,355
                                         -------    --------     --------       --------       --------
                                           2,190      (4,962)     256,315         (9,300)       244,243
                                         -------    --------     --------       --------       --------

Income from operations.................    1,047       5,220       71,213            314         77,794

Other income and expenses:
  Interest income......................        5       3,135        1,130             --          4,270
  Interest expense, net of
    capitalization.....................   (7,776)    (11,313)      (7,747)            --        (26,836)
  Affiliated interest income...........    4,411          --           --         (4,411)            --
  Affiliated interest expense..........       --          --       (4,411)         4,411             --
  Equity in earnings of associated
    companies..........................       --          --        1,369          1,435          2,804
  Dividend income......................    1,722          --        1,732         (3,454)            --
  Other, net...........................       --          --          (60)            --            (60)
                                         -------    --------     --------       --------       --------
Income before income taxes.............     (591)     (2,958)      63,226         (1,705)        57,972
Provision for income taxes.............       --          (5)      (2,949)            --         (2,954)
                                         -------    --------     --------       --------       --------
Net income.............................  $  (591)   $ (2,963)    $ 60,277       $ (1,705)      $ 55,018
                                         =======    ========     ========       ========       ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                         GUARANTOR
                                                   SIHL       SINA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                 --------   ---------   ------------   ------------   ------------
Cashflows from operating activities:
Net income.....................................  $ 16,080   $   1,791    $  20,359       $ 19,516      $  57,746
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization................       915         271       33,774             --         34,960
  (Gain) loss on disposition of other assets...        --           3          313             --            316
  Equity in earnings of associated companies,
    net of dividends received..................        --          --           --           (670)          (670)
  Utilization of tax benefits acquired in
    merger.....................................        --          --           --          1,887          1,887
  Provision for doubtful receivables...........        --          --        2,189             --          2,189
  Provision for discount on CRDA obligations,
    net........................................        --          --          572             --            572
  Net change in deferred tax liability.........        --      (1,860)          --         (1,887)        (3,747)
  Net change in working capital accounts:
    Receivables................................    (9,222)      1,523      (12,045)            --        (19,744)
    Due from affiliates........................     3,527          --       (2,688)            --            839
    Inventories and prepaid expenses...........       451          --       (2,347)            --         (1,896)
    Accounts payable and accrued liabilities...     7,581      (4,302)      19,270             54         22,603
  Net change in deferred charges and other
    assets.....................................      (112)         --       (4,841)            --         (4,953)
                                                 --------   ---------    ---------       --------      ---------
    Net cash provided by (used in) operating
      activities...............................    19,220      (2,574)      54,556         18,900         90,102
                                                 --------   ---------    ---------       --------      ---------
Cashflows from investing activities:
  Payments for capital expenditures, net of
    insurance proceeds received................        --     (12,138)    (412,958)       (18,900)      (443,996)
  Net proceeds from the sale of non-operating
    land and other assets......................        --     110,253           60             --        110,313
  Sale of subordinated notes...................     2,798          --           --             --          2,798
  CRDA deposits................................        --          --       (2,955)            --         (2,955)
  Other........................................        --        (745)          --             --           (745)
                                                 --------   ---------    ---------       --------      ---------
    Net cash provided by (used in) investing
      activities...............................     2,798      97,370     (415,853)       (18,900)      (334,585)
                                                 --------   ---------    ---------       --------      ---------
Cashflows from financing activities:
  Proceeds from the exercise of share
    options....................................     4,735          --           --             --          4,735
  Borrowings...................................        --          --      264,000             --        264,000
  Debt issuance costs..........................      (501)         --         (193)            --           (694)
  Repayment of borrowings......................        --    (105,333)      (8,263)            --       (113,596)
  Advances from (repayments to) affiliates.....   (99,878)      6,523       93,355             --             --
                                                 --------   ---------    ---------       --------      ---------
    Net cash provided by (used in) financing
      activities...............................   (95,644)    (98,810)     348,899             --        154,445
                                                 --------   ---------    ---------       --------      ---------
Decrease in cash and cash equivalents..........   (73,626)     (4,014)     (12,398)            --        (90,038)
Cash and cash equivalents at beginning of
  period.......................................    73,731       4,042       75,388             --        153,161
                                                 --------   ---------    ---------       --------      ---------
Cash and cash equivalents at end of period.....  $    105   $      28    $  62,990       $     --      $  63,123
                                                 ========   =========    =========       ========      =========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                             GUARANTOR
                                                       SIHL        SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                     ---------   --------   ------------   ------------   ------------
Cashflows from operating activities:
Net income (loss)..................................  $  19,202   $ 16,014    $  37,799      $  (3,193)     $  69,822
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization....................        173        353       59,621             --         60,147
  (Gain) loss on disposition of other assets.......         --         (3)         (57)            --            (60)
  Equity in earnings of associated companies, net
    of dividends received..........................         --         --           --             23             23
  Dividends to parent..............................         --         --       (3,232)         3,232             --
  Provision for doubtful receivables...............         --         --        6,466             --          6,466
  Provision for discount on CRDA obligations,
    net............................................         --         --          587             --            587
  Net change in deferred tax liability.............         --        (30)          --             --            (30)
  Net change in working capital accounts:
    Receivables....................................     (9,639)     1,230      (12,031)            --        (20,440)
    Due from affiliates............................         --         --       (7,150)            --         (7,150)
    Inventories and prepaid expenses...............       (260)       (52)      (7,817)            --         (8,129)
    Accounts payable and accrued liabilities.......     (5,519)    (2,362)      12,141            (62)         4,198
  Net change in deferred charges and other
    assets.........................................         --       (146)       4,694             --          4,548
                                                     ---------   --------    ---------      ---------      ---------
    Net cash provided by operating activities......      3,957     15,004       91,021             --        109,982
                                                     ---------   --------    ---------      ---------      ---------
Cashflows from investing activities:
  Payments for capital expenditures, net of
    insurance proceeds received....................         --    (10,066)    (194,980)            --       (205,046)
  Net proceeds from the sale of non-operating land
    and other assets...............................         --      5,050          136             --          5,186
  Proceeds from redemption of subordinated notes...     94,126         --           --             --         94,126
  Deposit refunded (paid) for proposed Desert Inn
    acquisition....................................         --    (16,117)          --             --        (16,117)
  Payments for investment in and advances to joint
    venture........................................         --         --         (600)            --           (600)
  Sale of subordinated notes.......................      2,798         --           --             --          2,798
  CRDA deposits....................................         --         --       (2,746)            --         (2,746)
                                                     ---------   --------    ---------      ---------      ---------
    Net cash provided by (used in) investing
      activities...................................     96,924    (21,133)    (198,190)            --       (122,399)
                                                     ---------   --------    ---------      ---------      ---------
Cashflows from financing activities:
  Proceeds from the exercise of share options......      2,696         --           --             --          2,696
  Borrowings.......................................         --         --      129,000             --        129,000
  Repurchase of Ordinary Shares....................    (20,977)        --           --             --        (20,977)
  Debt issuance and modification costs.............         --         --       (2,361)            --         (2,361)
  Repayment of borrowings..........................         --         --     (118,854)            --       (118,854)
  Advances from (repayments to) affiliates.........    (82,551)    12,541       70,010             --             --
                                                     ---------   --------    ---------      ---------      ---------
    Net cash provided by (used in) financing
      activities...................................   (100,832)    12,541       77,795             --        (10,496)
                                                     ---------   --------    ---------      ---------      ---------
Increase (decrease) in cash and cash equivalents...         49      6,412      (29,374)            --        (22,913)
Cash and cash equivalents at beginning of period...        105         28       62,990             --         63,123
                                                     ---------   --------    ---------      ---------      ---------
Cash and cash equivalents at end of period.........  $     154   $  6,440    $  33,616      $      --      $  40,210
                                                     =========   ========    =========      =========      =========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                         GUARANTOR
                                                  SIHL        SINA      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ---------   ---------   ------------   ------------   ------------
Cashflows from operating activities:
Net income (loss).............................  $  (8,605)  $(233,871)   $ 121,737       $ 1,635       $(119,104)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation and amortization...............        185         333       63,822            --          64,340
  Write-down of net assets held for sale......         --     233,085           --        (3,877)        229,208
  Write-off of Desert Inn purchase termination
    costs.....................................         --      11,202           --            --          11,202
  (Gain) loss on disposition of other
    assets....................................         --         (24)         712            --             688
  Equity in earnings of associated companies,
    net of dividends received.................         --          --         (780)         (597)         (1,377)
  Dividends to parent.........................         --          --       (2,839)        2,839              --
  Provision for doubtful receivables..........         --          --        6,492            --           6,492
  Provision for discount on CRDA obligations,
    net.......................................         --          --          799            --             799
  Net change in deferred tax liability........         --         205           --            --             205
  Net change in working capital accounts:
    Receivables...............................         10         603       (9,792)           --          (9,179)
    Due from affiliates.......................         --          --       (4,658)           --          (4,658)
    Inventories and prepaid expenses..........        289        (171)      (2,170)           --          (2,052)
    Accounts payable and accrued
      liabilities.............................      1,463        (114)      25,141            --          26,490
  Net change in deferred charges and other
    assets....................................         --        (899)        (769)           --          (1,668)
  Other.......................................         --          --       23,912            --          23,912
                                                ---------   ---------    ---------       -------       ---------
    Net cash provided by (used in) operating
      activities..............................     (6,658)     10,349      221,607            --         225,298
                                                ---------   ---------    ---------       -------       ---------
Cashflows from investing activities:
  Payments for capital expenditures, net of
    insurance proceeds received...............         --      (6,099)    (149,793)           --        (155,892)
  Net proceeds from the sale of non-operating
    land and other assets.....................         --         170          331            --             501
  Deposit refunded for proposed Desert Inn
    acquisition...............................         --       7,750           --            --           7,750
  Advances to joint venture...................         --          --      (18,663)           --         (18,663)
  Reclassification of cash to net assets held
    for sale..................................         --          --      (21,453)           --         (21,453)
  CRDA deposits...............................         --          --       (2,334)           --          (2,334)
  Other.......................................         --        (361)          --            --            (361)
                                                ---------   ---------    ---------       -------       ---------
    Net cash provided by (used in) investing
      activities..............................         --       1,460     (191,912)           --        (190,452)
                                                ---------   ---------    ---------       -------       ---------
Cashflows from financing activities:
  Proceeds from the exercise of share
    options...................................      2,866          --           --            --           2,866
  Borrowings..................................    125,000          --       77,000            --         202,000
  Repurchase of Ordinary Shares...............   (141,792)         --           --            --        (141,792)
  Debt issuance and modification costs........         --          --         (919)           --            (919)
  Repayment of borrowings.....................         --         (16)    (113,047)           --        (113,063)
  Advances from (repayments to) affiliates....     20,536     (18,958)      (1,578)           --              --
                                                ---------   ---------    ---------       -------       ---------
    Net cash provided by (used in) financing
      activities..............................      6,610     (18,974)     (38,544)           --         (50,908)
                                                ---------   ---------    ---------       -------       ---------
Decrease in cash and cash equivalents.........        (48)     (7,165)      (8,849)           --         (16,062)
Cash and cash equivalents at beginning of
  period......................................        154       6,440       33,616            --          40,210
                                                ---------   ---------    ---------       -------       ---------
Cash and cash equivalents at end of period....  $     106   $    (725)   $  24,767       $    --       $  24,148
                                                =========   =========    =========       =======       =========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                       GUARANTOR
                                                  SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                --------   --------   ------------   ------------   ------------
Cashflows from operating activities:
Net income (loss).............................  $(2,866)   $(3,915)     $106,867        $(2,276)      $ 97,810
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation and amortization...............       90        165        31,603             --         31,858
  Write-off of Desert Inn purchase termination
    costs.....................................       --     11,202            --             --         11,202
  Equity in earnings of associated companies,
    net of dividends received.................       --         --           476            196            672
  Dividends to parent.........................       --         --        (1,677)         1,677             --
  Provision for doubtful receivables..........       --         --         3,192             --          3,192
  Provision for discount on CRDA obligations,
  net.........................................       --         --           461             --            461
  Net change in working capital accounts:
    Receivables...............................       --        489        (4,830)            --         (4,341)
    Due from affiliates.......................       --         --        (3,757)            --         (3,757)
    Inventories and prepaid expenses..........      128       (153)       (2,386)            --         (2,411)
    Accounts payable and accrued
      liabilities.............................    6,050        (52)           49            403          6,450
  Net change in deferred charges and other
    assets....................................      (88)    (1,205)         (108)            --         (1,401)
  Other.......................................       --         --        19,736             --         19,736
                                                -------    -------      --------        -------       --------
    Net cash provided by operating
      activities..............................    3,314      6,531       149,626             --        159,471
                                                -------    -------      --------        -------       --------

Cashflows from investing activities:
  Payments for capital expenditures, net of
    insurance proceeds received...............       --     (3,828)      (62,381)            --        (66,209)
  CRDA deposits...............................       --         --        (1,385)            --         (1,385)
  Other.......................................       --        146            12             --            158
                                                -------    -------      --------        -------       --------
    Net cash used in investing activities.....       --     (3,682)      (63,754)            --        (67,436)
                                                -------    -------      --------        -------       --------

Cashflows from financing activities:
  Proceeds from the exercise of share
    options...................................       21         --            --             --             21
  Borrowings..................................       --         --        24,000             --         24,000
  Debt issuance and modification costs........       --         --          (919)            --           (919)
  Repayment of borrowings.....................       --         --       (94,168)            --        (94,168)
  Advances from (repayments to) affiliates....   (2,892)    (8,660)       11,552             --             --
                                                -------    -------      --------        -------       --------
    Net cash used in financing activities.....   (2,871)    (8,660)      (59,535)            --        (71,066)
                                                -------    -------      --------        -------       --------

Increase (decrease) in cash and cash
  equivalents.................................      443     (5,811)       26,337             --         20,969
Cash and cash equivalents at beginning of
  period......................................      154      6,440        33,616             --         40,210
                                                -------    -------      --------        -------       --------
Cash and cash equivalents at end of period....  $   597    $   629      $ 59,953        $    --       $ 61,179
                                                =======    =======      ========        =======       ========

                        SUN INTERNATIONAL HOTELS LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND FOR THE
        SIX MONTHS ENDED JUNE 30, 2000 AND 2001 (UNAUDITED) (CONTINUED)

CONDENSED CONSOLIDATING CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                          GUARANTOR
                                                     SIHL       SINA     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                   --------   --------   ------------   ------------   ------------
Cashflows from operating activities:
Net income (loss)................................  $  (591)   $ (2,963)    $60,277        $(1,705)       $ 55,018
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization..................       99         403      25,169             --          25,671
  Provision for doubtful receivables.............       --          --       2,499             --           2,499
  (Gain) loss on disposition of other assets.....       --          --          60             --              60
  Equity in earnings of associated companies, net
    of dividends received........................       --          --      (1,369)           297          (1,072)
  Dividends to parent............................       --          --      (1,722)         1,722              --
  Net change in working capital accounts:
    Receivables..................................     (691)     (5,692)        142             --          (6,241)
    Due from affiliates..........................       --          --       7,677             --           7,677
    Inventories and prepaid expenses.............      113        (218)     (3,698)            --          (3,803)
    Accounts payable and accrued liabilities.....   (2,418)     (1,973)      7,193           (314)          2,488
  Net change in deferred charges and other
    assets.......................................     (155)         24        (352)            --            (483)
  Other..........................................       --          --       1,618             --           1,618
                                                   -------    --------     -------        -------        --------
    Net cash provided by (used in) operating
      activities.................................   (3,643)    (10,419)     97,494             --          83,432
                                                   -------    --------     -------        -------        --------
Cashflows from investing activities:
  Payments for capital expenditures, net of
    insurance proceeds received..................       --        (380)    (33,226)            --         (33,606)
  Proceeds received from the sale of Resorts,
    net..........................................       --     120,850          --             --         120,850
  Advances to joint venture......................       --          --      (6,625)            --          (6,625)
  Other..........................................       --          --         196             --             196
                                                   -------    --------     -------        -------        --------
    Net cash provided by (used in) investing
      activities.................................       --     120,470     (39,655)            --          80,815
                                                   -------    --------     -------        -------        --------
Cashflows from financing activities:
  Proceeds from the exercise of share options....    1,978          --          --             --           1,978
  Borrowings.....................................       --          --      32,500             --          32,500
  Repayment of borrowings........................  (68,270)    (79,031)    (33,084)            --        (180,385)
  Advances from (repayments to) affiliates.......   71,873     (23,657)    (48,216)            --              --
                                                   -------    --------     -------        -------        --------
    Net cash provided by (used in) financing
      activities.................................    5,581    (102,688)    (48,800)            --        (145,907)
                                                   -------    --------     -------        -------        --------
Increase in cash and cash equivalents............    1,938       7,363       9,039             --          18,340
Cash and cash equivalents at beginning of
  period.........................................      106        (725)     24,767             --          24,148
                                                   -------    --------     -------        -------        --------
Cash and cash equivalents at end of period.......  $ 2,044    $  6,638     $33,806        $    --        $ 42,488
                                                   =======    ========     =======        =======        ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             $200,000,000 8 7/8% SENIOR SUBORDINATED NOTES DUE 2011

                                             SUN INTERNATIONAL HOTELS LIMITED
               [LOGO]                     SUN INTERNATIONAL NORTH AMERICA, INC.

                               OFFER TO EXCHANGE

           ALL OUTSTANDING 8 7/8% SENIOR SUBORDINATED NOTES DUE 2011
                   ($200,000,000 AGGREGATE PRINCIPAL AMOUNT)

                                      FOR

                   8 7/8% SENIOR SUBORDINATED NOTES DUE 2011
                   ($200,000,000 AGGREGATE PRINCIPAL AMOUNT)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                   PROSPECTUS
                                          , 2001
                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

       INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

ITEM 20.  INDEMNIFICATION

    Section 57 of the International Business Companies Act of the Commonwealth of The Bahamas (the "IBCA") empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, PROVIDED, HOWEVER, that such indemnification may only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company.

    Sun International provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association as amended, which provides that, net of any indemnification an officer or director of Sun International receives from another source, Sun International will indemnify its officers and directors to the fullest extent permitted by the IBCA.

    Sun International has purchased directors' and officers' liability insurance policies insuring its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Sun International or its subsidiaries as directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A.  EXHIBITS

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
         3.1            Amended and Restated Memorandum of             Exhibit 3.1 to Registration Statement on
                        Association of Sun International               Form F-4, File No. 333-15409, filed on
                                                                       November 7, 1996

         3.2            Restated Articles of Association of Sun        Exhibit 1 to Form 20-F of Sun
                        International dated as of June 26, 2001        International, filed on July 2, 2001

         3.3            Restated Certificate of Incorporation, as      Exhibit 3.3 to Registration Statement on
                        amended, of Sun International North America,   Form F-4, File No. 33-23665, filed on
                        Inc.                                           March 20, 1997

         3.4            Amended and Restated By-Laws of Sun            Exhibit 3.4 to Registration Statement on
                        International North America, Inc.              Form F-4, File No. 33-23665, filed on
                                                                       March 20, 1997

         4.1            Indenture dated as of August 14, 2001, among   Exhibit 2(c) to Form 6-K of Sun
                        Sun International and SINA as Issuers, the     International, filed on August 24, 2001
                        Guarantors party thereto and The Bank of New
                        York, as Trustee

         4.2            Supplemental Indenture dated as of             Exhibit 99(a) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        August 14, 2001                                2001

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
         4.3            Form of 8 7/8% Senior Subordinated Note due    Exhibit 2(c) to Form 6-K of Sun
                        2011                                           International, filed on August 24, 2001

         4.4            Form of Guarantee with respect to 8 7/8%       Exhibit 2(c) to Form 6-K of Sun
                        Senior Subordinated Note due 2011              International, filed on August 24, 2001

         4.5            Registration Rights Agreement, dated as of     Exhibit 2(b) to Form 6-K of Sun
                        August 14, 2001, among Sun International and   International, filed on August 24, 2001
                        SINA as Issuers, the Guarantors party thereto
                        and Deutsche Banc Alex. Brown Inc., Bear,
                        Stearns & Co. Inc., CIBC World Markets
                        Corp., Banc of America Securities LLC, Wells
                        Fargo Brokerage Services, LLC, Fleet
                        Securities, Inc. and The Royal Bank of
                        Scotland plc, as Initial Purchasers

         4.6            Form of Indenture dated as of March 10, 1997,  Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        among Sun International and SINA as Issuers,   filed on March 20, 1997
                        the Guarantors party thereto and the Bank of
                        New York, as Trustee

         4.7            Form of 9.000% Senior Subordinated Note due    Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        2007                                           filed on March 20, 1997

         4.8            Form of Exchange Note with respect to 9.000%   Exhibit 4.6 to Registration Statement on
                        Senior Subordinated Note due 2007              Form F-4, File No. 333-23665, filed on
                                                                       March 20, 1997

         4.9            Form of Guarantee with respect to 9.000%       Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        Senior Subordinated Note due 2007              filed on March 20, 1997

         4.10           Supplemental Indenture dated as of July 23,    Exhibit 99(a) to Form 6-K of Sun
                        2001 to Indenture dated as of March 10, 1997   International, filed on August 3, 2001

         4.11           Second Supplemental Indenture dated as of      Exhibit 99(b) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        March 10, 1997                                 2001

         4.12           Registration Rights Agreement dated as of      Exhibit 4(e)(3) to Form 10-K405 of SINA,
                        March 10, 1997 among Sun International and     filed on March 20, 1997
                        SINA, as Issuers, the Guarantors party
                        thereto and the Initial Purchasers party
                        thereto

         4.13           Form of Indenture dated as of December 10,     Exhibit 4.1 to Registration Statement on
                        1997, among Sun International and SINA, as     Form F-3, File No. 333-41127, filed on
                        Issuers, the Guarantors party thereto and the  November 26, 1997
                        Bank of New York, as Trustee

         4.14           Form of 8.625% Senior Subordinated Note due    Exhibit 4.1 to Registration Statement on
                        2007                                           Form F-3, File No. 333-41127, filed on
                                                                       November 26, 1997

         4.15           Form of Guarantee with respect to 8.625%       Exhibit 4.1 to Registration Statement on
                        Senior Subordinated Note due 2007              Form F-3, File No. 333-41127, filed on
                                                                       November 26, 1997

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
         4.16           Supplemental Indenture dated as of July 23,    Exhibit 99(b) to Form 6-K of Sun
                        2001 to Indenture dated as of December 10,     International, filed on August 3, 2001
                        1997

         4.17           Second Supplemental Indenture dated as of      Exhibit 99(c) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        December 10, 1997                              2001

         4.18           Third Amended and Restated Revolving Credit    Exhibit 99(b)(1) to Tender Offer
                        Agreement dated as of November 1, 1999, among  Statement of Sun International, File
                        Sun International, Sun International Bahamas   No. 005-48645, filed on June 26, 2000
                        Limited ("SIB"), Resorts International
                        Hotel, Inc. ("RIH") and Sun International
                        Nevada, Inc. ("Sun Nevada"), as the
                        Borrowers and Guarantors, The Bank of Nova
                        Scotia, as the Administrative Agent, and
                        Various Financial Institutions, as the
                        Lenders

         4.19           First Amendment to the Third Amended and       Exhibit 99(b)(2) to Tender Offer
                        Restated Revolving Credit Agreement dated as   Statement of Sun International, File
                        of June 13, 2000 among SIB, RIH, and Sun       No. 005-48645, filed on June 26, 2000
                        Nevada, as the Borrowers and Guarantors, The
                        Bank of Nova Scotia, as the Administrative
                        Agent, and Various Financial Institutions, as
                        the Lenders

         4.20           Second Amendment to the Third Amended and      Exhibit 4.6 to Form 20-F of Sun
                        Restated Revolving Credit Agreement dated as   International, filed on July 2, 2001
                        of June 13, 2000 among SIB, RIH, and Sun
                        Nevada, as the Borrowers and Guarantors, The
                        Bank of Nova Scotia, as the Administrative
                        Agent, and Various Financial Institutions, as
                        the Lenders

         5.1            Opinion of Charles D. Adamo, Esq.              Filed herewith

         5.2            Opinion of Giselle M. Pyfrom, Esq.             Filed herewith

        10.1            Purchase Agreement dated as of October 30,     Exhibit 10 to Form 10-Q of SINA, filed
                        2000, among SINA, as parent, GGRI, Inc., as    on November 14, 2000
                        Seller, and Colony Capital LLC ("Colony"), as
                        Buyer

        10.2            Promissory Note between Colony and SINA dated  Exhibit 2 to Form 6-K of Sun
                        as of April 25, 2001                           International, filed on May 3, 2001

        10.3            Termination Agreement among Sheraton Desert    Exhibit 2 to Form 6-K of Sun
                        Inn Corporation, Starwood Hotels and Resorts   International, filed on March 17, 2000
                        Worldwide Inc., Sheraton Gaming Corporation,
                        Sun International and Sun Nevada dated as of
                        February 29, 2000, terminating the Asset and
                        Land Purchase Agreement among the parties
                        dated as of May 17, 1999

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        10.4            Trading Cove New York, LLC ("TCNY")            Exhibit 4.7 to Form 20-F of Sun
                        Development Services Agreement dated as of     International, filed on July 2, 2001
                        March 20, 2001 among the Stockbridge-Munsee
                        Tribe, the Stockbridge-Munsee Tribal Gaming
                        Authority, TCNY, SINA and Waterford Gaming
                        Group, LLC

        10.5            Management Agreement between the Government    Exhibit 3.2 to Form 20-F of Sun
                        of Dubai, Sun International Management         International, filed on June 30, 1999
                        Limited and Sun International dated as of
                        June 5, 1998

        10.6            Development Services Agreement dated           Exhibit 2.1 to Form 20-F/A of Sun
                        February 7, 1998 between the Mohegan Tribal    International, filed on September 3,
                        Gaming Authority and Trading Cove Associates   1998

        10.7            Relinquishment Agreement dated February 7,     Exhibit 2.2 to Form 20-F/A of Sun
                        1998, between the Mohegan Tribal Gaming        International, filed on September 3,
                        Authority and Trading Cove Associates          1998

        10.8            Registration Rights and Governance Agreement   Exhibit C to Schedule 13D of Sun
                        dated as of July 3, 2001, by and among Sun     International, filed on July 13, 2001
                        International, Sun International Investments
                        Limited, World Leisure Group Limited, Kersaf
                        Investments Limited, Caledonia Investments
                        PLC, Mangalitsa Limited, Cement Merchants SA,
                        Rosegrove Limited, Royale Resorts Holdings
                        Limited and Sun International Inc.

        10.9            Omnibus Agreement dated as of July 3, 2001,    Filed herewith
                        by and among Sun International, Sun
                        International Investments Limited, World
                        Leisure Group Limited, Kersaf Investments
                        Limited, Caledonia Investments PLC, Rosegrove
                        Limited, Royale Resorts Holdings Limited,
                        Royale Resorts International Limited, Sun
                        International Inc., Sun Hotels International,
                        Sun Hotels Limited, World Leisure Investments
                        Limited, Solomon Kerzner, Peter Buckley,
                        Derek Aubrey Hawton, Sun International
                        Management Limited (a British Virgin Islands
                        company), Cement Merchants SA, Sun
                        International Management Limited (a Swiss
                        company), Sun International Management (UK)
                        Limited, Hog Island Holdings Limited and
                        Mangalitsa Limited

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        10.10           Supplemental Agreement to the Original         Exhibit A to Schedule 13D of Sun
                        Shareholders' Agreement and to the Rosegrove   International, filed on July 13, 2001
                        Shareholders Agreement dated as of July 3,
                        2001, by and among Kersaf Investments
                        Limited, Sun International Inc., Sun Hotels
                        International, Royale Resorts Holdings
                        Limited, World Leisure Investments Limited,
                        Sun Hotels Limited, World Leisure Group
                        Limited, Royale Resorts International
                        Limited, Caledonia Investments PLC, Solomon
                        Kerzner, Sun International Management Limited
                        (a British Virgin Islands company), Rosegrove
                        Limited, Sun International Management Limited
                        (a Swiss company), Mangalitsa Limited and Hog
                        Island Holdings Limited

        10.11           Irrevocable Proxy Agreement dated as of        Exhibit B to Schedule 13D of Sun
                        July 3, 2001, by and among Sun                 International filed on July 13, 2001
                        International, Sun International Investments
                        Limited, World Leisure Group Limited, Kersaf
                        Investments Limited, Caledonia Investments
                        PLC, Mangalitsa Limited, Cement Merchants SA,
                        Rosegrove Limited, Royale Resorts Holdings
                        Limited and Sun International Inc.

        10.12           Trade Name and Trademark Agreement dated as    Filed herewith
                        of July 3, 2001, by and among Sun
                        International, Sun International Investments
                        Limited and World Leisure Group Limited, as
                        Assignors, and Sun International Management
                        Limited, as Assignee

        10.13           Promissory Note dated July 3, 2001 between     Filed herewith
                        Royale Resorts Holdings Limited, as Maker,
                        and Sun International, as Payee

        10.14           Stock Pledge Agreement dated as of July 3,     Filed herewith
                        2001, between Royale Resorts Holdings
                        Limited, as Pledgor, and Sun International

        11.1            Statement regarding computation of earnings    Note 2 of the Notes to the Consolidated
                        per share                                      Financial Statements to Form 20-F of Sun
                                                                       International, filed on July 2, 2001

        12.1            Statement regarding computation of ratios      Filed herewith

        21.1            Subsidiaries of Sun International              Filed herewith

        21.2            Subsidiaries of SINA                           Filed herewith

        23.1            Consent of Arthur Andersen LLP                 Filed herewith

        23.2            Consent of Charles D. Adamo, Esq. (contained   Filed herewith
                        in Exhibit 5.1)

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        23.2            Consent of Giselle M. Pyfrom, Esq. (contained  Filed herewith in Exhibit 5.1)

        24              Powers of Attorney (included on the signature  Filed herewith pages hereto)

        25              Statement of Eligibility and Qualification     Filed herewith
                        under the Trust Indenture Act of 1939 of The
                        Bank of New York, as Trustee, on Form T-1,
                        relating to the 8 7/8% Senior Subordinated
                        Notes due 2011 (including Exhibit 7 to Form
                        T-1)

        99.1            Form of Letter of Transmittal                  Filed herewith

        99.2            Form of Notice of Guaranteed Delivery          Filed herewith

        99.3            Form of Letter to Clients                      Filed herewith

        99.4            Form of Letter to Brokers, Dealers,            Filed herewith
                        Commercial Banks, Trust Companies and Other
                        Nominees

        99.5            Form W-9                                       Filed herewith

ITEM 22.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

    (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucks, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL HOTELS LIMITED

                                                       By:  /s/ SOLOMON KERZNER
                                                            -----------------------------------------
                                                            Name: Solomon Kerzner
                                                            Title:  CHAIRMAN OF THE BOARD OF DIRECTORS
                                                                    AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Chairman of the Board of
                                                         Directors and Chief
                 /s/ SOLOMON KERZNER                     Executive Officer
     -------------------------------------------         (Principal Executive,      September 21, 2001
                   Solomon Kerzner                       Financial and Accounting
                                                         Officer)

                  /s/ PETER BUCKLEY
     -------------------------------------------       Director                     September 21, 2001
                    Peter Buckley

                  /s/ HOWARD MARKS
     -------------------------------------------       Director                     September 21, 2001
                    Howard Marks

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                   /s/ ERIC SIEGEL
     -------------------------------------------       Director                     September 21, 2001
                     Eric Siegel

              /s/ HEINRICH VON RANTZAU
     -------------------------------------------       Director                     September 21, 2001
                Heinrich von Rantzau

                 /s/ JOHN R. ALLISON                   Executive Vice President,
     -------------------------------------------         Chief Financial Officer    September 21, 2001
                   John R. Allison                       and Secretary

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Executive Vice President     September 21, 2001
                  Charles D. Adamo                       and General Counsel

                /s/ GISELLE M. PYFROM                  Senior Vice President,
     -------------------------------------------         Assistant Secretary and    September 21, 2001
                  Giselle M. Pyfrom                      General Counsel

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL NORTH AMERICA, INC.

                                                       By:  /s/ CHARLES D. ADAMO
                                                            -----------------------------------------
                                                            Name: Charles D. Adamo
                                                            Title:  EXECUTIVE VICE PRESIDENT,
                                                            SECRETARY AND
                                                                    DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Executive Vice President,
                /s/ CHARLES D. ADAMO                     Secretary and Director
     -------------------------------------------         (Principal Executive       September 21, 2001
                  Charles D. Adamo                       Officer)

                                                       Executive Vice President,
                 /s/ JOHN R. ALLISON                     Chief Financial Officer,
     -------------------------------------------         Treasurer and Director     September 21, 2001
                   John R. Allison                       (Principal Financial and
                                                         Accounting Officer)

                                                       Murtha Senior Vice
                /s/ WILLIAM C. MURTHA                    President, Corporate
     -------------------------------------------         Counsel and Assistant      September 21, 2001
                  William C. Murtha                      Secretary

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucks, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL BAHAMAS LIMITED

                                                       By:  /s/ SOLOMON KERZNER
                                                            -----------------------------------------
                                                            Name: Solomon Kerzner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ SOLOMON KERZNER                   President (Principal
     -------------------------------------------         Executive, Financial and   September 21, 2001
                   Solomon Kerzner                       Accounting Officer)

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

              /s/ J. BARRIE FARRINGTON
     -------------------------------------------       Senior Vice President,       September 21, 2001
                J. Barrie Farrington                     Secretary and Director

                  /s/ ALAN LEIBMAN
     -------------------------------------------       Senior Vice President        September 21, 2001
                Heinrich von Rantzau

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ CHARLES D. ADAMO
     -------------------------------------------       Vice President and Director  September 21, 2001
                  Charles D. Adamo

                   /s/ GENE ALBURY
     -------------------------------------------       Vice President and           September 21, 2001
                     Gene Albury                         Assistant Secretary

                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       PARADISE ACQUISITIONS LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title:  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       President and Director
              /s/ J. BARRIE FARRINGTON                   (Principal Executive,
     -------------------------------------------         Financial and Accounting   September 21, 2001
                J. Barrie Farrington                     Officer)

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Assistant Secretary and      September 21, 2001
                  Charles D. Adamo                       Director

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       PARADISE ACQUISITIONS LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title:  SENIOR VICE PRESIDENT, SECRETARY
                                                            AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the adates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Senior Vice President,
              /s/ J. BARRIE FARRINGTON                   Secretary and Director
     -------------------------------------------         (Principal Executive,      September 21, 2001
                J. Barrie Farrington                     Financial and Accounting
                                                         Officer)

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Vice President and Director  September 21, 2001
                  Charles D. Adamo

                   /s/ GENE ALBURY
     -------------------------------------------       Assistant Secretary          September 21, 2001
                     Gene Albury

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucks, England, on the 21st day of September, 2001.

                                                       PARADISE ENTERPRISES LIMITED

                                                       By:  /s/ SOLOMON KERZNER
                                                            -----------------------------------------
                                                            Name: Solomon Kerzner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ SOLOMON KERZNER                   President (Principal
     -------------------------------------------         Executive, Financial and   September 21, 2001
                   Solomon Kerzner                       Accounting Officer)

              /s/ J. BARRIE FARRINGTON
     -------------------------------------------       Vice President, Secretary    September 21, 2001
                J. Barrie Farrington                     and Director

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Vice President and Director  September 21, 2001
                  Charles D. Adamo

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                   /s/ GENE ALBURY
     -------------------------------------------       Assistant Secretary          September 21, 2001
                     Gene Albury

                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       ISLAND HOTEL COMPANY LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title:  SENIOR VICE PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Senior Vice President and
              /s/ J. BARRIE FARRINGTON                   Director (Principal
     -------------------------------------------         Executive, Financial and   September 21, 2001
                J. Barrie Farrington                     Accounting Officer)

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Vice President and Director  September 21, 2001
                  Charles D. Adamo

                   /s/ GENE ALBURY
     -------------------------------------------       Assistant Secretary          September 21, 2001
                     Gene Albury

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       PARADISE BEACH INN LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title:  VICE PRESIDENT, SECRETARY AND
                                                                    DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Vice President, Secretary
              /s/ J. BARRIE FARRINGTON                   and Director (Principal
     -------------------------------------------         Executive, Financial and   September 21, 2001
                J. Barrie Farrington                     Accounting Officer)

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Vice President and Director  September 21, 2001
                  Charles D. Adamo

                   /s/ GENE ALBURY
     -------------------------------------------       Assistant Secretary          September 21, 2001
                     Gene Albury

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ GISELLE M. PYFROM
     -------------------------------------------       Assistant Secretary          September   , 2001
                  Giselle M. Pyfrom

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September   , 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucks, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL MANAGEMENT LIMITED

                                                       By:  /s/ SOLOMON KERZNER
                                                            -----------------------------------------
                                                            Name: Solomon Kerzner
                                                            Title:  CHAIRMAN OF THE BOARD OF DIRECTORS
                                                            AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Chairman of the Board of
                 /s/ SOLOMON KERZNER                     Directors and Chief
     -------------------------------------------         Executive Officer          September 21, 2001
                   Solomon Kerzner                       (Principal Executive
                                                         Officer)

                /s/ HOWARD B. KERZNER                  Director (Principal
     -------------------------------------------         Financial and Accounting   September 21, 2001
                  Howard B. Kerzner                      Officer)

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Director                     September 21, 2001
                  Charles D. Adamo

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 21st day of September, 2001.

                                                       SUN COVE, LTD.

                                                       By:  /s/ WILLIAM C. MURTHA
                                                            -----------------------------------------
                                                            Name: William C. Murtha
                                                            Title:  ASSISTANT SECRETARY

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       President and Director
                /s/ HOWARD B. KERZNER                    (Principal Executive,
     -------------------------------------------         Financial and Accounting   September 21, 2001
                  Howard B. Kerzner                      Officer)

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Assistant Secretary          September 21, 2001
                  William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL NEVADA, INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title:  SECRETARY, TREASURER AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ JOHN R. ALLISON              Secretary, Treasurer and Director
    ---------------------------------         (Principal Executive, Financial     September 21, 2001
             John R. Allison                  and Accounting Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL RESORTS INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title: EXECUTIVE VICE PRESIDENT AND
                                                            DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ JOHN R. ALLISON              Executive Vice President and
    ---------------------------------         Director (Principal Executive,      September 21, 2001
             John R. Allison                  Financial and Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Senior Vice President, Corporate      September 21, 2001
            William C. Murtha                 Counsel and Secretary

            /s/ HOWARD KARAWAN
    ---------------------------------       Vice President and Assistant          September 21, 2001
              Howard Karawan                  Secretary

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       PIV, INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ JOHN R. ALLISON              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             John R. Allison                  Accounting Officer)

            /s/ HOWARD KARAWAN
    ---------------------------------       Vice President and Assistant          September 21, 2001
              Howard Karawan                  Secretary

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Secretary                             September 21, 2001
            William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       ISS, INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ JOHN R. ALLISON              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             John R. Allison                  Accounting Officer)

            /s/ HOWARD KARAWAN
    ---------------------------------       Vice President and Assistant          September 21, 2001
              Howard Karawan                  Secretary

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Secretary                             September 21, 2001
            William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL MARKETING, INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title: EXECUTIVE VICE PRESIDENT, CHIEF
                                                            FINANCIAL OFFICER, TREASURER AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                                            Executive Vice President, Chief
           /s/ JOHN R. ALLISON                Financial Officer, Treasurer and
    ---------------------------------         Director (Principal Executive,      September 21, 2001
             John R. Allison                  Financial and Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Secretary                             September 21, 2001
            William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September, 2001.

                                                       SUN COVE CALIFORNIA, INC.

                                                       By:  /s/ HOWARD B. KERZNER
                                                            -----------------------------------------
                                                            Name: Howard B. Kerzner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ HOWARD B. KERZNER
     -------------------------------------------       President (Principal         September 21, 2001
                  Howard B. Kerzner                      Executive Officer)

                                                       Executive Vice President,
                 /s/ JOHN R. ALLISON                     Chief Financial Officer,
     -------------------------------------------         Treasurer and Director     September 21, 2001
                   John R. Allison                       (Principal Financial and
                                                         Accounting Officer)

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Executive Vice President,    September 21, 2001
                  Charles D. Adamo                       Secretary and Director

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Secretary                    September 21, 2001
                  William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September, 2001.

                                                       SUN COVE NEW YORK, INC.

                                                       By:  /s/ HOWARD B. KERZNER
                                                            -----------------------------------------
                                                            Name: Howard B. Kerzner
                                                            Title:  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ HOWARD B. KERZNER                  President and Director
     -------------------------------------------         (Principal Executive       September 21, 2001
                  Howard B. Kerzner                      Officer)

                                                       Executive Vice President,
                 /s/ JOHN R. ALLISON                     Chief Financial Officer,
     -------------------------------------------         Treasurer and Director     September 21, 2001
                   John R. Allison                       (Principal Financial and
                                                         Accounting Officer)

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Senior Vice President and    September 21, 2001
                  William C. Murtha                      Secretary

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001

                                                       SUN INTERNATIONAL NEW YORK, INC.

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title:  EXECUTIVE VICE PRESIDENT, CHIEF
                                                            FINANCIAL
                                                                    OFFICER, TREASURER AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Executive Vice President,
                                                         Chief Financial Officer,
                 /s/ JOHN R. ALLISON                     Treasurer and Director
     -------------------------------------------         (Principal Executive,      September 21, 2001
                   John R. Allison                       Financial and Accounting
                                                         Officer)

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Secretary                    September 21, 2001
                  William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September , 2001.

                                                       SUN INTERNATIONAL DEVELOPMENT GROUP, INC.

                                                       By:  /s/ JAMES BOOCHER
                                                            -----------------------------------------
                                                            Name: James Boocher
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                  /s/ JAMES BOOCHER
     -------------------------------------------       President, (Principal        September 21, 2001
                    James Boocher                        Executive Officer)

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Executive Vice President     September 21, 2001
                  Charles D. Adamo                       and Director

                                                       Executive Vice President-
                 /s/ JOHN R. ALLISON                     Finance, Chief Financial
     -------------------------------------------         Officer and Treasurer      September 21, 2001
                   John R. Allison                       (Principal Financial and
                                                         Accounting Officer)

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Secretary                    September 21, 2001
                  William C. Murtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL TIMESHARE LIMITED

                                                       By:  /s/ GISELLE M. PYFROM
                                                            -----------------------------------------
                                                            Name: Giselle M. Pyfrom
                                                            Title:  SECRETARY AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Secretary and Director
                /s/ GISELLE M. PYFROM                    (Principal Executive,
     -------------------------------------------         Financial and Accounting   September 21, 2001
                  Giselle M. Pyfrom                      Officer)

                /s/ HOWARD B. KERZNER
     -------------------------------------------       Director                     September 21, 2001
                  Howard B. Kerzner

                /s/ CHARLES D. ADAMO
     -------------------------------------------       Director                     September 21, 2001
                  Charles D. Adamo

                 /s/ TANYA A. NUNEZ
     -------------------------------------------       Assistant Secretary          September 21, 2001
                   Tanya A. Nunez

                /s/ WILLIAM C. MURTHA
     -------------------------------------------       Authorized Representative    September 21, 2001
                  William C. Murtha                      in the United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       PARADISE ISLAND FUTURES LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title: SECRETARY AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
         /s/ J. BARRIE FARRINGTON           Secretary and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
           J. Barrie Farrington               Accounting Officer)

          /s/ HOWARD B. KERZNER             Director                              September 21, 2001
    ---------------------------------

           /s/ CHARLES D. ADAMO
    ---------------------------------       Assistant Secretary and Director      September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL DEVELOPMENT LIMITED

                                                       By:  /s/ JAMES BOOCHER
                                                            -----------------------------------------
                                                            Name: James Boocher
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ JAMES BOOCHER               President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              James Boocher                   Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Director                              September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Secretary and Director                September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stowe, Vermont, on the 21st day of September, 2001.

                                                       PARADISE SECURITY SERVICES LIMITED

                                                       By:  /s/ J. BARRIE FARRINGTON
                                                            -----------------------------------------
                                                            Name: J. Barrie Farrington
                                                            Title: SENIOR VICE PRESIDENT, ASSISTANT
                                                            SECRETARY AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                                            Senior Vice President, Assistant
         /s/ J. BARRIE FARRINGTON             Secretary and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
           J. Barrie Farrington               Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Director                              September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Vice President and Director           September 21, 2001
             Charles D. Adamo

             /s/ GENE ALBURY
    ---------------------------------       Treasurer                             September 21, 2001
               Gene Albury

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ CLEOMI PARKER
    ---------------------------------       Secretary                             September 21, 2001
              Cleomi Parker

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUNONLINE LIMITED

                                                       By:  /s/ TOBIN B. PRIOR
                                                            -----------------------------------------
                                                            Name: Tobin B. Prior
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ TOBIN B. PRIOR              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              Tobin B. Prior                  Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Vice President and Director           September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Vice President and Director           September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       BAHAMAS E-TRADING LIMITED

                                                       By:  /s/ TOBIN B. PRIOR
                                                            -----------------------------------------
                                                            Name: Tobin B. Prior
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ TOBIN B. PRIOR              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              Tobin B. Prior                  Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Vice President and Director           September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Vice President and Director           September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL NETWORK DATA LIMITED

                                                       By:  /s/ TOBIN B. PRIOR
                                                            -----------------------------------------
                                                            Name: Tobin B. Prior
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ TOBIN B. PRIOR              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              Tobin B. Prior                  Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Vice President and Director           September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Vice President and Director           September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL DEVELOPMENT (TIMESHARE)
                                                       LIMITED

                                                       By:  /s/ JAMES BOOCHER
                                                            -----------------------------------------
                                                            Name: James Boocher
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ JAMES BOOCHER               President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              James Boocher                   Accounting Officer)

          /s/ HOWARD B. KERZNER
    ---------------------------------       Director                              September 21, 2001
            Howard B. Kerzner

           /s/ CHARLES D. ADAMO
    ---------------------------------       Secretary and Director                September 21, 2001
             Charles D. Adamo

          /s/ GISELLE M. PYFROM
    ---------------------------------       Assistant Secretary                   September 21, 2001
            Giselle M. Pyfrom

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUNONLINE (IOM) LIMITED

                                                       By:  /s/ TOBIN B. PRIOR
                                                            -----------------------------------------
                                                            Name: Tobin B. Prior
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
             /s/ MILES BENHAM
    ---------------------------------       Secretary                             September 21, 2001
               Miles Benham

            /s/ TOBIN B. PRIOR
    ---------------------------------       Director (Principal Executive,        September 21, 2001
              Tobin B. Prior                  Financial and Accounting Officer)

          /s/ HOWARD B. KERZNER             Director                              September 21, 2001
    ---------------------------------

              /s/ C. LARSON
    ---------------------------------       Director                              September 21, 2001
                C. Larson

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 21st day of September, 2001.

                                                       SUN HOTELS INTERNATIONAL (BERMUDA) LIMITED

                                                       By:  /s/ DONALD H. MALCOLM
                                                            -----------------------------------------
                                                            Name: Donald H. Malcolm
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
          /s/ DONALD H. MALCOLM             President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
            Donald H. Malcolm                 Accounting Officer)

          /s/ NICHOLAS TROLLOPE
    ---------------------------------       Vice President and Director           September 21, 2001
            Nicholas Trollope

          /s/ HOWARD B. KERZNER
    ---------------------------------       Director                              September 21, 2001
            Howard B. Kerzner

             /s/ WAYNE MORGAN
    ---------------------------------       Secretary                             September 21, 2001
               Wayne Morgan

           /s/ I.S. OUTERBRIDGE
    ---------------------------------       Assistant Secretary                   September 21, 2001
             I.S. Outerbridge

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucks, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL FINANCE LIMITED

                                                       By:  /s/ SOLOMON KERZNER
                                                            -----------------------------------------
                                                            Name: Solomon Kerzner
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ SOLOMON KERZNER              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             Solomon Kerzner                  Accounting Officer)

    ---------------------------------       Secretary                             September 21, 2001
        STC International Limited

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Peter Port, Guernsey, on the 21st day of September, 2001.

                                                       ABERDEEN MANAGEMENT LIMITED

                                                       By:  /s/ JOHN R. ALLISON
                                                            -----------------------------------------
                                                            Name: John R. Allison
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ JOHN R. ALLISON              President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             John R. Allison                  Accounting Officer)

              /s/ J.C. ROWE
    ---------------------------------       Director                              September 21, 2001
                J.C. Rowe

             /s/ J.E. THOMAS
    ---------------------------------       Director                              September 21, 2001
               J.E. Thomas

             /s/ C. MCGREGOR
    ---------------------------------       Secretary                             September 21, 2001
              Cosign Limited

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN VACANCES SA

                                                       By:  /s/ ROGER H. WHARTON
                                                            -----------------------------------------
                                                            Name: Roger H. Wharton
                                                            Title: PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ ROGER H. WHARTON             President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             Roger H. Wharton                 Accounting Officer)

              /s/ GUY ZEKRI
    ---------------------------------       Director Generale and Director        September 21, 2001
                Guy Zekri

             /s/ ROGER DARMON
    ---------------------------------       Director                              September 21, 2001
               Roger Darmon

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao, Netherlands Antilles, on the 21st day of September, 2001.

                                                       BIRBO NV

                                                       By: TMF (Netherlands Antilles) N.V.

                                                       By:  /s/ R. A. BOELENS
                                                            -----------------------------------------
                                                            Name: R. A. Boelens
                                                            Title: MANAGING DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ R. A. BOELENS               President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
              R. A. Boelens                   Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willemstad, Curacao, N. Antilles on the 21st day of September, 2001.

                                                       SUN HOTELS INTERNATIONAL MANAGEMENT N.V.

                                                       By: Curacao Corporation Company NV

                                                       By:  /s/ M.H. GOVAARD
                                                            -----------------------------------------
                                                            Name: M.H. Govaard
                                                            Title: ATTORNEY-IN-FACT A

                                                       By:  /s/ M.L.M. DE ROOY
                                                            -----------------------------------------
                                                            Name: M.L.M. de Rooy
                                                            Title: ATTORNEY-IN-FACT B

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
     /s/ M. H. GOVAARD/M.L.M. DE ROOY       Sole Managing Director (Principal
    ---------------------------------         Principal Executive, Financial and  September 21, 2001
      Curacao Corporation Company NV          Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on the 21st day of September, 2001.

                                                       PURPOSEFUL BV

                                                       By: Trust International Management (T.I.M.)
                                                       B.V.

                                                       By:  /s/ M. ROSENKOTTER / S. BEELER
                                                            -----------------------------------------
                                                            Name: M. Rosenkotter / S. Beeler
                                                            Title: ATTORNEYS-IN-FACT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
      /s/ M. ROSENKOTTER / S. BEELER
    ---------------------------------       Sole Director (Principal Executive,   September 21, 2001
Trust International Management (T.I.M.) BV    Financial and Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL MARKETING (UK) LTD.

                                                       By:  /s/ ROGER H. WHARTON
                                                            -----------------------------------------
                                                            Name: Roger H. Wharton
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
           /s/ ROGER H. WHARTON             President and Director (Principal
    ---------------------------------         Executive, Financial and            September 21, 2001
             Roger H. Wharton                 Accounting Officer)

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 21st day of September, 2001.

                                                       SUN INTERNATIONAL NETWORK SERVICES LIMITED

                                                       By:  /s/ TOBIN B. PRIOR
                                                            -----------------------------------------
                                                            Name: Tobin B. Prior
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
            /s/ TOBIN B. PRIOR
    ---------------------------------       Director (Principal Executive,        September 21, 2001
              Tobin B. Prior                  Financial and Accounting Officer)

             /s/ MARK BIEGEL
    ---------------------------------       Director                              September 21, 2001
               Mark Biegel

          /s/ WILLIAM C. MURTHA
    ---------------------------------       Authorized Representative in the      September 21, 2001
            William C. Murtha                 United States

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
         3.1            Amended and Restated Memorandum of             Exhibit 3.1 to Registration Statement on
                        Association of Sun International               Form F-4, File No. 333-15409, filed on
                                                                       November 7, 1996

         3.2            Restated Articles of Association of Sun        Exhibit 1 to Form 20-F of Sun
                        International dated as of June 26, 2001        International, filed on July 2, 2001

         3.3            Restated Certificate of Incorporation, as      Exhibit 3.3 to Registration Statement on
                        amended, of Sun International North America,   Form F-4, File No. 33-23665, filed on
                        Inc.                                           March 20, 1997

         3.4            Amended and Restated By-Laws of Sun            Exhibit 3.4 to Registration Statement on
                        International North America, Inc.              Form F-4, File No. 33-23665, filed on
                                                                       March 20, 1997

         4.1            Indenture dated as of August 14, 2001, among   Exhibit 2(c) to Form 6-K of Sun
                        Sun International and SINA as Issuers, the     International, filed on August 24, 2001
                        Guarantors party thereto and The Bank of New
                        York, as Trustee

         4.2            Supplemental Indenture dated as of             Exhibit 99(a) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        August 14, 2001                                2001

         4.3            Form of 8 7/8% Senior Subordinated Note due    Exhibit 2(c) to Form 6-K of Sun
                        2011                                           International, filed on August 24, 2001

         4.4            Form of Guarantee with respect to 8 7/8%       Exhibit 2(c) to Form 6-K of Sun
                        Senior Subordinated Note due 2011              International, filed on August 24, 2001

         4.5            Registration Rights Agreement, dated as of     Exhibit 2(b) to Form 6-K of Sun
                        August 14, 2001, among Sun International and   International, filed on August 24, 2001
                        SINA as Issuers, the Guarantors party thereto
                        and Deutsche Banc Alex. Brown Inc., Bear,
                        Stearns & Co. Inc., CIBC World Markets
                        Corp., Banc of America Securities LLC, Wells
                        Fargo Brokerage Services, LLC, Fleet
                        Securities, Inc. and The Royal Bank of
                        Scotland plc, as Initial Purchasers

         4.6            Form of Indenture dated as of March 10, 1997,  Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        among Sun International and SINA as Issuers,   filed on March 20, 1997
                        the Guarantors party thereto and the Bank of
                        New York, as Trustee

         4.7            Form of 9.000% Senior Subordinated Note due    Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        2007                                           filed on March 20, 1997

         4.8            Form of Exchange Note with respect to 9.000%   Exhibit 4.6 to Registration Statement on
                        Senior Subordinated Note due 2007              Form F-4, File No. 333-23665, filed on
                                                                       March 20, 1997

         4.9            Form of Guarantee with respect to 9.000%       Exhibit 4(e)(2) to Form 10-K405 of SINA,
                        Senior Subordinated Note due 2007              filed on March 20, 1997

         4.10           Supplemental Indenture dated as of July 23,    Exhibit 99(a) to Form 6-K of Sun
                        2001 to Indenture dated as of March 10, 1997   International, filed on August 3, 2001

         4.11           Second Supplemental Indenture dated as of      Exhibit 99(b) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        March 10, 1997                                 2001

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
         4.12           Registration Rights Agreement dated as of      Exhibit 4(e)(3) to Form 10-K405 of SINA,
                        March 10, 1997 among Sun International and     filed on March 20, 1997
                        SINA, as Issuers, the Guarantors party
                        thereto and the Initial Purchasers party
                        thereto

         4.13           Form of Indenture dated as of December 10,     Exhibit 4.1 to Registration Statement on
                        1997, among Sun International and SINA, as     Form F-3, File No. 333-41127, filed on
                        Issuers, the Guarantors party thereto and the  November 26, 1997
                        Bank of New York, as Trustee

         4.14           Form of 8.625% Senior Subordinated Note due    Exhibit 4.1 to Registration Statement on
                        2007                                           Form F-3, File No. 333-41127, filed on
                                                                       November 26, 1997

         4.15           Form of Guarantee with respect to 8.625%       Exhibit 4.1 to Registration Statement on
                        Senior Subordinated Note due 2007              Form F-3, File No. 333-41127, filed on
                                                                       November 26, 1997

         4.16           Supplemental Indenture dated as of July 23,    Exhibit 99(b) to Form 6-K of Sun
                        2001 to Indenture dated as of December 10,     International, filed on August 3, 2001
                        1997

         4.17           Second Supplemental Indenture dated as of      Exhibit 99(c) to Form 6-K of Sun
                        September 19, 2001 to Indenture dated as of    International, filed on September 20,
                        December 10, 1997                              2001

         4.18           Third Amended and Restated Revolving Credit    Exhibit 99(b)(1) to Tender Offer
                        Agreement dated as of November 1, 1999, among  Statement of Sun International, File
                        Sun International, Sun International Bahamas   No. 005-48645, filed on June 26, 2000
                        Limited ("SIB"), Resorts International
                        Hotel, Inc. ("RIH") and Sun International
                        Nevada, Inc. ("Sun Nevada"), as the
                        Borrowers and Guarantors, The Bank of Nova
                        Scotia, as the Administrative Agent, and
                        Various Financial Institutions, as the
                        Lenders

         4.19           First Amendment to the Third Amended and       Exhibit 99(b)(2) to Tender Offer
                        Restated Revolving Credit Agreement dated as   Statement of Sun International, File
                        of June 13, 2000 among SIB, RIH, and Sun       No. 005-48645, filed on June 26, 2000
                        Nevada, as the Borrowers and Guarantors, The
                        Bank of Nova Scotia, as the Administrative
                        Agent, and Various Financial Institutions, as
                        the Lenders

         4.20           Second Amendment to the Third Amended and      Exhibit 4.6 to Form 20-F of Sun
                        Restated Revolving Credit Agreement dated as   International, filed on July 2, 2001
                        of June 13, 2000 among SIB, RIH, and Sun
                        Nevada, as the Borrowers and Guarantors, The
                        Bank of Nova Scotia, as the Administrative
                        Agent, and Various Financial Institutions, as
                        the Lenders

         5.1            Opinion of Charles D. Adamo, Esq.              Filed herewith

         5.2            Opinion of Giselle M. Pyfrom, Esq.             Filed herewith

        10.1            Purchase Agreement dated as of October 30,     Exhibit 10 to Form 10-Q of SINA, filed
                        2000, among SINA, as parent, GGRI, Inc., as    on November 14, 2000
                        Seller, and Colony Capital LLC ("Colony"), as
                        Buyer

        10.2            Promissory Note between Colony and SINA dated  Exhibit 2 to Form 6-K of Sun
                        as of April 25, 2001                           International, filed on May 3, 2001

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        10.3            Termination Agreement among Sheraton Desert    Exhibit 2 to Form 6-K of Sun
                        Inn Corporation, Starwood Hotels and Resorts   International, filed on March 17, 2000
                        Worldwide Inc., Sheraton Gaming Corporation,
                        Sun International and Sun Nevada dated as of
                        February 29, 2000, terminating the Asset and
                        Land Purchase Agreement among the parties
                        dated as of May 17, 1999

        10.4            Trading Cove New York, LLC ("TCNY")            Exhibit 4.7 to Form 20-F of Sun
                        Development Services Agreement dated as of     International, filed on July 2, 2001
                        March 20, 2001 among the Stockbridge-Munsee
                        Tribe, the Stockbridge-Munsee Tribal Gaming
                        Authority, TCNY, SINA and Waterford Gaming
                        Group, LLC

        10.5            Management Agreement between the Government    Exhibit 3.2 to Form 20-F of Sun
                        of Dubai, Sun International Management         International, filed on June 30, 1999
                        Limited and Sun International dated as of
                        June 5, 1998

        10.6            Development Services Agreement dated           Exhibit 2.1 to Form 20-F/A of Sun
                        February 7, 1998 between the Mohegan Tribal    International, filed on September 3,
                        Gaming Authority and Trading Cove Associates   1998

        10.7            Relinquishment Agreement dated February 7,     Exhibit 2.2 to Form 20-F/A of Sun
                        1998, between the Mohegan Tribal Gaming        International, filed on September 3,
                        Authority and Trading Cove Associates          1998

        10.8            Registration Rights and Governance Agreement   Exhibit C to Schedule 13D of Sun
                        dated as of July 3, 2001, by and among Sun     International, filed on July 13, 2001
                        International, Sun International Investments
                        Limited, World Leisure Group Limited, Kersaf
                        Investments Limited, Caledonia Investments
                        PLC, Mangalitsa Limited, Cement Merchants SA,
                        Rosegrove Limited, Royale Resorts Holdings
                        Limited and Sun International Inc.

        10.9            Omnibus Agreement dated as of July 3, 2001,    Filed herewith
                        by and among Sun International, Sun
                        International Investments Limited, World
                        Leisure Group Limited, Kersaf Investments
                        Limited, Caledonia Investments PLC, Rosegrove
                        Limited, Royale Resorts Holdings Limited,
                        Royale Resorts International Limited, Sun
                        International Inc., Sun Hotels International,
                        Sun Hotels Limited, World Leisure Investments
                        Limited, Solomon Kerzner, Peter Buckley,
                        Derek Aubrey Hawton, Sun International
                        Management Limited (a British Virgin Islands
                        company), Cement Merchants SA, Sun
                        International Management Limited (a Swiss
                        company), Sun International Management (UK)
                        Limited, Hog Island Holdings Limited and
                        Mangalitsa Limited

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        10.10           Supplemental Agreement to the Original         Exhibit A to Schedule 13D of Sun
                        Shareholders' Agreement and to the Rosegrove   International, filed on July 13, 2001
                        Shareholders Agreement dated as of July 3,
                        2001, by and among Kersaf Investments
                        Limited, Sun International Inc., Sun Hotels
                        International, Royale Resorts Holdings
                        Limited, World Leisure Investments Limited,
                        Sun Hotels Limited, World Leisure Group
                        Limited, Royale Resorts International
                        Limited, Caledonia Investments PLC, Solomon
                        Kerzner, Sun International Management Limited
                        (a British Virgin Islands company), Rosegrove
                        Limited, Sun International Management Limited
                        (a Swiss company), Mangalitsa Limited and Hog
                        Island Holdings Limited

        10.11           Irrevocable Proxy Agreement dated as of        Exhibit B to Schedule 13D of Sun
                        July 3, 2001, by and among Sun                 International, filed on July 13, 2001
                        International, Sun International Investments
                        Limited, World Leisure Group Limited, Kersaf
                        Investments Limited, Caledonia Investments
                        PLC, Mangalitsa Limited, Cement Merchants SA,
                        Rosegrove Limited, Royale Resorts Holdings
                        Limited and Sun International Inc.

        10.12           Trade Name and Trademark Agreement dated as    Filed herewith
                        of July 3, 2001, by and among Sun
                        International, Sun International Investments
                        Limited and World Leisure Group Limited, as
                        Assignors, and Sun International Management
                        Limited, as Assignee

        10.13           Promissory Note dated July 3, 2001 between     Filed herewith
                        Royale Resorts Holdings Limited, as Maker,
                        and Sun International, as Payee

        10.14           Stock Pledge Agreement dated as of July 3,     Filed herewith
                        2001, between Royale Resorts Holdings
                        Limited, as Pledgor, and Sun International

        11.1            Statement regarding computation of earnings    Note 2 of the Notes to the Consolidated
                        per share                                      Financial Statements to Form 20-F of Sun
                                                                       International, filed on July 2, 2001

        12.1            Statement regarding computation of ratios      Filed herewith

        21.1            Subsidiaries of Sun International              Filed herewith

        21.2            Subsidiaries of SINA                           Filed herewith

        23.1            Consent of Arthur Andersen LLP                 Filed herewith

        23.2            Consent of Charles D. Adamo, Esq. (contained   Filed herewith
                        in Exhibit 5.1)

        23.2            Consent of Giselle M. Pyfrom, Esq. (contained  Filed herewith in Exhibit 5.1)

       EXHIBIT
       NUMBERS                           DESCRIPTION                        INCORPORATION BY REFERENCE TO
---------------------   ---------------------------------------------  ----------------------------------------
        24              Powers of Attorney (included on the signature  Filed herewith pages hereto)

        25              Statement of Eligibility and Qualification     Filed herewith
                        under the Trust Indenture Act of 1939 of The
                        Bank of New York, as Trustee, on Form T-1,
                        relating to the 8 7/8% Senior Subordinated
                        Notes due 2011 (including Exhibit 7 to Form
                        T-1)

        99.1            Form of Letter of Transmittal                  Filed herewith

        99.2            Form of Notice of Guaranteed Delivery          Filed herewith

        99.3            Form of Letter to Clients                      Filed herewith

        99.4            Form of Letter to Brokers, Dealers,            Filed herewith
                        Commercial Banks, Trust Companies and Other
                        Nominees

        99.5            Form W-9                                       Filed herewith